As filed with the Securities and Exchange Commission on June 17, 2013

Registration No. 333-____________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

Form S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

_______________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

JAMES RIVER COAL COMPANY

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	1221 (Primary Standard Industrial Classification Code Number)	54-1602012 (I.R.S. Employer Identification Number)

(For Co-Registrants, see “Table of Co-Registrants” on the following page)

901 E. Byrd Street, Suite 1600

Richmond, Virginia 23219

(804) 780-3000

(Address, including zip code, and telephone number,

including area code, of registrant's principal executive offices)

Peter T. Socha

President and Chief Executive Officer

James River Coal Company

901 E. Byrd Street, Suite 1600

Richmond, Virginia 23219

(804) 780-3000

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Andrew B. Hampton, Esq. Assistant General Counsel James River Coal Company 901 E. Byrd Street, Suite 1600 Richmond, Virginia 23219 (804) 780-3000 David A. Stockton, Esq. Kilpatrick Townsend & Stockton LLP 1100 Peachtree Street, N.E., Suite 2800 Atlanta, Georgia 30309 (404) 815-6500

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
10.00% Convertible Senior Notes due 2018	$54,429,660(2)	100%	$34,264,660(3)	$ 4,673.70
Subsidiary Guarantees of 10.00% Convertible Senior Notes due 2018	(4)	(4)	(4)	(4)
Common Stock, $0.01 par value per share	(5)	(5)	(5)	(5)

(1) Calculated pursuant to Rule 457(f)(2) under the Securities Act, as amended (the “Securities Act”).

(2) Represents the maximum principal amount of 10.00% Convertible Senior Notes due 2018 that may be issued pursuant to the exchange offers described in this Registration Statement.

(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(f)(2) under the Securities Act; represents one-third of the sum of the value of the maximum amount of existing 2015 notes and existing 2018 notes that the registrant may receive from tendering holders in the exchange offers described in this Registration Statement.

(4) Pursuant to Rule 457(n) under the Securities Act, no registration fee is payable for the guarantees of the notes being registered hereby.

(5) The shares of common stock that are being registered include such indeterminate number of shares of common stock, if any, that may be issued upon conversion of the new notes registered hereby, which shares are not subject to an additional fee pursuant to Rule 457(i) of the Securities Act. In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions as a result of anti-dilution provisions contained in the indenture relating to the 10.00% Convertible Senior Notes due 2018. The number of shares being registered also includes Series A Participating Cumulative Preferred Stock Purchase Rights under the Rights Agreement between the registrant and Computershare Trust Company, N.A., as Rights Agent, dated May 25, 2004, and amended November 3, 2006, August 2, 2007, and November 3, 2009. Until the occurrence of certain events, these rights are not exercisable, are evidenced by the certificates for the common stock, and will be transferable only simultaneously and together with the common stock. See “Description of Capital Stock—Shareholder Rights Agreement.”

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

  TABLE OF SUBSIDIARY CO-REGISTRANTS

Exact name of Subsidiary Co-Registrant as specified in its charter (1)(2)	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
BDCC Holding Company, Inc.	Delaware	62-0133200
Bell County Coal Corporation	Delaware	61-0880806
Bledsoe Coal Corporation	Kentucky	61-0894821
Bledsoe Coal Leasing Company	Delaware	52-1186654
Blue Diamond Coal Company	Delaware	52-2313812
Buck Branch Resources LLC	Kentucky	90-0531459
Chafin Branch Coal Company, LLC	West Virginia	55-0327873
Eolia Resources, Inc.	North Carolina	56-0890587
Hampden Coal Company, LLC	West Virginia	55-0674334
International Resource Partners LP	Delaware	20-8698669
International Resources, LLC	West Virginia	20-8962522
International Resources Holdings I LLC	Delaware	26-0189838
International Resources Holdings II LLC	Delaware	55-0681567
IRP GP Holdco LLC	Delaware	45-2075380
IRP Kentucky LLC	Kentucky	90-0531454
IRP LP Holdco Inc.	Delaware	45-2075380
IRP WV Corp.	Delaware	26-0316050
Jellico Mining, LLC	Kentucky	46-2184545
James River Coal Sales, Inc.	Delaware	74-2233417
James River Coal Service Company	Kentucky	61-0712577
James River Escrow Inc.	Delaware	45-1140314
Johns Creek Coal Company	Tennessee	62-1059412
Johns Creek Elkhorn Coal Corporation	Delaware	61-0729199
Johns Creek Processing Company	Delaware	52-2274021
Laurel Mountain Resources LLC	Kentucky	90-0531458
Leeco, Inc.	Kentucky	61-0734176
Logan & Kanawha Coal Co., LLC	West Virginia	31-0805716
McCoy Elkhorn Coal Corporation	Kentucky	61-0718373
Rockhouse Creek Development LLC	West Virginia	55-0739583
Shamrock Coal Company, Incorporated	Delaware	62-0421843
Snap Creek Mining, LLC	West Virginia	55-0746858
Triad Mining Inc.	Indiana	71-1189005
Triad Underground Mining, LLC	Indiana	35-2149041

____________________

(1)	The address, including zip code, and telephone number, including area code, of the principal executive offices of each subsidiary co-registrant is:

901 E. Byrd Street, Suite 1600

Richmond, Virginia 23219

(804) 780-3000

(2)	The Primary Standard Industrial Classification Code Number for each subsidiary co-registrant is 1221.

The information in this prospectus may change. We may not complete the exchange offers and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer is not permitted.

SUBJECT TO COMPLETION, DATED June 17, 2013

PROSPECTUS

Offers to Exchange

our 10.00% Convertible Senior Notes due 2018

for

any and all of our outstanding 4.50% Convertible Senior Notes due 2015

(CUSIP No. 470355AF5)

and

any and all of our outstanding 3.125% Convertible Senior Notes due 2018

(CUSIP No. 470355AH1)

James River Coal Company is offering to exchange (i) up to $__________ aggregate principal amount of our 10.00% Convertible Senior Notes due 2018 (the “new notes”) for any and all of our outstanding 4.50% Convertible Senior Notes due 2015 (CUSIP No. 470355AF5) (the “existing 2015 notes”) and (ii) up to $__________ aggregate principal amount of our new notes for any and all of our outstanding 3.125% Convertible Senior Notes due 2018 (CUSIP No. 470355AH1) (the “existing 2018 notes”). You may tender all, some or none of your existing 2015 notes or existing 2018 notes. The exchange offer relating to the existing 2015 notes is referred to in this prospectus as the “2015 exchange offer” and the exchange offer relating to the existing 2018 notes is referred to in this prospectus as the “2018 exchange offer” and together with the 2015 exchange offer, the “exchange offers.” As of June ___, 2013, the aggregate principal amount of existing 2015 notes outstanding was $51.2 million and the aggregate principal amount of existing 2018 notes outstanding was $51.6 million.

In exchange for each $1,000 principal amount of existing 2015 notes that is validly tendered and accepted, holders of such tendered notes will receive $_______ principal amount of new notes. In exchange for each $1,000 principal amount of existing 2018 notes that is validly tendered and accepted, holders of such tendered notes will receive $________ principal amount of new notes. We will also pay in cash accrued and unpaid interest on existing 2015 notes and existing 2018 notes accepted for exchange from the last applicable interest payment date to but excluding the settlement date.

The exchange offers will expire at 11:59 p.m., New York City time, on July ___, 2013. We may extend the expiration date and time of either or both the exchange offers, and such applicable date and time shall be referred to as the “expiration date”. You may withdraw existing notes tendered in the applicable exchange offer at any time prior to the expiration date. Any notes withdrawn pursuant to the terms of these exchange offers shall not thereafter be considered tendered for any purpose of this prospectus unless and until such note is again tendered pursuant to the exchange offers. Existing notes not exchanged in the exchange offers will be returned to the tendering holder at our expense promptly after the expiration or termination of the exchange offers.

The exchange offers are subject to conditions set forth herein, including that they not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission. The exchange offers are not conditioned upon any minimum principal amount of existing notes being tendered for exchange.

We do not intend to list the new notes on any national securities exchange or include them in any automated quotation system. Our common stock, including the shares of common stock issuable upon conversion of the new notes, is currently listed on the NASDAQ Global Select Market under the symbol “JRCC.” On June ___, 2013, the last sales price of our common stock as reported on the NASDAQ Global Select Market was $_____ per share.

The new notes will comprise part of the same series as the $123.3 million aggregate principal amount of notes issued by the Company on May 22, 2013 in separate, privately negotiated exchange transactions completed in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated under the Securities Act. Payments of principal, premium, if any, and interest on the new notes will be guaranteed by the Company and all of the Company’s current subsidiaries. See “Description of New Notes.”

See “Risk Factors” beginning on page 12 for a discussion of risk factors you should consider before deciding to participate in either exchange offer. Neither we, our officers, our board of directors, the exchange agent, the information agent nor any other person authorized by us is making any recommendation as to whether or not you should tender your notes for exchange pursuant to the exchange offers.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2013

ii

About This Prospectus

The information contained or incorporated by reference in this prospectus is part of a registration statement we filed with the U.S. Securities and Exchange Commission (“SEC”). You should rely only on the information and representations contained or incorporated by reference in this prospectus. Neither we, our officers, our board of directors, the exchange agent, the information agent nor the trustee has authorized any other person to provide you with different information. You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information contained in the documents incorporated by reference in this prospectus is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of these securities in places where we have made good faith efforts to comply with state statutes but have been prohibited by administrative or judicial action from making offers and sales.

This prospectus incorporates important business and financial information about James River Coal Company that is not included or delivered with this prospectus. Such information is available without charge to holders of existing 2015 notes and existing 2018 notes upon written or oral request made to James River Coal Company, 901 E. Byrd Street, Suite 1600, Richmond, Virginia 23219; Attention: Investor Relations (Telephone: (804) 780-3000). To obtain timely delivery of any requested information, holders of existing 2015 notes and existing 2018 notes must make any request no later than ______, 2013 or the date that is no later than five business days prior to the expiration of the exchange offers.

Unless otherwise indicated or required by the context, references in this prospectus to the terms “we”, “us”, “our” and the “Company” mean James River Coal Company and its consolidated subsidiaries as of the date of such reference; and references to “JRCC” refer only to James River Coal Company and do not include its consolidated subsidiaries; and references to “subsidiary guarantors” refer to the JRCC subsidiaries that are guarantors of the new notes.

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FORWARD-LOOKING INFORMATION

From time to time, we make certain comments and disclosures in reports and statements, including this report, or statements made by our officers, which may be forward-looking in nature. These statements are known as “forward-looking statements,” as that term is used in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Examples include statements related to our future outlook, anticipated capital expenditures, projected cash flows and borrowings and sources of funding. We caution readers that forward-looking statements, including disclosures that use words such as “anticipate,” “believe,” “estimate,” “expect,” “goal,” “intend,” “may,” “should,” “could,” “objective,” “plan,” “predict,” “project,” “target,” “will,” or their negatives and similar words or statements, are subject to certain risks, trends and uncertainties that could cause actual cash flows, results of operations, financial condition, cost reductions, acquisitions, dispositions, financing transactions, operations, expansion, consolidation and other events to differ materially from the expectations expressed or implied in such forward-looking statements. We have based any forward-looking statements we have made on our current expectations and assumptions about future events and circumstances that are subject to risks, uncertainties and contingencies that could cause results to differ materially from those discussed in the forward-looking statements, including, but not limited to:

•	our cash flows, results of operation or financial condition;
•	the consummation of acquisition, disposition or financing transactions and the effect thereof on our business;
•	governmental policies, regulatory actions and court decisions affecting the coal industry or our customers’ coal usage;
•	legal and administrative proceedings, settlements, investigations and claims;
•	our ability to obtain and renew permits necessary for our existing and planned operation in a timely manner;
•	environmental concerns related to coal mining and combustion and the cost and perceived benefits of alternative sources of energy;
•	inherent risks of coal mining beyond our control, including weather and geologic conditions or catastrophic weather-related damage;
•	our production capabilities;
•	availability of transportation;
•	our ability to timely obtain necessary supplies and equipment;
•	market demand for coal, electricity and steel;
•	competition including competition from alternative energy sources such as natural gas;
•	our relationships with, and other conditions affecting, our customers;
•	employee workforce factors;
•	our assumptions concerning economically recoverable coal reserve estimates;
•	future economic or capital market conditions; and
•	our plans and objectives for future operations and expansion or consolidation.

We are including this cautionary statement in this document to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on behalf of, us. Any forward-looking statements should be considered in context with the various disclosures made by us about our businesses, including without limitation the risk factors beginning on page 11. Forward-looking statements speak only as of the date they are made. We disclaim any intent or obligation to update these forward-looking statements unless required by securities law, and we caution the reader not to rely on them unduly.

iv

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-4 that we have filed with the SEC covering the securities being offered. This prospectus does not contain all of the information presented in the registration statement, and you should refer to that registration statement with its exhibits for further information. You may read and copy any document we file at the SEC’s public reference room at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 (1-800-732-0330) for further information on the public reference room. You can also inspect our registration statement on the Internet at the SEC’s web site, http://www.sec.gov.

We are required to file annual, quarterly, and current reports, proxy and information statements and other information with the SEC. You can review this information at the SEC’s public reference room or on the SEC’s web site, as described above. Our SEC filings are also available at our website, www.jamesrivercoal.com. Information on our website is not incorporated into this prospectus or our SEC filings and is not a part of this prospectus or those filings.

v

 The letter of transmittal accompanying this prospectus and all correspondence in connection with the exchange offers should be sent or delivered by holders of existing 2015 notes or existing 2018 notes, or a beneficial owner’s broker, dealer, commercial bank, trust company or other nominee, to the exchange agent at its address or facsimile number set forth below.

Exchange Agent:

Questions concerning tender procedures and requests for additional copies of this prospectus or the letter of transmittal or any of the other accompanying documents may be directed to the information agent at the address and telephone number set forth below.

Information Agent:

vi

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus, which means we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus.

We incorporate by reference our:

•	Annual Report on Form 10-K for the year ended December 31, 2012, as filed on March 8, 2013;
•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 as filed on May 2, 2013;
•	Current Report on Form 8-K, as filed on May 13, 2013;
•	Current Report on Form 8-K, as filed on May 17, 2013;

•	Current Report on Form 8-K, as filed on May 29, 2013; and
•	the descriptions of our common stock and Series A Participating Cumulative Preferred Stock Purchase Rights contained in our registration statement on Form 8-A, filed January 24, 2005 (Registration No. 000-51129), as amended on November 3, 2009, and any amendment or report filed for the purpose of updating such description.

We are also incorporating by reference all other reports that we file in the future with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the date of the completion of this offering; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. You may request copies of the filings, at no cost, by telephone at (804) 780-3000 or by mail at: James River Coal Company, 901 East Byrd Street, Suite 1600, Richmond, Virginia 23219, Attention: Investor Relations.

To obtain timely delivery of any requested information, holders of existing 2015 notes and existing 2018 notes must make any request no later than ______, 2013 or the date that is no later than five business days prior to the expiration of the exchange offers.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into the registration statement. You should read the exhibits carefully for provisions that may be important to you.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer of these securities in any state where we have made good faith efforts to comply with state statutes but have been prohibited by administrative or judicial action from making the offer. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or the date of the applicable documents.

vii

SUMMARY

This summary is a brief discussion of material information contained in, or incorporated by reference into, this prospectus as further described under “Incorporation of Certain Documents by Reference.” This summary does not contain all of the information that you should consider before investing in any securities being offered by this prospectus. We urge you to carefully read this entire prospectus, the documents incorporated by reference into this prospectus and any prospectus supplement relating to the securities that you propose to buy, especially any description of investment risks that we may include in any prospectus supplement.

The Company

We mine, process and sell thermal and metallurgical coal through eight active mining complexes located throughout eastern Kentucky, southern West Virginia and southern Indiana. The majority of our metallurgical coal was obtained in the April 18, 2011 acquisition (the “IRP Acquisition”) of International Resource Partners LP and its subsidiary companies. We have two reportable business segments based on the coal basins in which we operate – Central Appalachia and the Midwest. In the first three months of 2013, we shipped 2.4 million tons of coal and generated total revenues of $193.3 million. Approximately 38% of our total revenues were generated from sales to electric utility companies and the remaining 62% from sales (including metallurgical coal) to industrial and other customers.

Our principal executive office is located at 901 East Byrd Street, Suite 1600, Richmond, Virginia 23219, and our telephone number is (804) 780-3000. Our web site is http://www.jamesrivercoal.com. The information contained on our web site is not incorporated in this prospectus.

Recent Privately Negotiated Exchange Transactions

On May 22, 2013, the Company issued an aggregate principal amount of $123.3 million of our 10.00% convertible senior notes due 2018 (the “privately placed 2018 notes”) to certain then-existing holders of our 4.50% convertible senior notes due 2015 and/or our 3.125% convertible senior notes due 2018 in separate, privately negotiated exchange transactions completed in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act. After giving effect to these private exchange transactions, $51.2 million in aggregate principal amount of existing 2015 notes and $51.6 million in aggregate principal amount of existing 2018 notes remain outstanding.

The privately placed 2018 notes are convertible into shares of Company common stock at an initial conversion rate of 200 shares per $1,000 in original principal amount of privately placed 2018 notes, which is equal to an initial conversion price of $5.00 per share. The privately placed 2018 notes may be converted in whole or in part prior to maturity (unless earlier repurchased), at the option of the holder. In addition, upon satisfaction of certain conditions, the Company may elect to convert the privately placed 2018 notes in whole or in part, prior to maturity. Upon certain fundamental changes, holders of privately placed 2018 notes will have the option to require the Company to purchase all or any portion of such holder’s privately placed 2018 notes. The privately placed 2018 notes mature on June 1, 2018 and were issued pursuant to an indenture with U.S. Bank National Association, as trustee (the “indenture”). The new notes being offered in these exchange offers will comprise part of the same series of the privately placed 2018 notes.

In satisfaction of certain of our obligations under the exchange agreements pursuant to which we agreed to exchange the privately placed 2018 notes, we filed a Registration Statement on Form S-3 (File No. 333-189137) with the SEC on June 6, 2013 (the “resale shelf registration statement”) to register the resale of the shares of our common stock issuable upon conversion of the privately placed 2018 notes by the selling shareholders named in the resale shelf registration statement. We will be required to pay specified additional interest on the privately placed 2018 notes if we fail to cause the effectiveness of such registration statement within specified time periods, or if such registration statement ceases to be effective or the use of the prospectus forming a part of the resale shelf registration statement is suspended for specified time periods.

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THE EXCHANGE OFFERS

The following is a summary of the material terms of the exchange offers. You should read the description of the exchange offers under “Description of the Exchange Offers” and of the 10.0% convertible senior notes due 2018 being offered in this prospectus under “Description of New Notes” for more detailed information.

Offeror	James River Coal Company, a Virginia corporation

The Exchange Offers

We are offering to exchange (i) up to $_______ aggregate principal amount of our 10.00% Convertible Senior Notes due 2018 (the “new notes”) for any and all of our outstanding 4.50% Convertible Senior Notes due 2015 (CUSIP No. 470355AF5) (the “existing 2015 notes”) and (ii) up to $_______ aggregate principal amount of our new notes for any and all of our outstanding 3.125% Convertible Senior Notes due 2018 (CUSIP No. 470355AH1) (the “existing 2018 notes”). As of the date of this prospectus, there are $51.2 million in aggregate principal amount of existing 2015 notes outstanding and $51.6 million in aggregate principal amount of existing 2018 notes outstanding. You may tender all, some or none of your existing 2015 notes or existing 2018 notes. In exchange for each $1,000 principal amount of existing 2015 notes that is validly tendered and accepted, holders of such tendered notes will receive $_______ principal amount of new notes. In exchange for each $1,000 principal amount of existing 2018 notes that is validly tendered and accepted, holders of such tendered notes will receive $_______ principal amount of new notes. We will also pay in cash accrued and unpaid interest on existing 2015 notes and existing 2018 notes accepted for exchange from the last applicable interest payment date to but excluding the settlement date. We refer to the existing 2015 notes and the existing 2018 notes, collectively, as the “existing notes”. The exchange offer relating to the existing 2015 notes is referred to in this prospectus as the “2015 exchange offer” and the exchange offer relating to the existing 2018 notes is referred to in this prospectus as the “2018 exchange offer” and together with the 2015 exchange offer, the “exchange offers.”

Purpose of the Exchange Offers

The purpose of the exchange offers is to restructure and reduce our existing debt, and ultimately to improve our strategic and financial flexibility. See “Description of the Exchange Offers – Purpose of the Exchange Offers”.

Expiration Date

The exchange offers will expire at 11:59 p.m., New York City time, on _______, 2013, unless extended by us. We refer to such date and time, as may be extended, as the “expiration date”. We may extend the 2015 exchange offer without also extending the 2018 exchange offer or extend the 2018 exchange offer without also extending the 2015 exchange offer. See “Description of the Exchange Offers – Expiration Date; Extension; Amendments; Terminations”.

Settlement Date	The settlement date will occur promptly following the expiration date. We anticipate that the settlement date will occur on or about the third business day following the expiration date.
2

Withdrawal and Revocation	You may withdraw existing notes tendered in the applicable exchange offer at any time prior to the expiration date and, if not previously accepted for exchange, after the expiration of 40 business days from _________, 2013. If we do not accept any existing notes tendered for exchange, the existing notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offers. Any withdrawn or unaccepted existing notes will be credited to the tendering holder’s account at DTC or, if the withdrawn or unaccepted existing notes are held in physical form, will be returned to the tendering holder.

Conditions to the Exchange Offers	Our obligation to consummate the exchange offers is conditioned upon:

• the effectiveness of the registration statement of which this prospectus forms a part; and
• the other conditions described in “Description of the Exchange Offers — Conditions to the Exchange — Registration and Combined General Conditions.”

The exchange offers are not subject to any minimum tender conditions. The 2015 exchange offer is not conditioned on the consummation of the 2018 exchange offer and we may complete the 2015 exchange offer without completing the 2018 exchange offer. Similarly, the 2018 exchange offer is not conditioned on the consummation of the 2015 exchange offer and we may complete the 2018 exchange offer without completing the 2015 exchange offer. See “Risk Factors — Risks Related to the Exchange Offers — Risks to Holders Tendering in the Exchange Offers — The consummation of either exchange offer is not contingent on the consummation of the other exchange offer.” Description of the Exchange Offers – Conditions of the Exchange Offers – Neither Exchange Offer is Conditioned upon Completion of the Other Exchange Offer.

Extensions, Waivers, Amendments and Termination

Subject to applicable law, we may terminate or withdraw the exchange offers if any of the conditions are not satisfied or waived by the expiration date. We may also extend the exchange offers from time to time until the conditions are satisfied or waived.

Although we have no present plans or arrangements to do so, we reserve the right to amend, modify or waive, at any time, the terms and conditions of the exchange offers (other than the registration conditions), subject to applicable law. We will give you notice of any amendments, modifications or waivers as and if required by applicable law.

Acceptance of Tenders	All properly completed, executed and delivered letters of transmittal tendered along with existing notes received by the exchange agent and not validly withdrawn on or prior to the expiration date may be accepted.

Procedures for Tendering Outstanding Existing Notes	If you are a holder of existing notes and you wish to tender your existing notes for exchange on or prior to the expiration date, you must:
3

(1) agree to be bound by the letter of transmittal by transmitting either:

• a computer-generated message transmitted by means of DTC’s ATOP and received by the exchange agent in which you acknowledge and agree to be bound by the terms of the letter of transmittal, which accompanies this prospectus; or

• a properly completed and duly executed letter of transmittal, which accompanies this prospectus, or a facsimile of the letter of transmittal, with all signature guarantees and other documents required by the letter of transmittal, to the exchange agent at the address set forth on the back cover of this prospectus; and

(2) deliver the existing notes to the exchange agent by either transmitting a timely confirmation of book-entry transfer of your existing notes into the exchange agent’s account at DTC pursuant to the procedure for book-entry transfers or, if the existing notes are held in physical form, delivering the existing notes to the exchange agent, in either case as described in this prospectus under the heading “Description of the Exchange Offers — Procedures for Tendering Existing Notes.”

We have not provided guaranteed delivery procedures in connection with the exchange offers. You must timely tender your existing notes in accordance with the procedures set forth herein.

Tendering Through a Custodian	If you are a beneficial owner of existing notes that are held by or registered in the name of a custodial entity such as a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your existing notes, you should contact your custodial entity promptly and instruct it to tender your existing notes on your behalf pursuant to the procedures of that custodial entity.

Accrued Interest on Existing Notes

Holders will receive accrued and unpaid interest on any existing notes accepted in the exchange offers. The amount of accrued interest will be calculated from the last interest payment date up to, but excluding, the settlement date of the exchange offers and will be paid in cash.

Trading	Our common stock, including the common stock issuable upon conversion of the new notes, is currently traded on the NASDAQ Global Select Market under the symbol “JRCC.”
Exchange agent

Information agent

Risk Factors	You should carefully consider the matters described under “Risk Factors,” as well as other information set forth in this prospectus and in the accompanying letter of transmittal.
Consequences of Not Exchanging Existing Notes	For a description of the consequences of failing to exchange your existing notes, see “Risk Factors” and “Description of the Exchange Offers— Certain Consequences to Holders of Existing Notes Not Participating in the Exchange Offers.”
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Use of Proceeds	We will not receive any cash proceeds from issuance of new notes in the exchange offers. See “Use of Proceeds.”

Tax Consequences	See “Material U.S. Federal Income Tax Considerations” for a description of certain material U.S. federal income tax consequences associated with the exchange offers.
Further Information	If you have questions regarding tender procedures or require additional copies of this prospectus or the accompanying letter of transmittal, please contact the information agent. Contact information for the information agent is set forth on the back cover of this prospectus.

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SUMMARY OF THE NEW NOTES

          The following is a brief summary of some of the terms of the new notes. For a more complete description of the terms of the new notes, see “Description of New Notes” in this prospectus.

Issuer	James River Coal Company, a Virginia corporation.

New Notes	$______ aggregate principal amount of 10.00% new notes due 2018.

Maturity	The new notes will mature on June 1, 2018, unless earlier repurchased or converted.

Interest Payment Dates	We will pay 10.00% interest per annum on the principal amount of the new notes payable semi-annually in arrears on June 1 and December 1 of each year, starting on December 1, 2013, to holders of record at the close of business on the preceding May 15 and November 15, respectively. Interest will accrue on the new notes from and including _______, 2013 or from, and including, the last date in respect of which interest has been paid or provided for, as the case may be, to, but excluding, the next interest payment date or maturity date, as the case may be.

Ranking	The new notes will be the general senior unsecured obligations of JRCC and will rank equally in right of payment with all of JRCC’s existing and future senior unsecured indebtedness. The new notes will be effectively subordinated in right of payment to all of JRCC’s existing and future secured obligations, including obligations under our existing revolving credit facility, to the extent of the value of the collateral securing such obligations. The new notes will be structurally subordinated to all existing and future indebtedness and liabilities, including trade payables, of our subsidiaries that are not and do not become guarantors of the new notes.

As of March 31, 2013, our total long term debt was approximately $616.1 million (excluding discounts on our convertible notes of $66.3 million). Our long term debt, net of discounts represented approximately 72% of our total capitalization as of that date. As of March 31, 2013, on a pro forma as adjusted basis after giving effect to this offering and the private exchange transactions completed on May 22, 2013, our total long term debt would have been approximately $____ million (excluding an estimated discount on our convertible notes of $____ million) and would have represented approximately ___% of our total capitalization as of that date.

Subsidiary Guarantees

The new notes will be guaranteed by each of our current and future domestic subsidiaries that are restricted subsidiaries under the indenture (“subsidiary guarantors”). Each subsidiary guarantor will jointly and severally guarantee, on a senior unsecured basis, our obligations under the new notes and the indenture, including our obligations to pay principal, premium, if any, and interest with respect to the new notes.

The guarantee of each subsidiary guarantor:

• will be a general unsecured obligation of such subsidiary guarantor;

• will rank equally with all existing and future senior unsecured indebtedness of such subsidiary guarantor;

• will be senior in right of payment to any future subordinated obligations of such subsidiary guarantor; and

• will be structurally subordinated to all indebtedness and other liabilities, including trade payables, of our subsidiaries that are not subsidiary guarantors.

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Conversion Rights	Holders may convert their new notes at their option at any time prior to, and including, the business day immediately preceding June 1, 2018.

Upon conversion, we will deliver shares of our common stock (together with cash in lieu of any fractional share) and accrued and unpaid interest to, but excluding, the “conversion date”, as described under “Description of New Notes—Settlement upon Conversion.”

Sinking Fund	None.

Issuer’s Conversion Option	We may, at our option, elect to convert the new notes in whole or in part (which we refer to as the “issuer’s conversion option”) at any time if the volume-weighted average price of our common stock has equaled or exceeded 150% of the Conversion Price then in effect for at least 20 trading days in any 30 trading day period, ending within five trading days prior to the date of the conversion notice. See “Description of New Notes——Our Conversion Option.”

Right of Holder to Require Us to Repurchase New Notes if a Fundamental Change Occurs	If a fundamental change, as described in this prospectus occurs, holders may require us to repurchase all or a portion of their new notes for cash at a repurchase price equal to 100% of the principal amount of the new notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date. See “Description of New Notes—Holders May Require Us to Repurchase Their New Notes upon a Fundamental Change.”

Events of Default	If an event of default on the new notes has occurred and is continuing, the principal amount of the new notes, plus any accrued and unpaid interest, may become immediately due and payable. These amounts automatically become due and payable upon certain events of default. See “Description of New Notes—Events of Default.”

Certain Income Tax Considerations	For a discussion of certain income tax considerations relating to the purchase, ownership and disposition of the new notes and any shares of common stock into which the new notes may be convertible, see “Material U.S. Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any cash proceeds from issuance of new notes in the exchange offers. See “Use of Proceeds.”

DTC Eligibility	The new notes will be issued in book-entry-only form and will be represented by one or more global certificates, without interest coupons, deposited with, or on behalf of, DTC and registered in the name of DTC or a nominee of DTC. Beneficial interests in the new notes will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants. Except in limited circumstances, holders may not exchange interests in their new notes for certificated securities. See “Description of New Notes—Form, Denomination and Registration of New Notes.” For a more complete description of the terms of the new notes, see “Description of New Notes.”

For a more complete description of the new notes, see “Description of New Notes.”

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SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table presents our selected historical consolidated financial and operating data as of and for each of the periods indicated. The selected condensed consolidated financial data as of and for the three months ended March 31, 2013 and 2012 are derived from our unaudited condensed consolidated financial statements, and in the opinion of management include all adjustments, consisting only of normal recurring accruals, that are necessary for a fair presentation of our financial position and operating results for these periods. The selected consolidated financial and operating data are not necessarily indicative of the results that may be expected for the entire year. The selected historical consolidated financial data as of December 31, 2012 and 2011 and for each of the three years in the period ended December 31, 2012 is derived from our audited consolidated financial statements incorporated by reference herein. The selected historical consolidated financial data as of December 31, 2010, 2009 and 2008 and for each of the two years in the period ended December 31, 2009 is derived from our audited consolidated financial statements not included in or incorporated by reference in this prospectus. All other information has been derived from our unaudited books and records. The selected historical consolidated financial and operating data is not necessarily indicative of our future performance and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included in our Form 10-K for the year ended December 31, 2012 filed with the SEC on March 8, 2013 and our Form 10-Q for the three months ended March 31, 2013 filed with the SEC on May 5, 2013 and incorporated herein by reference.

On April 18, 2011, we acquired International Resource Partners LP and its subsidiary companies (collectively IRP). Our financial position and supplemental operating data prior to 2011 and our results of operations for the years ended December 31, 2010, 2009 and 2008 do not include the financial results for IRP.

	Three Months Ended
	March 31,		Year Ended December 31,
	2013	2012	2012	2011	2010	2009	2008
	(in thousands, except for per share information)
Consolidated Statement of Operations:
Revenues
Coal sales revenue	$175,933	279,763	1,018,433	1,105,370	698,949	678,562	566,310
Freight and handling revenue	17,372	22,222	81,176	72,285	2,167	2,996	2,197
Total Revenues	193,305	301,985	1,099,609	1,177,655	701,116	681,558	568,507
Cost of coal sold	163,383	236,889	911,681	905,482	512,348	505,892	525,691
Freight and handling costs	17,372	22,222	81,176	72,285	2,167	2,996	2,197
Depreciation, depletion, and amortization	28,537	30,120	131,779	108,914	64,368	62,078	70,277
Gross profit (loss)	(15,987)	12,754	(25,027)	90,974	122,233	110,592	(29,658)
Selling, general, and administrative expenses	13,967	15,566	59,922	57,078	38,347	39,720	34,992
Goodwill impairment	–	–	26,492	–	–	–	–
Acquisition costs	–	–	–	8,504	–	–	–
Operating income (loss)	(29,954)	(2,812)	(111,441)	25,392	83,886	70,872	(64,650)
Interest expense	12,510	13,385	52,666	50,096	29,943	17,057	17,746
Interest income	(178)	(214)	(799)	(494)	(683)	(60)	(469)
(Gain) loss on debt transactions	–	–	(25,187)	740	–	1,643	15,618
Miscellaneous (income) expense, net	(103)	(343)	366	(812)	27	(281)	(1,279)
Income tax expense (benefit)	(67)	19	419	14,951	(23,566)	1,559	(273)
Net income (loss)	$(42,116)	(15,659)	(138,906)	(39,089)	78,165	50,954	(95,993)

Basic earnings (loss) per common share:	$(1.21)	(0.45)	(3.99)	(1.19)	2.82	1.85	(3.91)
Diluted earnings (loss) per common share:	$(1.21)	(0.45)	(3.99)	(1.19)	2.82	1.85	(3.91)

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	March 31,		December 31,
	2013	2012	2012	2011	2010	2009	2008
	(in thousands)
Consolidated Balance Sheet Data:
Working capital (deficit) (a)	$142,351	230,263	151,478	227,022	191,625	109,998	(54,961)
Property, plant, and equipment, net	830,474	900,094	855,217	909,294	385,652	354,088	344,848
Total assets	1,160,016	1,368,491	1,204,121	1,404,582	784,569	669,312	463,546
Long term debt, including current portion	549,810	585,804	546,407	582,193	284,022	278,268	168,000
Total shareholders’ equity	215,266	383,573	254,627	396,662	247,383	170,342	65,238

	Three Months Ended
	March 31,		Year Ended December 31
	2013	2012	2012	2011	2010	2009	2008
Consolidated Statement of Cash Flow Data:
Net cash provided by (used in) operating activities	$(21,812)	(7,967)	32,448	163,772	169,062	27,559	(1,576)
Net cash used in investing activities	(7,689)	(22,359)	(80,925)	(654,314)	(95,344)	(72,010)	(73,589)
Net cash provided by (used in) financing activities	–	–	(23,848)	509,877	(1,273)	149,058	73,076

	Three Months Ended
	March 31,		Year Ended December 31
	2013	2012	2012	2011	2010	2009	2008
Supplemental Operating Data:	(in thousands, except per ton and number of employees)
Tons sold	2,417	3,051	11,728	11,801	8,919	9,623	11,383
Tons produced (includes purchased tons)	2,667	3,165	11,494	11,859	8,910	9,877	11,355
Coal sales revenue per ton sold	$72.79	91.70	86.84	93.67	78.37	70.51	49.75
Number of employees	2,025	2,436	2,124	2,405	1,746	1,736	1,751
Capital expenditures	$7,700	22,885	81,556	138,455	95,426	72,159	74,697

(a)	Working capital is current assets less current liabilities.

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RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges and deficiency of earnings to fixed charges, as applicable, for each period indicated. The ratios were computed by dividing earnings by fixed charges, with earnings consisting of income (before income taxes), plus fixed charges. Fixed charges consist of interest expensed and capitalized, amortization of debt issuance costs and an estimate of the interest within rental expense. Deficiency of earnings to fixed charges is the net loss (before tax benefit) for each period indicated.

	Three Months Ended March 31,		Years Ended December 31,
	2012	2013	2012	2011	2010	2009	2008
Ratio of earnings to fixed charges	–	–	–	–	2.6	3.5	–
Deficiency of earnings to fixed charges (in thousands)	$15,640	$42,183	$138,487	$24,138	–	–	$96,266

CAPITALIZATION

The following table sets forth our unaudited cash and cash equivalents and capitalization as of March 31, 2013:

•	on an actual basis;
•	on an as adjusted basis to give effect to the private exchange transactions completed on May 22, 2013, assuming a preliminary valuation of the privately placed 2018 notes of 70% of par value and after deducting estimated fees; and
•	on an as adjusted basis to give effect to the private exchange transactions completed on May 22, 2013 and the proposed exchange offers, assuming all eligible existing notes outstanding will be exchanged for new notes in the exchange offers and assuming an issuance price of 70% of par value and after deducting estimated fees.

The unaudited pro forma capitalization table has been prepared for illustrative purposes only. The pro forma accounting for the proposed exchange offers and the private exchange transactions completed on May 22, 2013 is based on our preliminary assessment of the appropriate accounting for these transactions. The actual amounts recorded upon the completion of our accounting assessment may differ materially from the information presented in the accompanying capitalization table.

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	As of March 31, 2013
			As adjusted for
		As adjusted for	these exchanges and
	Actual	Private Exchanges	Private Exchanges
	(in thousands)
Cash and cash equivalents	$97,885	93,135
Long term debt:
7.875% Senior Notes Due in 2019	270,000	270,000	270,000
10% Convertible Notes Due in 2018	–	86,283
4.5% Convertible Notes Due in 2015	122,154	44,680	–
3.125% Convertible Notes Due in 2018	157,656	39,931	–
Total long term debt	549,810	440,894
Shareholders' equity
Common stock, par value $0.01 per share	359	359	359
Paid-in-capital	547,488	547,488	547,488
Accumulated deficit	(278,704)	(174,819)
Accumulated other comprehensive loss	(53,877)	(53,877)	(53,877)
Total shareholders' equity	215,266	319,151
Total Capitalization	$765,076	760,045

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

Our common stock is currently traded on the NASDAQ Global Select Market under the symbol “JRCC.” The table below sets forth the range of high and low sale prices, for the periods indicated. On June __, 2013, the last reported sale price of our common stock on the NASDAQ Global Select Market was $___ per share.

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Fiscal year ending December 31, 2013		N/A	N/A	N/A
High	$3.60
Low	$1.75
Fiscal year ended December 31, 2012
High	$7.79	5.37	3.63	5.43
Low	$5.10	1.94	1.71	2.12
Fiscal year ended December 31, 2011
High	$26.84	25.14	21.85	11.44
Low	$19.89	18.68	6.37	5.55

We did not pay any cash dividends on our common stock during the years ended December 31, 2012, 2011 or 2010. We do not anticipate paying cash dividends in the foreseeable future. Any future determination as to the payment of cash dividends will depend upon such factors as earnings, capital requirements, our financial condition, restrictions in financing agreements and other factors deemed relevant by the Board of Directors. In addition, covenants in our revolving credit facility and our Senior Notes due 2019 (the “2019 senior notes”) restrict our ability to pay cash dividends and may prohibit the payment of dividends and certain other payments.

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RISK FACTORS

Before deciding whether to participate in the exchange offers, you should read carefully this prospectus, including the risks described below and the documents incorporated by reference herein. In addition, you should carefully consider, among other things, the matters discussed under “Risk Factors” in our Quarterly Report for the period ended March 31, 2013 and other documents that we subsequently file with the SEC, all of which are incorporated by reference in this prospectus. The risks and uncertainties described below or incorporated by reference herein are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of the risks described below or incorporated by reference herein actually occur, our business, financial condition and results of operations could be materially and adversely affected. The risks described below or incorporated by reference herein also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See “Forward-Looking Information” for more information.

Risks Related to the Exchange Offers

You may have difficulty selling the existing notes if you do not exchange your existing notes.

The trading market for existing notes that are not exchanged could become more limited than the existing trading market for the existing notes and could cease to exist altogether due to the reduction in the principal amount of the existing notes outstanding upon consummation of the exchange offers. A more limited trading market might adversely affect the liquidity, market price and price volatility of the existing notes. If a market for existing notes that are not exchanged exists or develops, the existing notes may trade at a discount to the price at which they would trade if the principal amount outstanding were not reduced. There can, however, be no assurance that an active market in the existing notes will exist, develop or be maintained, or as to the prices at which the existing notes may trade, after the exchange offers are consummated.

You may not receive the new notes in the exchange offers if the exchange offer procedures are not properly followed.

We will issue the new notes in exchange for your existing notes only if you properly tender the existing notes before expiration of the exchange offers. Neither we nor the exchange agent are under any duty to give notification of defects or irregularities with respect to the tenders of the existing notes for exchange. If you are the beneficial holder of existing notes that are held through your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender such notes in the exchange offers, you should promptly contact the person through whom your existing notes are held and instruct that person to tender on your behalf.

If an active trading market does not develop for the new notes, you may be unable to sell the new notes or to sell them at a price you deem sufficient.

The new notes will be securities for which there is no established trading market. We do not intend to list the new notes on any exchange or maintain a trading market for them. We give no assurance as to:

•	the liquidity of any trading market that may develop;
•	the ability of holders to sell their new notes; or
•	the price at which holders would be able to sell their new notes.

Even if a trading market develops, the new notes may trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including:

•	prevailing interest rates;
•	the number of holders of the new notes;
•	the interest of securities dealers in making a market for the new notes;
•	the market for similar debt securities; and
•	our financial performance.

The new notes will not be secured, and therefore will be effectively subordinated to all of our and the subsidiary guarantors’ existing and future secured indebtedness.

The new notes are senior unsecured obligations of the Company, ranking pari passu with all of the Company’s other senior unsecured debt and are effectively subordinated to all of the Company’s secured debt to the extent of the value of the collateral securing such debt. The new notes will also be structurally subordinated to all of the Guarantor’s secured debt to the extent of the value securing debt and other obligations of the Company’s subsidiaries. Under the indenture governing the new notes, we are permitted to allow liens securing certain additional indebtedness. If we become insolvent or are liquidated, or if payment under our revolving credit facility or in respect of any other future secured indebtedness is accelerated, the lenders under such credit facility or holders of other future secured indebtedness will be entitled to exercise the remedies available to a secured lender under applicable law (in addition to any remedies that may be available under documents pertaining to such credit facility or such other secured debt). If we are unable to pay our obligations to our secured lenders, they could proceed against any or all of the collateral securing our indebtedness to them. In addition, a breach of the restrictions or covenants contained in the credit agreement governing our revolving credit facility or acceleration by our secured lenders of our obligations to them may cause a default under the new notes. We may not have, or be able to obtain, sufficient funds to repay the new notes in full upon acceleration after we pay our secured lenders to the extent of the value of their collateral.

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Claims of creditors of non-guarantor subsidiaries will have priority with respect to the assets and earnings of such subsidiaries over holders of the new notes.

All of our current subsidiaries guarantee the new notes. However, we may designate (subject to certain exceptions) any of our subsidiaries as “unrestricted” under the indenture, and such unrestricted subsidiaries will not guarantee the new notes. Claims of creditors of any subsidiaries that do not guarantee the new notes, including trade creditors, secured creditors and creditors holding indebtedness and guarantees issued by such subsidiaries, will generally have priority with respect to the assets and earnings of such subsidiaries over our claims or those of our creditors, including holders of the new notes, even if the obligations of those subsidiaries do not constitute senior indebtedness.

Because each subsidiary guarantor’s liability under its guarantee may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from some or all of the guarantors.

The new notes will be guaranteed by all our current subsidiaries. However, the guarantees by the subsidiary guarantors are limited to the maximum amount that the subsidiary guarantors are permitted to guarantee under applicable law. As a result, a subsidiary guarantor’s liability under its guarantee could be reduced to zero, depending upon the amount of other obligations of such subsidiary guarantor. In addition, holders of the exchanged notes will lose the benefit of a particular guarantee if it is released by the trustee or the holders, as applicable, under certain circumstances described under “Description of New Notes – Limitations on Issuance of Guarantees by Restricted Subsidiaries”. Holders of the new notes will not have a claim as a creditor against any subsidiary that is no longer a guarantor of the new notes, and the new notes will be structurally subordinated to all existing and future liabilities, including trade payables, of any such former subsidiary guarantor.

We may not have available cash or the ability to raise additional funds to pay interest on the new notes or to purchase the new notes upon a fundamental change.

The new notes bear interest semi-annually at a rate of 10.00% per year. If a fundamental change occurs, holders of the new notes may require us to repurchase all or a portion of their new notes, together with any accrued and unpaid interest, if any, to the date of repurchase. We may not have sufficient funds to pay the interest or repurchase price when due. If we fail to pay interest on the new notes or repurchase the new notes when required, we will be in default under the indenture governing the new notes.

We rely on dividends, loans and other payments and distributions from our mining subsidiaries to meet our debt service and other obligations.

Our principal assets are the direct and indirect equity interests we hold in our subsidiaries. As a result, we will rely on dividends, loans and other payments or distributions from our mining subsidiaries to meet our debt service and other obligations. The ability of our subsidiaries to pay dividends or make loans or other payments or distributions to us will depend substantially on their respective operating results and will be subject to restrictions under, among other things, our revolving credit facility, the indenture governing the 2019 senior notes, other existing and future agreements or financing arrangements and the laws of our subsidiaries’ jurisdictions of organization (which may limit the amount of funds available for the payment of dividends).

The level of our indebtedness could adversely affect our financial condition and results of operations

Our total consolidated long-term debt as of March 31, 2013 was $616.1 million (excluding discounts on our convertible notes of $66.3 million). Our consolidated debt after completion of certain privately negotiated exchange transactions in May 2013 was $496.1 million (excluding estimated and actual discounts on our convertible notes). Our level of indebtedness could result in the following:

•	it could affect our ability to satisfy our outstanding obligations, including repaying principal on our existing 2015 notes when they mature in 2015;
•	it could limit our ability to refinance our indebtedness on commercially reasonable terms, or terms acceptable to us or at all;
•	a substantial portion of our cash flows from operations will have to be dedicated to interest and principal payments and may not be available for operations, working capital, capital expenditures, expansion, acquisitions or general corporate or other purposes;
•	it may impair our ability to obtain additional financing in the future; and
•	it may limit our flexibility in planning for, or reacting to, changes in our business and industry; and it may make us more vulnerable to downturns in our business, our industry or the economy in general.
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We currently project that in 2013 our capital expenditures will be approximately $70 million, cash interest on our long term debt to be approximately $37 million and fees under our revolving credit facility for letters of credit will total approximately $4 million. We expect that such expenditures will exceed cash generated by operations and will need to be funded through cash on hand. We expect that cash on hand will be sufficient throughout 2013 to meet our debt covenants even assuming such use of cash. However, our cash position beyond 2013 will depend on numerous factors such as the market for our coal, capital expenditures and commodity costs and, absent improvements to current market conditions, we would likely need to secure additional sources of liquidity to meet our cash requirements. Our ongoing ability to satisfy working capital requirements and debt service obligations (including refinancing debt that matures in 2015), or fund planned capital expenditures, will substantially depend upon our future operating performance, debt covenants, and financial, market, business and other factors, some of which are beyond our control.

Our operations may not generate sufficient cash to allow us to pay principal and interest on our existing debt or to refinance such debt as necessary, as they will be impacted by economic conditions and other factors, many of which are beyond our control. If we fail to make a payment on our debt, this could cause us to be in default on our outstanding indebtedness. If we fail to obtain financing in the future on favorable terms, it could have an adverse effect on our financial condition, results of operations and cash flows. In addition, we may incur additional indebtedness in the future, and, as a result, the related risks that we now face, including those described above, could intensify.

The indenture for the new notes contains various covenants that limit our discretion in the operation of our business.

The indenture governing the new notes offered hereby contains various provisions that limit our discretion in the operation of our business by potentially restricting our ability (and our subsidiaries’ ability) to sell or exchange assets and effect mergers. Any of these restrictions on our ability to operate our business in our discretion could harm our business seriously by, among other things, limiting our ability to adapt to changing industry conditions and to take advantage of financing, merger and acquisition and other corporate opportunities. These restrictions may also discourage companies seeking to acquire us.

We are subject to only limited covenants in the indenture for the new notes, and these limited covenants may not protect your investment.

The indenture for the new notes contains only limited covenants. Among others, the indenture for the new notes does not require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity and, accordingly, does not protect holders of the new notes in the event that we experience significant adverse changes in our financial condition or results of operations.

In addition, we could engage in many types of transactions, such as acquisitions, refinancings or recapitalizations, that could substantially affect our capital structure and the value of the new notes but may not constitute a “fundamental change” that permits holders to require us to repurchase their new notes.

The occurrence of any event of default will also constitute an event of default under our revolving credit facility.

The occurrence of any event of default under the indenture for the new notes would likely also constitute an event of default under our revolving credit facility. Such event of default would allow the administrative agent and the collateral agent (at the direction of the administrative agent) under our revolving credit facility to, among other remedies, foreclose on the collateral securing the revolving credit facility, terminate the lender commitments and accelerate the maturity of the outstanding loans and other obligations thereunder, which would trigger an event of default with respect to the new notes.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a substantial number of shares of our common stock or equity-related securities in the public markets, including the issuance of our common stock upon conversion of our privately placed 2018 notes or new notes, or conversion of any of our existing notes that remain outstanding after this exchange offer could depress the market price of our common stock.

Federal and state fraudulent conveyance laws may permit a court to void the new notes and the subsidiary guarantees, and, if that occurs, you may not receive any payments on the new notes or the subsidiary guarantees.

The issuance of the new notes and the subsidiary guarantees may be subject to review under federal and state fraudulent conveyance statutes. Although the relevant laws may vary from state to state, the payment of consideration generally will be a fraudulent conveyance under such laws if:

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•	it was paid with the intent of hindering, delaying or defrauding creditors; or
•	we or any subsidiary guarantor received less than reasonably equivalent value or fair consideration in return for issuing either the new notes or a subsidiary guarantee, as applicable, and either:
o	we or the subsidiary guarantor was insolvent or rendered insolvent by reason of the incurrence of the debt;
o	payment of the consideration left us or the subsidiary guarantor with an unreasonably small amount of capital to carry on our or its business; or
o	we or the subsidiary guarantor intended to, or believed that we or it would, incur debts beyond our or its ability to pay the debt.

If a court were to find that the issuance of the new notes or a subsidiary guarantee was a fraudulent conveyance, the court could void the payment obligations under the new notes or such subsidiary guarantee or subordinate the new notes or such subsidiary guarantee in right of payment to existing and future debt, or require the holders of the new notes to repay any amounts received with respect to the new notes or such subsidiary guarantee. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the new notes, may not have a claim against the subsidiary guarantor and may only be a general unsecured creditor of us or our subsidiary.

The measure of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a company would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;
•	if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and matured; or
•	it could not pay its debts as they became due.

We believe that after giving effect to the exchange offer we will not be insolvent, will not have unreasonably small capital for our business and will not have incurred debts beyond our ability to pay such debts as they mature. We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard or, regardless of the standard that a court uses, that the issuance of the new notes and the guarantees would not be subordinated to our or any of the subsidiary guarantors’ other debt.

The subsidiary guarantees also could be subject to the claim that, because they were incurred for our benefit (and only indirectly for the benefit of the subsidiary guarantors), the obligations of the subsidiary guarantors were incurred for less than reasonably equivalent value or fair consideration. A court could then void a subsidiary guarantor’s obligation under its subsidiary guarantee, subordinate the subsidiary guarantee in right of payment to other debt of the subsidiary guarantor or take other action detrimental to your interests as a holder of new notes. If the subsidiary guarantees are unenforceable, your interests would be effectively subordinated in right of payment to all of our subsidiaries’ debt and other liabilities, including liabilities to trade creditors.

Because your right to require us to purchase the new notes is limited, the market price of the new notes may decline if we enter into a transaction that is not a fundamental change under the indenture governing the applicable new notes.

Although you will have the right to require us to purchase the new notes upon a fundamental change, the term “fundamental change” is limited and does not include every event that might substantially affect our capital structure and the value of the new notes and our common stock.

If you hold new notes, you are not entitled to any rights with respect to our common stock, but you are subject to all changes made with respect to our common stock.

If you hold new notes, you are not entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on shares of common stock), but you are subject to all changes affecting the common stock. You will only be entitled to rights on the common stock if and when we deliver shares of common stock to you in exchange for your new notes. For example, in the event that an amendment is proposed to our articles of incorporation or by-laws requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to delivery of the shares of common stock, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

The U.S. federal income tax consequences of the exchange of the existing notes for the new notes are uncertain.

The U.S. federal income tax consequences of the exchange offers and of the ownership and disposition of the new notes are uncertain. Depending on whether the existing notes and the new notes are “securities” for U.S. federal income tax purposes, the exchange may be a “recapitalization” or a taxable exchange. See “Material U.S. Federal Income Tax Considerations.”

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We have not obtained a third-party determination that the exchange offers are fair to holders of the existing notes and cannot assure you that the value of your new notes will equal or exceed the value of your existing notes.

We are not making any recommendation as to whether holders of existing notes should exchange them for new notes in the exchange offers. We have not retained, and do not intend to retain, any representative to act on behalf of the holders of the existing notes for purposes of negotiating the terms of the exchange offers or preparing a report concerning the fairness of the exchange offers. We cannot assure holders of the existing notes that the value of the new notes received in the exchange offers will at any time equal or exceed the value of the existing notes tendered, and we do not take a position as to whether you ought to participate in the exchange offers.

Risks Relating to the New Notes and the Underlying Common Stock

We have substantial debt which may harm our financial condition and results of operations.

As of March 31, 2013, our total long term debt was approximately $616.1 million (excluding discounts on our convertible notes of $66.3 million). Our long term debt, net of discounts represented approximately 72% of our total capitalization as of that date. As of March 31, 2013, on a pro forma as adjusted basis after giving effect to this offering and the private exchange transactions completed on May 22, 2013, our total long term debt would have been approximately $___ million (excluding an estimated discount on our convertible notes of $____ million) and would have represented approximately ___% of our total capitalization as of that date. Our level of indebtedness could have important consequences to you, because:

•	it could affect our ability to satisfy our financial obligations, including those relating to the new notes;
•	a substantial portion of our cash flows from operations will have to be dedicated to interest and principal payments and may not be available for operations, working capital, capital expenditures, expansion, acquisitions or general corporate or other purposes;
•	it may impair our ability to obtain additional financing in the future;
•	it may limit our ability to refinance all or a portion of our indebtedness on or before maturity;
•	it may limit our flexibility in planning for, or reacting to, changes in our business and industry; and
•	it may make us more vulnerable to downturns in our business, our industry or the economy in general.

Our operations may not generate sufficient cash to enable us to service our debt. If we fail to make a payment on the new notes, we could be in default on the new notes, and this default could cause us to be in default on our other outstanding indebtedness. Conversely, a default on our other outstanding indebtedness may cause a default under the new notes. In addition, we may incur additional indebtedness in the future, and, as a result, the related risks that we now face, including those described above, could intensify. The indenture for the new notes will not restrict our ability to incur additional indebtedness.

The new notes and subsidiary guarantees are unsecured, are effectively subordinated to all of our existing and future secured indebtedness (to the extent of the assets securing such indebtedness), including our existing revolving credit facility, and are structurally subordinated to all liabilities of our subsidiaries that are not subsidiary guarantors, including trade payables.

The new notes and the subsidiary guarantees are unsecured, are effectively subordinated to all of our existing and future secured indebtedness (to the extent of the assets securing such indebtedness), including our existing revolving credit facility, and any subsidiary guarantor’s secured indebtedness, and are structurally subordinated to all liabilities of our subsidiaries that are not subsidiary guarantors, including trade payables. Loans under our existing revolving credit facility are secured by a security interest in substantially all of our and our subsidiaries’ assets. The indenture governing the new notes does not restrict our ability to incur liens securing additional indebtedness. If we or any of our subsidiary guarantors become insolvent or are liquidated, or if payment under our existing revolving credit facility or in respect of any other future secured indebtedness is accelerated, the lenders under such credit facility or holders of other future secured indebtedness will be entitled to exercise the remedies available to a secured lender under applicable law (in addition to any remedies that may be available under documents pertaining to such credit facility or such other secured debt). The proceeds from the sale of assets securing such secured indebtedness will be available to pay obligations on the new notes or the subsidiary guarantees, as applicable, only after all such secured indebtedness has been paid in full. In addition, a breach of the restrictions or covenants contained in the credit agreements governing our existing revolving credit facility or acceleration by our secured lenders of our obligations to them would cause a default under the new notes. We may not have, or be able to obtain, sufficient funds to repay the new notes in full upon acceleration after we pay our secured lenders to the extent of their collateral. As of March 31, 2013, our total long term debt was approximately $616.1 million (excluding discounts on our convertible notes of $66.3 million). Our long term debt, net of discounts represented approximately 72% of our total capitalization as of that date. As of March 31, 2013, on a pro forma as adjusted basis after giving effect to this offering and the private exchange transactions completed on May 22, 2013, our total long term debt would have been approximately $___ million (excluding an estimated discount on our convertible notes of $____ million) and would have represented approximately ___% of our total capitalization as of that date. See “Description of New Notes—Ranking.”

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In addition, each subsidiary guarantor will be automatically released from a subsidiary guarantee upon the occurrence of certain events. See “Description of New Notes—Subsidiary Guarantees.” If any subsidiary guarantor is released, no holder of the new notes will have a claim as a creditor against that subsidiary, and the indebtedness and other liabilities, including trade payables, if any, whether secured or unsecured, of that subsidiary will be effectively senior to the claim of any holders of the new notes. See “Description of New Notes—Subsidiary Guarantees.”

As of December 31, 2012, our subsidiaries did not have, and on a pro forma as adjusted basis after giving effect to this offering, would not have, any outstanding indebtedness, excluding intercompany indebtedness. Our right to receive assets from any of our subsidiaries that are not subsidiary guarantors upon such subsidiary’s liquidation or reorganization, and the right of holders of the new notes to participate in those assets, is structurally subordinated to claims of that subsidiary’s creditors, including trade creditors. Even if we were a creditor of any of our subsidiaries that are not subsidiary guarantors, our rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by us. Furthermore, none of our subsidiaries is under any obligation to make payments to us, and any payments to us would depend on the earnings or financial condition of our subsidiaries and various business considerations. Statutory, contractual or other restrictions may also limit our subsidiaries’ ability to pay dividends or make distributions, loans or advances to us. For these reasons, we may not have access to any assets or cash flows of our subsidiaries to make payments on the new notes.

A subsidiary guarantee could be voided or subordinated because of U.S. bankruptcy laws or comparable state law provisions or applicable corporation law provisions.

Our obligations under the new notes will be guaranteed by each subsidiary that enters into a subsidiary guarantee under the indenture. Under U.S. federal bankruptcy law, one or more of the subsidiary guarantees could be voided, or claims against a subsidiary guarantee could be subordinated to all other debts of that subsidiary guarantor if, among other things, the subsidiary guarantor, at the time it incurred the indebtedness evidenced by its subsidiary guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of the subsidiary guarantee; and

•	was insolvent or rendered insolvent by reason of such incurrence; or
•	was engaged in a business or transaction for which the subsidiary guarantor’s remaining assets constituted unreasonably small capital; or
•	intended to defeat or hinder claims of creditors or prefer one creditor over other creditors; or
•	intended to incur, or believed that it would incur, debts beyond its ability to pay its debts as they mature.

We cannot be sure which standards a court would use to determine whether or not the subsidiary guarantors were solvent at the relevant time, or, regardless of the standard that the court uses, that the issuance of the subsidiary guarantee would not be voided or subordinated to that subsidiary guarantor’s other debt. If the subsidiary guarantees were legally challenged, any such guarantee could also be subject to the claim that the obligations of the applicable subsidiary guarantor were incurred for less than fair consideration, since the subsidiary guarantee was incurred for our benefit, and only indirectly for the benefit of the subsidiary guarantor. Furthermore, we cannot be certain that a court would not void a subsidiary guarantee under applicable U.S. corporation laws on the grounds that such guarantee was not granted for a valid corporate purpose. A court could thus void the obligations under the subsidiary guarantee or subordinate the subsidiary guarantee to the applicable subsidiary guarantor’s other debt or take other action detrimental to holders of new notes.

Future issuances of shares of common stock and hedging activities in connection with the new notes offering may depress the trading price of our common stock and the new notes.

Any issuance of equity securities after this offering, including any issuance of shares of our common stock upon conversion of the new notes, could dilute the interests of our existing shareholders, including holders who have received shares of our common stock upon conversion of their new notes, and could substantially decrease the trading price of our common stock and the new notes. We may issue equity securities in the future for a number of reasons, including to finance our operations and business strategy (including in connection with acquisitions, strategic collaborations or other transactions), to adjust our ratio of debt to equity, to satisfy our obligations upon the exercise of outstanding warrants or options or for other reasons.

In addition, the price of our common stock could also be affected by possible sales of our common stock by investors who view the new notes as a more attractive means of equity participation in our company and by hedging or arbitrage trading activity that may develop involving our common stock. The hedging or arbitrage could, in turn, affect the trading price of the new notes or any common stock that holders receive upon conversion of the new notes.

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Volatility of the market price of our common stock may depress the trading price of the new notes.

The market price of our common stock has experienced, and may continue to experience, significant volatility. From January 1, 2013 through May 22, 2013, the trading price of our common stock on the NASDAQ Global Select Market has ranged from a low of $1.49 per share to a high of $3.60 per share (based on the closing sale prices for our common stock). Because the new notes are convertible into, and based in part upon the price of, our common stock, volatility in the price of our common stock may depress the trading price of the new notes. The risk of volatility and depressed prices of our common stock also applies to holders who receive shares of our common stock upon conversion of their new notes.

Numerous factors, including many over which we have no control, may have a significant impact on the market price of our common stock, including, among other things:

•	the market price of coal
•	the number of holders of new notes;
•	the market for similar securities;
•	prevailing interest rates;
•	our operating and financial performance and prospects;
•	our ability to repay our debt;
•	investor perceptions of us and the industry and markets in which we operate;
•	changes in earnings estimates or buy/sell recommendations by analysts; and
•	general financial, domestic, international, economic and other market conditions.

In addition, the stock market in recent years has experienced extreme price and trading volume fluctuations that often have been unrelated or disproportionate to the operating performance of individual companies. These broad market fluctuations may adversely affect the price of our common stock, regardless of our operating performance. In addition, sales of substantial amounts of our common stock in the public market after this offering, or the perception that those sales may occur, could cause the market price of our common stock to decline. Furthermore, shareholders may initiate securities class action lawsuits if the market price of our common stock drops significantly, which may cause us to incur substantial costs and could divert the time and attention of our management.

These factors, among others, could significantly depress the trading price of the new notes and the price of our common stock, if any, issued upon conversion of the new notes.

The conversion rate of the new notes may not be adjusted for all dilutive events that may occur.

As described under “Description of New Notes—Adjustments to the Conversion Rate,” we will adjust the conversion rate of the new notes for certain events, including, among others: the issuance of share dividends on our common stock;

•	the issuance of certain rights, options or warrants;
•	certain subdivisions and combinations of our capital stock;
•	certain distributions of our capital stock, indebtedness or assets; and
•	certain tender or exchange offers.

We will not adjust the conversion rate for other events, such as an issuance of our common stock for cash or in connection with an acquisition, that may adversely affect the trading price of the new notes or our common stock. If we engage in any of these types of transactions, the value of the shares of common stock underlying your new notes may be diluted. An event that adversely affects the value of the new notes, but does not result in an adjustment to the conversion rate, may occur.

We may not have available cash or the ability to raise additional funds to pay interest on the new notes or to purchase the new notes upon a fundamental change.

The new notes bear interest semi-annually at a rate of 10.00% per year. In addition, we may in certain circumstances be obligated to pay additional interest. If a fundamental change occurs, holders of the new notes may require us to repurchase, for cash, all or a portion of their new notes. We may not have sufficient funds to pay the interest or repurchase price when due. If we fail to pay interest on the new notes or repurchase the new notes when required, we will be in default under the indenture governing the new notes and may be in default on or other indebtedness, including our revolving credit facility. See “Description of New Notes—Interest Payments,” “Description of New Notes—Holders May Require Us to Repurchase Their New Notes Upon a Fundamental Change” and “Description of New Notes—Events of Default.”

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We have the right to mandatorily convert the new notes at our option under certain circumstances.

We may, at our option, elect to convert the new notes in whole or in part at any time if the volume-weighted average price of our common stock has equaled or exceeded 150% of the Conversion Price then in effect for at least 20 trading days in any 30 trading day period, as described under “Description of New Notes—Our Conversion Option.” If we elect to exercise this option, you will not be entitled to continue to hold the new notes selected for conversion, such new notes will be converted into shares of our common stock (and cash in lieu of fractional shares) at the conversion price then in effect, and interest on the new notes so converted will cease to accrue.

We have made only limited covenants in the indenture for the new notes, and these limited covenants may not protect your investment.

The indenture for the new notes does not:

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flows or liquidity and, accordingly, does not protect holders of the new notes in the event that we experience significant adverse changes in our financial condition or results of operations;
•	limit our subsidiaries’ ability to incur indebtedness which indebtedness would, to the extent any such subsidiary incurring such indebtedness is not a subsidiary guarantor, effectively rank senior to the new notes;
•	limit our ability to incur secured indebtedness or indebtedness that is equal in right of payment to the new notes;
•	restrict our subsidiaries’ ability to issue securities that would be senior to the common stock of our subsidiaries held by us;
•	restrict our ability to repurchase our securities;
•	restrict our ability to pledge our assets or those of our subsidiaries; or
•	restrict our ability to make investments or to pay dividends or make other payments in respect of our common stock or other securities ranking junior to the new notes.

Furthermore, the indenture for the new notes contains only limited protections in the event of a fundamental change. We could engage in many types of transactions, such as acquisitions, refinancings or recapitalizations, that could substantially affect our capital structure and the value of the new notes and our common stock but may not constitute a “fundamental change” that permits holders to require us to repurchase their new notes. For these reasons, you should not consider the covenants in the indenture or the repurchase features of the new notes as a significant factor in evaluating whether to invest in the new notes.

The occurrence of any “fundamental change” will also constitute an event of default under our existing revolving credit facility

The occurrence of any “fundamental change” as described under “Description of New Notes—Holders May Require Us To Repurchase Their New Notes Upon A Fundamental Change” pursuant to the terms of the new notes will also constitute an event of default under our existing revolving credit facility. Such event of default would allow the administrative agent and the collateral agent (at the direction of the administrative agent) under our existing revolving credit facility to, among other remedies, foreclose on the collateral securing the existing revolving credit facility, terminate the lender commitments and accelerate the maturity of the outstanding loans and other obligations thereunder, which would trigger an event of default with respect to the new notes.

If an active and liquid trading market for the new notes does not develop, the market price of the new notes may decline and you may be unable to sell your new notes.

The new notes are a new issue of securities for which there is currently no public market. We do not intend to list the new notes on any securities exchange or to arrange for their quotation on any interdealer quotation system. An active trading market may not develop for the new notes. Even if a trading market for the new notes does develop, the market may not be liquid. If an active trading market does not develop, you may be unable to resell your new notes or may only be able to sell them at a substantial discount. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of these securities. We cannot assure you that any market for the new notes will be free from similar disruptions. Any such disruptions could have an adverse effect on you, as a holder of the new notes, regardless of our operating results, financial performance or prospects.

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Provisions in the indenture for the new notes, the 2019 senior notes and the revolving credit facility, our articles of incorporation, bylaws and shareholder rights agreement could discourage potential acquisition proposals and could deter or prevent a change in control.

If a “fundamental change” occurs, holders of the new notes will have the right, at their option, to require us to repurchase all or a portion of their new notes. In addition, the indenture for the new notes prohibits us from engaging in certain mergers or acquisitions unless, among other things, the surviving entity assumes our obligations under the new notes.

We are also obligated under our 2019 senior notes to commence, within 30 days of the occurrence of certain events constituting a change of control under the 2019 senior notes, an offer to purchase the 2019 senior notes then outstanding at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest. There can be no assurance that we will have sufficient funds available at the time of a fundamental change under the new notes or change of control under the 2019 senior notes to make any debt payment (including repurchases of new notes) required by the foregoing covenants. In addition, our existing revolving credit facility prohibits or limits, and future credit agreements or other agreements to which we may become a party may prohibit or limit us from purchasing any new notes or 2019 senior notes as required by these covenants. Our failure to make such purchases would, after any applicable notice and lapse of time, constitute an event of default under the indenture governing the new notes and under the indenture governing the 2019 senior notes.

In addition, some provisions of our articles of incorporation and our bylaws, as well as Virginia statutes, may have the effect of delaying, deferring or preventing a change in control. These provisions may make it more difficult for other persons, without the approval of our board of directors, to make a tender offer or otherwise acquire substantial amounts of our common stock or to launch other takeover attempts that a shareholder might consider to be in such shareholder’s best interest. These provisions could limit the price that some investors might be willing to pay in the future for shares of our common stock.

We have a shareholder rights agreement which, in certain circumstances, including a person or group acquiring, or the commencement of a tender or exchange offer that would result in a person or group acquiring, beneficial ownership of more than 20% of the outstanding shares of our common stock, would entitle each right holder, other than the person or group triggering the plan, to receive, upon exercise of the right, shares of our common stock having a then-current fair value equal to twice the exercise price of a right.

This shareholder rights agreement provides us with a defensive mechanism that decreases the risk that a hostile acquirer will attempt to take control of us without negotiating directly with our Board of Directors. The shareholder rights agreement may discourage acquirers from attempting to purchase us, which may adversely affect the price of our common stock. See “Description of Capital Stock—Shareholder Rights Agreement.”

For purposes of the percentage limits in our shareholder rights agreement, the shares of common stock underlying the new notes you hold may be aggregated with common stock you hold, and common stock held by your affiliates, associates and other members of any group of which you are a member, as well as shares of common stock underlying new notes that are held by any of these persons or entities.

Under our shareholder rights agreement, the rights plan may be triggered when a person, including its affiliates and associates, or a group acquires “beneficial ownership” (as defined in the agreement) of more than 20% of the outstanding shares of our common stock. Upon such a triggering event, each rights holder, other than the person or group triggering the plan, would be entitled to receive shares of our common stock having a then-current fair value equal to twice the exercise price of a right. As described elsewhere in this prospectus, upon a noteholder’s exercise of its conversion right, we will deliver to the converting noteholder shares of our common stock (other than solely cash in lieu of fractional shares). In addition, we have the ability during certain periods to irrevocably elect that all subsequent conversions will be settled by our delivery of shares of common stock. In either case, at the time we make any such election, a noteholder would be deemed to be the “beneficial owner” of the underlying common stock for purposes of our shareholder rights agreement.

For purposes of determining whether our rights plan is triggered, a person’s common stock (including shares of common stock underlying the new notes) is generally aggregated with common stock held by that person’s affiliates, associates and other members of groups of which that person is a member. If a purchaser of new notes in this offering, together with its affiliates, associates and group members, would hold or be deemed to hold the triggering percentage or more of our common stock, our rights plan may be triggered and such purchaser would experience immediate and severe dilution of its ownership interest in our company.

As a holder of new notes, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

If you hold new notes, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you will be subject to all changes affecting our common stock. You will have the rights with respect to (and will be the record holder of) our common stock only on the conversion date, and only to the extent that we are obligated to deliver to you shares of common stock in respect of our conversion obligation. For example, in the event that an amendment is proposed to our articles of incorporation or bylaws requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the date you are deemed the record owner of our common stock, if any, due upon conversion, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

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We do not intend to pay cash dividends on our common stock in the foreseeable future.

We currently intend to continue our policy of retaining earnings to finance the growth of our business. As a result, we do not anticipate paying cash dividends on our common stock in the foreseeable future. In addition, covenants in our existing revolving credit facility, existing 2019 senior notes restrict our ability to pay cash dividends and may prohibit the payment of dividends and certain other payments. Because we do not anticipate paying cash dividends for the foreseeable future, holders who convert their new notes will not realize a return on their investment unless the trading price of our common stock appreciates, which we cannot assure.

You may have to pay U.S. federal income tax if we adjust the conversion rate in certain circumstances, even if you do not receive any cash.

We will adjust the conversion rate of the new notes for share splits and combinations, share dividends, cash dividends and certain other events that affect our capital structure. See “Description of New Notes—Adjustments to the Conversion Rate.” If we adjust the conversion rate, you may be treated as having received a constructive distribution from us, resulting in taxable income to you for U.S. federal income tax purposes, even though you would not receive any cash in connection with the conversion rate adjustment and even though you might not exercise your conversion right. See “Material U.S. Federal Income Tax Considerations.”

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QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFERS

The following answers to questions that you may have as a holder of existing notes highlight selected information included elsewhere or incorporated by reference in this prospectus. To fully understand the exchange offers and the other considerations that may be important to your decision about whether to participate, you should carefully read this prospectus in its entirety, including the section captioned “Risk Factors,” as well as the information incorporated by reference in this prospectus. See “Incorporation of Certain Documents by Reference.” For further information about us, see the section of this prospectus captioned “Where You Can Find More Information.”

Who is making the exchange offers?

James River Coal Company, a Virginia corporation, is offering to exchange (i) up to $             aggregate principal amount of new notes for any and all of our outstanding existing 2015 notes and (ii) of up to $             aggregate principal amount of new notes for any and all of our outstanding existing 2018 notes.

Why is the Company undertaking the exchange offers?

We believe that the exchange offers are an important component of our plan to strengthen our balance sheet to enable us to better execute our business strategy. The exchange offers will allow us to substantially reduce our outstanding indebtedness, exchange a portion of our existing debt for new debt with longer maturities, create a capital structure that we believe is more likely to cause the holders of our convertible debt to convert into common stock (which would further accomplish our long term goal of substantially reducing outstanding debt) and increase our flexibility to manage our business.

Who may participate in the exchange offers?

Any holder of existing 2015 notes may participate in the 2015 exchange offer and any holder of existing 2018 notes may participate in the 2018 exchange offer.

What will I receive in exchange for my existing 2015 notes?

In exchange for each $1,000 principal amount of existing 2015 notes that is validly tendered and accepted, holders of such tendered notes will receive $________ principal amount of new notes, plus accrued and unpaid interest on the existing 2015 notes, payable in cash, from the last applicable interest payment date to but excluding the settlement date. If your existing 2015 notes are accepted for exchange in the 2015 exchange offer, you will receive new notes with the characteristics described under “Description of New Notes.” For a description of the material differences between the new notes and the existing 2015 notes, see “Description of Material Differences between the New Notes and Existing 2015 Notes.”

What will I receive in exchange for my existing 2018 notes?

In exchange for each $1,000 principal amount of existing 2018 notes that is validly tendered and accepted, holders of such tendered notes will receive $_______ principal amount of new notes, plus accrued and unpaid interest on the existing 2018 notes, payable in cash, from the last applicable interest payment date to but excluding the settlement date. If your existing 2018 notes are accepted for exchange in the 2018 exchange offer, you will receive new notes with the characteristics described under “Description of New Notes.” For a description of the material differences between the new notes and the existing 2018 notes, see “Description of Material Differences between the New Notes and Existing 2018 Notes.”

Are there any conditions of the exchange offers?

Our obligation to complete the exchange offers is conditioned upon, among other things, (i) the effectiveness of the registration statement of which this prospectus forms a part and (ii) the other conditions described in “Description of the Exchange Offers — Conditions to the Exchange Offers.”

Subject to applicable law, we may terminate or withdraw the exchange offers if any of the conditions are not satisfied or waived prior to the expiration date. We may also extend the exchange offers from time to time until the conditions are satisfied or waived.

Although we have no present plans or arrangements to do so, we reserve the right to amend, modify or waive, at any time, the terms and conditions of the exchange offers (with the exception of the registration conditions), subject to applicable law. We will give you notice of any amendments, modifications or waivers as and if required by applicable law.

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Is the 2015 exchange offer conditioned on the consummation of the 2018 exchange offer?

No. The 2015 exchange offer is not conditioned on the consummation of the 2018 exchange offer and we may complete the 2015 exchange offer without completing the 2018 exchange offer.

Is the 2018 exchange offer conditioned on the consummation of the 2015 exchange offer?

No. The 2018 exchange offer is not conditioned on the consummation of the 2015 exchange offer and we may complete the 2018 exchange offer without completing the 2015 exchange offer.

Is there a requirement that a certain number of existing notes are tendered in the exchange offers?

No. The exchange offers are not subject to any minimum tender condition.

What is the market value of the existing notes?

There is no established reporting or trading system for the existing notes, nor will there be for the new notes. We believe that trading in the existing notes has been limited. Our common stock is currently listed on the NASDAQ Global Select Market under the symbol “JRCC.” On June ___, 2013, the last reported sale price of our common stock, as reported on the NASDAQ Global Select Market was $_____ per share.

How soon must I act if I decide to participate in the exchange offers?

Unless we extend the expiration date, the exchange offers will expire on __________, 2013 at 11:59 p.m., New York City time. The exchange agent must receive all required documents and instructions on or before the expiration of the applicable exchange offer or you will not be able to participate in the exchange offers.

What happens if I do not participate in the exchange offers?

Existing notes not tendered in the applicable exchange offer will remain outstanding and continue to earn interest. Holders of those outstanding existing notes will continue to have all the rights associated with those existing notes and remain subject to existing terms of the applicable indenture governing the applicable existing notes. If a significant number of existing notes are tendered and accepted in the applicable exchange offer, the liquidity and the trading market for existing notes that remain outstanding will likely be impaired. You should read the section titled “Description of Other Indebtedness” and “Risk Factors — Risks Related to the Exchange Offers— You may have difficulty selling the existing notes if you do not exchange your existing notes.”

Are you making a recommendation regarding whether I should participate in the exchange offers?

Neither we, our officers, our board of directors, the exchange agent or the information agent is making any recommendation as to whether or not you should tender your existing notes for exchange pursuant to the exchange offers. Further, neither we nor they have authorized anyone to make any such recommendation. Accordingly, you must make your own determination as to whether to tender your existing notes and, if so, the aggregate principal amount of existing notes to tender. Before making your decision, we urge you to read this prospectus carefully in its entirety, including the information set forth in the section of this prospectus captioned “Risk Factors,” and the other documents incorporated by reference herein.

How do I tender my existing notes for exchange in the exchange offers?

If you are a holder of existing notes and you wish to tender your existing notes for exchange on or prior to the expiration date you must:

(1) agree to be bound by the letter of transmittal by transmitting either:

•	a computer-generated message transmitted by means of DTC’s ATOP and received by the exchange agent in which you acknowledge and agree to be bound by the terms of the letter of transmittal which accompanies this prospectus; or

•	a properly completed and duly executed letter of transmittal or a facsimile of the letter of transmittal, with all signature guarantees and other documents required by the letter of transmittal, to the exchange agent at the address set forth on the back cover of this prospectus; and

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(2) deliver the existing notes to the exchange agent by either:

•	transmitting a timely confirmation of book-entry transfer of your existing notes into the exchange agent’s account at DTC; or

•	if the existing notes are held in physical form, delivering certificates representing the existing notes to the exchange agent.

We have not provided guaranteed delivery procedures in connection with the exchange offers. Holders must timely tender their existing notes in accordance with the procedures set forth herein.

For more information regarding the procedures for tendering your existing notes pursuant to the exchange offers, see “Description of the Exchange Offers— Procedures for Tendering Existing Notes.”

When do the exchange offers expire?

The exchange offers expire at 11:59 p.m., New York City time, on __________, 2013, unless extended. We refer to such date, as may be extended, as the expiration date.

Under what circumstances can the exchange offers be extended, amended or terminated?

We reserve the right, in our absolute discretion, by giving oral or written notice to the exchange agent, to extend the exchange offers or to amend or modify the exchange offers, or waive any condition to the exchange offers (with the exception of the registration conditions). Further, we may be required by applicable law to extend the exchange offers if we make a material change in the terms of the exchange offers or in the information contained in this prospectus or waive a material condition to the exchange offers. During any extension of the exchange offers, existing notes previously validly tendered for exchange and not validly withdrawn will remain subject to the exchange offers, but any such existing notes may be withdrawn or revoked at any time prior to the extended expiration date. Any waiver, amendment or modification of the exchange offers, including any change in the consideration, will apply to all existing notes previously validly tendered and not validly withdrawn. We reserve the right, in our absolute discretion, to terminate the exchange offers if a condition to our obligation to exchange existing notes for new notes is not satisfied or waived on or prior to the expiration date. In addition, we may extend the 2018 exchange offer without extending the 2015 exchange offer or extend the 2015 exchange offer without extending the 2018 exchange offer. For more information regarding our right to extend, amend or terminate the exchange offers, see “Description of the Exchange Offers— Expiration Date; Extensions; Amendments; Termination.”

When will holders receive new notes?

Once all of the conditions to the exchange offers are satisfied or waived prior to the expiration date, we will accept, promptly after the expiration date, all existing notes properly tendered and not withdrawn, and will issue the new notes promptly after acceptance of the existing notes.

What do you intend to do with the existing notes that are exchanged in the exchange offers?

Existing notes that are accepted in the exchange offers will be retired and cancelled.

How will I receive the new notes?

The new notes will be issued in book-entry only form and will be represented by one or more permanent global securities deposited with a custodian for, and registered in the name of a nominee of, DTC.

What are my rights if I change my mind after I tender my existing notes?

Tenders of existing notes may be validly withdrawn and revoked at any time prior to the expiration date.

Once withdrawal rights have expired on the expiration date, tenders of existing notes may not be validly withdrawn or revoked unless the expiration date is extended or the Company is required by law to permit withdrawal. In addition, if not previously returned, you may withdraw any existing notes tendered in the exchange offers that are not accepted by us for exchange after the expiration of 40 business days from __________, 2013. Any withdrawn existing notes will be credited to the tendering holder’s account at DTC or, if the withdrawn existing notes are held in physical form, will be returned to the tendering holder.

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How do I withdraw existing notes previously tendered?

For a withdrawal of a tender to be effective, a written facsimile transmission notice of withdrawal, or a properly transmitted “request message” through ATOP, must be received by the exchange agent prior to the expiration date. For more information, see “Description of the Exchange Offers— Withdrawal of Tenders.”

Will the new notes be freely tradable?

Yes. Generally, the new notes you receive in the exchange offers will be freely tradable, subject to market conditions, unless you are an affiliate of the Company, as that term is defined in the Securities Act, in which case you must comply with Rule 144 or another available exemption under the Securities Act. We do not intend to list the new notes on any securities exchange and there can be no assurance as to the development or liquidity of any market for the new notes. See “Risk Factors — Risks Related to the New Notes.”

Do holders have to pay a brokerage commission for tendering existing notes?

No brokerage commissions are payable by holders to the Company, the trustee, DTC, the information agent or the exchange agent in connection with the tender of your existing notes in the exchange offers. Except as set forth in the accompanying letter of transmittal, we will pay any transfer taxes with respect to the transfer and exchange of existing notes pursuant to the exchange offers.

What should I do if I have additional questions about the exchange offers?

If you have any questions or need additional copies of the offering materials please contact ____________, the information agent, at ____________.

To receive copies of our recent SEC filings, you can contact us by mail or refer to the other sources described under “Where You Can Find More Information.”

USE OF PROCEEDS

We will not receive any cash proceeds from the exchange of the existing notes for the new notes pursuant to the exchange offers. The existing notes surrendered in exchange for new notes will be retired and cancelled.

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DESCRIPTION OF THE EXCHANGE OFFERS

Purpose of the Exchange Offers

The purpose of the exchange offers is to substantially reduce our outstanding indebtedness, exchange a portion of our existing debt for new debt with longer maturities, and create a capital structure that we believe is more likely to cause the holders of our convertible debt to convert into common stock (which would further accomplish our long term goal of substantially reducing outstanding debt) and increase our flexibility to manage our business.

Terms of the Exchange Offers

Upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, we are offering to exchange (i) up to $______ aggregate principle amount of new notes for any and all of our outstanding existing 2015 notes and (ii) up to $______ aggregate principle amount of new notes for any and all of our outstanding existing 2018 notes. As of ______, 2013, $51.2 million aggregate principal amount of existing 2015 notes and $51.6 million aggregate principal amount of existing 2018 notes were outstanding.

Consideration

In exchange for each $1,000 principal amount of existing 2015 notes that is tendered and accepted, holders of existing 2015 notes will receive $______ principal amount of new notes. In exchange for each $1,000 principal amount of existing 2018 notes that is tendered and accepted, holders of existing 2018 notes will receive $_______ principal amount of new notes.

The aggregate principal amount of new notes to be issued to any holder in the exchange offers will be rounded to the nearest $1,000. Any fractional portion of new notes will be paid in cash.

All holders whose existing notes are validly tendered and accepted will also receive a cash payment equal to the accrued and unpaid interest on their existing notes accepted for exchange from the last applicable interest payment date to but excluding the settlement date.

Expiration Date; Extensions; Amendments; Termination

For purposes of the exchange offers, the expiration date will be 11:59 p.m., New York City time, on July _____ , 2013, subject to our right to extend that time and date in our absolute discretion, in which case the expiration date means the latest time and date to which the exchange offers are extended.

We reserve the right, in our absolute discretion, by giving oral or written notice to the exchange agent, to, subject to applicable law:

•	extend the exchange offers;

•	terminate the exchange offers if a condition to our obligation to exchange existing notes for new notes is not satisfied or waived on or prior to the expiration date; and

•	amend or modify the exchange offers, or waive any condition to the exchange offers other than the registration conditions.

If we make a material change in the terms of the exchange offers or the information concerning the exchange offers, or waive a material condition of the exchange offers, we will promptly disseminate disclosure regarding the changes to the exchange offers and extend the exchange offers, if required by law.

During any extension of the exchange offers, all existing notes previously validly tendered and not validly withdrawn will remain subject to the exchange offers, but any such existing notes may be withdrawn or revoked at any time prior to the extended expiration date. Any waiver, amendment or modification of the exchange offers, including any change in the consideration, will apply to all existing notes previously validly tendered and not validly withdrawn.

We will promptly announce any extension, amendment or termination of the exchange offers by issuing a press release. We will announce any extension of the expiration date no later than 9:00 a.m., New York City time, on the first business day after the previously scheduled expiration date.

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Pursuant to Exchange Act Rule 13e-4, we will file with the SEC a Tender Offer Statement on Schedule TO, which we refer to as the Schedule TO, which contains additional information with respect to the exchange offers. The Schedule TO, including the exhibits and any amendments thereto, may be examined, and copies may be obtained, at the same places and in the same manner as set forth under “Incorporation of Certain Documents by Reference” in this prospectus.

Acceptance of Existing Notes

Upon satisfaction or waiver of all of the conditions to the applicable exchange offer and upon the terms and subject to the conditions of the applicable exchange offer, we will promptly accept such existing 2015 notes and such existing 2018 notes validly tendered that have not been validly withdrawn. If any tendered existing notes are not accepted for any reason described in the terms and conditions of the exchange offers, such unaccepted existing notes will be returned to the tendering holder at our expense promptly after the expiration or termination of the exchange offers. Any withdrawn or unaccepted existing notes will be credited to the tendering holder’s account at DTC or, if the tendered existing notes are held in physical form, by delivering the withdrawn or unaccepted existing notes to the tendering holder. Under no circumstances will we be required to accept existing notes for exchange that have not been validly tendered at or prior to the expiration date in accordance with the procedures set forth in this prospectus. We reserve the absolute right to reject any and all tenders of existing notes not in proper form or any existing notes the acceptance for exchange of which may, in the opinion of counsel, be unlawful. See “— Procedures for Tendering Existing Notes.”

Settlement Date; Delivery of Consideration

The settlement date will occur promptly following the expiration date. We anticipate that the settlement date will occur on or about the third business day following the expiration date.

Subject to the terms and conditions of the exchange offers, and assuming that the exchange offers are not otherwise terminated by us, on the settlement date, existing notes validly tendered and not validly withdrawn in accordance with the procedures set forth in this prospectus and the accompanying letter of transmittal at or prior to the expiration of the exchange offers that are accepted by us will be exchanged for new notes.

New notes issued in partial or full exchange for existing notes in the exchange offers will be delivered in book-entry form by deposit with DTC. Any cash payments for accrued and unpaid interest from the last applicable interest payment date to but excluding the settlement date on any existing notes accepted in the exchange offers and any cash payments for fractional portions of new notes to be issued in the exchange offers will be made by deposit of funds with DTC. DTC will transmit the new notes and cash payments to holders.

Conditions to the Exchange Offers

Registration Conditions. Notwithstanding any other provisions of the exchange offers or any extension of the exchange offers, the exchange offers are each subject to the following conditions, which we refer to as the registration conditions and which we cannot waive:

•	the registration statement of which this prospectus forms a part shall have been declared effective by the SEC;

•	no stop order suspending the effectiveness of the registration statement will have been issued; and

•	no proceedings for that purpose will have been instituted or be pending or, to our knowledge, be contemplated or threatened by the SEC.

Combined General Conditions. Notwithstanding any other provisions of the exchange offers, or any extension of the exchange offers, we will not be required to deliver any consideration, and we may terminate the exchange offers or, at our option, modify, extend or otherwise amend the exchange offers, unless each of the following conditions, which we refer to as the combined general conditions, are satisfied or waived:

(1) no action or event shall have occurred or been threatened (including a default that is outside of our control under an agreement, indenture or other instrument or obligation to which we or one of our affiliates is a party or by which we or one of our affiliates is bound), nor shall any action, proceeding, application, claim, counterclaim or investigation (whether formal or informal) be pending or have been taken, nor shall any statute, rule, regulation, judgment, order, stay, decree or injunction have been proposed, promulgated, enacted, entered, enforced or deemed to be applicable to the exchange offers or the exchange of existing notes under the exchange offers by or before any court or governmental, regulatory or administrative agency or instrumentality, domestic or foreign, authority or tribunal, or by any other person, domestic or foreign, that either:

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(a) challenges the exchange offers or the exchange of existing notes under the exchange offers or might, directly or indirectly, prohibit, prevent, restrict or delay consummation of, or might otherwise adversely affect in any material manner, the exchange offers or the exchange of existing notes under the exchange offers; or

(b) in our reasonable judgment, could materially affect the business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects of the Company and its subsidiaries, taken as a whole, or materially impair the contemplated benefits to us of the exchange offers, or the exchange of existing notes under the exchange offers, or might be material to holders of existing notes in deciding whether to accept the exchange offers;

(2) none of the following has occurred:

•	any general suspension of or limitation on trading in securities on any United States national securities exchange or in the over-the-counter market (whether or not mandatory);

•	any material decrease in the trading price of the existing notes;

•	a material impairment in the general trading market for debt securities;

•	a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States (whether or not mandatory);
•	a commencement or escalation of a war, armed hostilities, terrorist act or other national or international crisis directly or indirectly relating to the United States;

•	any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States;

•	any material disruption has occurred in securities settlement or clearance services in the United States;

•	any amalgamation, merger, acquisition or other business combination proposal involving us shall have been proposed, announced or made by any person or entity;

•	any material adverse change in U.S. securities or financial markets generally; or

•	in the case of any of the foregoing existing at the time of the commencement of the exchange offers, a material acceleration or worsening thereof; and

(3) the trustee under the indentures governing the existing notes shall not have objected in any respect to, nor have taken any action that could in our reasonable judgment adversely affect the consummation of, the exchange offers or the exchange of existing notes under the exchange offers nor shall the trustee have taken any action that challenges the validity or effectiveness of the procedures used by us in making the exchange offers or the exchange of the existing notes under the exchange offers.

The exchange offers are not conditioned on the receipt of any minimum amount of tenders. Neither exchange offer is conditioned on completion of the other exchange offer.

The foregoing conditions (but not the registration conditions) are for our sole benefit and may be waived by us, in whole or in part, with respect to one or both exchange offers, at our absolute discretion. Any determination made by us concerning an event, development or circumstance described or referred to above will be conclusive and binding. Our failure at any time to exercise any of our rights will not be deemed a waiver of any other right, and each right will be deemed an ongoing right which may be asserted at any time and from time to time.

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If any of the registration and combined general conditions are not satisfied, we may, at any time on or prior to the expiration date:

•	terminate the exchange offers and return all tendered existing notes;

•	modify, extend or otherwise amend the exchange offers and retain all tendered existing notes until the expiration date, as extended, subject, however, to the withdrawal and revocation rights of holders; or

•	waive any unsatisfied conditions other than the registration condition with respect to the exchange offers and accept all existing notes tendered and not previously validly withdrawn or revoked.

Future Purchases and Exchanges of Existing Notes by Us

Although we have no plans to do so, following completion of the exchange offers, we may acquire additional existing notes that remain outstanding in the open market, in privately negotiated transactions, in new exchange offers, by redemption or otherwise. Future purchases, exchanges or redemptions of existing notes that remain outstanding after the exchange offers may be on terms that are more or less favorable than the exchange offers. Future purchases, exchanges and redemptions, if any, will depend on many factors, which include market conditions and the condition of our business.

Certain Consequences to Holders of Existing Notes Not Participating in the Exchange Offers

Consummation of the exchange offers may have adverse consequences to holders of existing notes who elect not to participate. In particular, the trading market for existing notes that are not exchanged could become more limited than the existing trading market for the existing notes and could cease to exist altogether due to the reduction in the amount of the existing notes outstanding upon consummation of the exchange offers. A more limited trading market might adversely affect the existing notes. See “Risk Factors — Risks Related to the Exchange Offers.”

Procedures for Tendering Existing Notes

General. If you wish to participate in the exchange offers you must validly tender (and not validly withdraw) your existing notes to the exchange agent at or prior to the expiration date in accordance with the procedures described below. In order to meet this deadline, custodians and clearing systems may require you to act on a date prior to the expiration date. Additionally, they may require further information in order to process all requests to tender. Holders are urged to contact their custodians and clearing systems as soon as possible to ensure compliance with their procedures and deadlines.

The method of delivery of the existing notes, the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holder. Where applicable, holders should use an overnight or hand delivery service, properly insured. In all cases, sufficient time should be allowed to ensure delivery to and receipt by the exchange agent at or prior to the expiration date. Do not send the letter of transmittal or any existing notes to anyone other than the exchange agent.

If you have questions regarding tender procedures or require additional copies of this prospectus or the letter of transmittal, please contact the information agent. Contact information for information agent is set forth on the back cover of this prospectus. Holders whose existing notes are held by a custodial entity such as a broker, dealer, commercial bank, trust company or other nominee can also contact such custodial entity for assistance in tendering their existing notes.

Valid Tender of Existing Notes. If you are a holder of existing notes and you wish to tender your existing notes for exchange on or prior to the expiration date you must:

(1) agree to be bound by the letter of transmittal by transmitting either:

•	a computer-generated message transmitted by means of DTC’s ATOP, as described below, and received by the exchange agent in which you acknowledge and agree to be bound by the terms of the letter of transmittal; or

•	a properly completed and duly executed letter of transmittal, which accompanies this prospectus, or a facsimile of the letter of transmittal, with all signature guarantees and other documents required by the letter of transmittal, to the exchange agent at the address set forth on the back cover of this prospectus; and

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(2) deliver the existing notes to the exchange agent by either:

•	transmitting a timely confirmation of book-entry transfer of your existing notes into the exchange agent’s account at DTC pursuant to the procedure for book-entry transfers described below; or

•	if the existing notes are held in physical form, delivering the existing notes to the exchange agent as described below.

We have not provided guaranteed delivery procedures in connection with the exchange offers. Holders must timely tender their existing notes in accordance with the procedures set forth herein.

Delivery of Letter of Transmittal Through ATOP. In lieu of physically completing and signing the letter of transmittal and delivering it to the exchange agent, DTC participants that have the existing notes credited to their DTC account and held of record by DTC’s nominee may electronically transmit their acceptance of the applicable exchange offer through ATOP, for which the transaction will be eligible. In accordance with ATOP procedures, DTC will then verify the acceptance of the applicable exchange offer and send an agent’s message to the exchange agent for its acceptance. An agent’s message is a message transmitted by DTC, and received by the exchange agent, which states that DTC has received an express acknowledgement from you that you have received the exchange offer documents and agree to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against you.

Delivery of documents to DTC does not constitute delivery to the exchange agent. If you desire to tender your existing notes through DTC, you must allow sufficient time for completion of the ATOP procedures during the normal procedures of DTC. We will have the right, which may be waived, to reject the defective tender of existing notes as invalid and ineffective.

Holders whose existing notes are held by DTC should be aware that DTC may have deadlines earlier than the expiration date for DTC to be advised of the action that you may wish for them to take with respect to your existing notes and, accordingly, such holders are urged to contact DTC as soon as possible in order to determine DTC’s applicable deadlines.

Book-Entry Delivery of Existing Notes. The exchange agent has or will establish an account with respect to the existing notes at DTC for purposes of the exchange offers, and any financial institution that is a participant in the DTC system and whose name appears on a security position listing as the record owner of the existing notes may make book-entry delivery of existing notes by causing DTC to transfer the existing notes into the exchange agent’s account at DTC in accordance with DTC’s procedure for transfer.

Delivery of Existing Notes Held in Physical Form. We do not believe any existing notes exist in physical form. If you believe you hold existing notes in physical form, please contact the exchange agent regarding procedures for participating in the exchange offers. Any existing notes in physical form must be tendered using a letter of transmittal and such existing notes must be delivered to the exchange agent at its address set forth on the back cover of this prospectus.

Tendering with Respect to Existing Notes Held Through a Custodian. Any holder whose existing notes are held by a custodial entity such as a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender existing notes should contact such custodial entity promptly and instruct such custodial entity to tender the existing notes on such holder’s behalf.

A custodial entity cannot tender existing notes on behalf of a holder of existing notes without such holder’s instructions. Holders whose existing notes are held by a custodial entity such as a broker, dealer, commercial bank, trust company or other nominee should be aware that such nominee may have deadlines earlier than the expiration date for such nominees to be advised of the action that you may wish for them to take with respect to your existing notes and, accordingly, such holders are urged to contact any custodial entity such as a broker, dealer, commercial bank, trust company or other nominee through which they hold their existing notes as soon as possible in order to learn of the applicable deadlines of such nominees.

Effect of Letter of Transmittal

Subject to and effective upon the acceptance of and the exchange of the existing notes validly tendered thereby, by executing and delivering a letter of transmittal, a tendering holder, among other things:

•	irrevocably sells, assigns and transfers to or upon our order, all right, title and interest in and to all the existing notes tendered thereby;
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•	waives any and all rights with respect to the existing notes (including any existing or past defaults and their consequences in respect of the existing notes);

•	releases and discharges us and the trustee under the indentures governing the existing notes from any and all claims such holder may have, now or in the future, arising out of or related to the existing notes, including any claims that such holder is entitled to receive additional principal or interest payments with respect to the existing notes (other than as expressly provided in this prospectus and the letter of transmittal) or to participate in any redemption or defeasance of the existing notes;

•	represents and warrants, among other things, that the existing notes tendered were owned as of the date of tender, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind;

•	irrevocably appoints the exchange agent as its true and lawful agent and attorney-in-fact (with full knowledge that the exchange agent also acts as our agent with respect to the tendered existing notes, with full power coupled with an interest) to:

•	deliver certificates representing the existing notes, or transfer ownership of the existing notes on the account books maintained by DTC, together with all accompanying evidences of transfer and authenticity, to or upon our order; and

•	receive all benefits and otherwise exercise all rights of beneficial ownership of such existing notes, all in accordance with the terms and conditions of the exchange offers.

The agreement between us and a holder set forth in the letter of transmittal (and any agent’s message in lieu thereof) will be governed by, and construed in accordance with, the laws of the State of New York.

Signature Guarantees. Signatures on all letters of transmittal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NASDAQ Medallion Signature Program or the Stock Exchange Medallion Program (each, a “Medallion Signature Guarantor”), unless the existing notes tendered thereby are tendered (i) by a holder of existing notes (or by a participant in DTC whose name appears on a security position listing as the owner of such existing notes) who has not completed the box entitled “Special Delivery Instructions” on the letter of transmittal, or (ii) for the account of a member firm of a registered national securities exchange, a member of FINRA or a commercial bank or trust company having an office or correspondent in the United States.

If the existing notes not accepted for exchange are to be returned to a person other than the registered holder, then the signatures on the letter of transmittal accompanying the tendered existing notes must be guaranteed by a Medallion Signature Guarantor as described above.

Determination of Validity. All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tendered existing notes pursuant to any of the procedures described above, and the form and validity (including time of receipt of notices of withdrawal) of all documents will be determined by us in our sole discretion, which determination will be final and binding, absent a finding to the contrary by a court of competent jurisdiction. We reserve the absolute right to reject any or all tenders of any existing notes determined by us not to be in proper form, or if the acceptance of or exchange of such existing notes may, in the opinion of our counsel, be unlawful or result in a breach of contract. A waiver of any defect or irregularity with respect to the tender of one existing note shall not constitute a waiver of the same or any other defect or irregularity with respect to the tender of any other existing note.

Your tender of existing notes will not be deemed to have been validly made until all defects or irregularities in your tender and delivery have been cured or waived. None of us, the information agent or the exchange agent or any other person or entity is under any duty to give notification of any defects or irregularities in any tender or withdrawal of any existing notes, or will incur any liability for failure to give any such notification.

Withdrawal of Tenders

Tenders of existing notes may be validly withdrawn at any time prior to the expiration date, as the same may be extended by us. In addition, if not previously returned, you may withdraw any existing notes tendered in the exchange offers that are not accepted by us for exchange after the expiration of 40 business days from ________, 2013. Any withdrawn existing notes will be credited to the tendering holder’s account at DTC or, if the withdrawn existing notes are held in physical form, will be returned to the tendering holder.

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For a withdrawal of a tender to be effective, a written or facsimile transmission notice of withdrawal, or a properly transmitted “request message” through ATOP, must be received by the exchange agent prior to the expiration date at its address listed on the back cover of this prospectus. Any such written or facsimile-transmitted notice must:

•	specify the name of the tendering holder of existing notes;

•	bear a description of the existing notes to be withdrawn;

•	specify, in the case of existing notes tendered by physical delivery of certificates for those existing notes, the certificate numbers shown on the particular certificates evidencing those existing notes;

•	specify the aggregate principal amount represented by those existing notes;

•	specify, in the case of existing notes tendered by physical delivery of certificates for those existing notes, the name of the registered holder, if different from that of the tendering holder, or specify, in the case of existing notes tendered by book-entry transfer, the name and number of the account at DTC to be credited with the withdrawn existing notes;

•	specify, in the case of existing notes tendered by physical delivery of certificates for those existing notes, mailing instructions for the return of such notes to the tendering holder; and

•	be signed by the holder of those existing notes in the same manner as the original signature on the letter of transmittal, including any required signature guarantees, or be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of those existing notes.

Withdrawal of tenders of existing notes may not be rescinded, and any existing notes validly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the exchange offers. Validly withdrawn existing notes may, however, be re-tendered and re-submitted by again following the procedures described in “— Procedures for Tendering Existing Notes” on or prior to the expiration date.

Exchange Agent

_____________ has been appointed as the exchange agent for the exchange offers. The letters of and all correspondence in connection with the exchange offers should be sent or delivered by each holder of existing notes, or a beneficial owner’s broker, dealer, commercial bank, trust company or other nominee, to the exchange agent at the address listed on the back cover of this prospectus. We have agreed to pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. We have agreed to indemnify the exchange agent against certain liabilities, including liabilities arising under the federal securities laws.

Information Agent

_____________ has been appointed as the information agent for the exchange offers. Questions concerning tender procedures and requests for additional copies of this prospectus or the accompanying letter of transmittal should be directed to the information agent at the address and telephone numbers listed on the back cover of this prospectus. Holders of existing notes may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the exchange offers. We will pay the information agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses. We have agreed to indemnify the information agent against certain liabilities, including liabilities arising under the federal securities laws.

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Announcements

We may make any announcement required pursuant to the terms of this prospectus or required or permitted by the Exchange Act or the rules promulgated thereunder through a reasonable press release or other public announcement in our sole discretion; provided, that, if any such announcement is made by issuing a press release to PR Newswire or to the Dow Jones News Service, such announcement shall be deemed reasonable and sufficient.

Other Fees and Expenses

We will bear the fees and expenses of soliciting tenders for the exchange offers. Tendering holders of existing notes will not be required to pay any fee or commission to the information agent or exchange agent. If, however, a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other nominee, that holder may be required to pay brokerage fees or commissions.

We have not retained any dealer-manager in connection with the exchange offers and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offers. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the existing notes and in handling or forwarding tenders for exchange.

The principal solicitation is being made by mail. However, additional solicitations may be made by facsimile transmission, telephone or in person by our officers and other employees and those of our affiliates.

We have retained Lazard Frères & Co. LLC (“Lazard”) to act as a financial advisor to the Company in connection with structuring the terms and conditions of the exchange offers, for which we will pay Lazard a fee of approximately $899,447.50, reimburse Lazard for its reasonable out-of-pocket expenses and indemnify Lazard against certain liabilities related to its engagement.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of existing notes pursuant to the exchange offers. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•	certificates representing existing notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of existing notes tendered;

•	new notes are to be registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of existing notes under the exchange offers.

If satisfactory evidence of payment of transfer taxes is not submitted with the letter of transmittal, the amount of any transfer taxes will be billed to the tendering holder.

Accounting Treatment

We are still evaluating the accounting treatment for the exchange offers. We believe the transaction is considered to be an extinguishment of debt. Under an extinguishment of debt, we will recognize a gain for accounting purposes upon consummation of the exchange offers and the existing debt issuance costs would be written off reducing the gain recorded. A gain would be calculated as the difference between the fair value of the new debt and the carrying value of debt immediately prior to the consummation of the exchange offers. We would accrete the difference in the carrying amount of the existing notes and the principal of the new notes as additional interest expense over the life of the new notes using the effective interest rate method. The direct costs of the exchange offers incurred with third parties will be expensed.

Source of Funds for the Exchange Offers

We intend to fund all cash payments to holders pursuant to the exchange offers, represented by an amount equal to accrued and unpaid interest from the last applicable interest payment date to but excluding the settlement date on any existing notes accepted in the exchange offers with cash on hand.

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Compliance with Securities Laws

We are making the exchange offers to all holders of outstanding existing notes. In any jurisdiction where the securities, blue sky or other laws require the exchange offers to be made by a licensed broker or dealer, the exchange offers will be deemed to be made on our behalf by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

This prospectus does not constitute an offer to sell or a solicitation of any offer to buy in any jurisdiction where we have made good faith efforts to comply with state statutes but have been prohibited by administrative or judicial action from making offers and sales. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this exchange offers and the distribution of this prospectus.

DESCRIPTION OF OTHER INDEBTEDNESS

Convertible Senior Notes Due 2015 (the “existing 2015 notes”)

In 2009, the Company issued $172.5 million in aggregate principal amount of 4.50% convertible senior notes due on December 1, 2015 under an indenture with U.S. Bank National Association. During 2012, the Company repurchased $31.3 million principal amount of these notes in open market purchases. In May 2013, the Company exchanged $90.0 million principal amount of these existing 2015 notes for privately placed 2018 notes. The existing 2015 notes are unsecured obligations. The existing 2015 notes are convertible under certain circumstances and during certain periods at an initial conversion rate of 38.7913 shares of our common stock per $1,000 principal amount of existing 2015 notes, representing an initial conversion price of approximately $25.78 per share of our stock.

None of the existing 2015 notes are currently eligible for conversion. The existing 2015 notes are convertible at the option of the holders (with the length of time the existing 2015 notes are convertible being dependent upon the conversion trigger) upon the occurrence of any of the following events:

•	At any time from September 1, 2015 until December 1, 2015;

•	If the closing sale price of the Company’s common stock for each of 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 130% of the conversion price of the existing 2015 notes in effect on the last trading day of the immediately preceding calendar quarter;

•	If the trading price of the existing 2015 notes for each trading day during any five consecutive business day period, as determined following a request of a holder of existing 2015 notes, was equal to or less than 97% of the “Conversion Value” of the existing 2015 notes on such trading day; or

•	If the Company elects to make certain distributions to the holders of its common stock or engage in certain corporate transactions.

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Convertible Senior Notes due 2018 (the “existing 2018 notes”)

In 2011, the Company issued $230.0 million in aggregate principal amount of 3.125% convertible senior notes due on March 15, 2018 under an indenture with U.S. Bank National Association. During 2012, the Company repurchased $25.0 million principal amount of these notes in open market purchases. In May 2013, the Company exchanged $153.4 million principal amount of these notes for privately placed 2018 notes. The existing 2018 notes are unsecured obligations. The existing 2018 notes are convertible under certain circumstances and during certain periods at an initial conversion rate of 32.7332 shares of our common stock per $1,000 principal amount of 2018 convertible senior notes, representing an initial conversion price of approximately $30.55 per share of our stock.

None of the existing 2018 notes are currently eligible for conversion. The existing 2018 notes are convertible at the option of the holders (with the length of time the existing 2018 notes are convertible being dependent upon the conversion trigger) upon the occurrence of any of the following events:

•	At any time from December 15, 2017 until March 15, 2018;

•	If the closing sale price of the Company’s common stock for each of 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 130% of the conversion price of the existing 2018 notes in effect on the last trading day of the immediately preceding calendar quarter;

•	If the trading price of the existing 2018 notes for each trading day during any five consecutive business day period, as determined following a request of a holder of existing 2018 notes, was equal to or less than 97% of the “Conversion Value” of existing 2018 notes on such trading day; or

•	If the Company elects to make certain distributions to the holders of its common stock or engage in certain corporate transactions.

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Convertible Senior Notes due 2018 issued in May 2013 Private Exchanges (the “privately placed 2018 notes”)

On May 22, 2013, the Company issued an aggregate principal amount of $123.3 million of our 10.00% convertible senior notes due 2018 to certain then-existing holders of our 4.50% convertible senior notes due 2015 and/or our 3.125% convertible senior notes due 2018 in separate, privately negotiated exchange transactions completed in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated under the Securities Act. After giving effect to these private exchange transactions, $51.2 million in aggregate principal amount of existing 2015 notes and $51.6 million in aggregate principal amount of existing 2018 notes remain outstanding.

The privately placed 2018 notes are convertible into shares of Company common stock at an initial conversion rate of 200 shares per $1,000 in original principal amount of privately placed 2018 notes, which is equal to an initial conversion price of $5.00 per share. The privately placed 2018 notes may be converted in whole or in part prior to maturity (unless earlier repurchased), at the option of the holder. In addition, upon satisfaction of certain conditions, the Company may elect to convert the privately placed 2018 notes in whole or in part, prior to maturity. Upon certain fundamental changes, holders of the privately placed 2018 notes will have the option to require the Company to purchase all or any portion of the holder’s privately placed 2018 notes. The privately placed 2018 notes mature on June 1, 2018 and were issued pursuant to an indenture with U.S. Bank National Association, as trustee.

Senior Notes due 2019 (the “2019 senior notes”)

In 2011, the Company issued $275.0 million of senior notes due on April 1, 2019. During 2012, the Company repurchased $5.0 million principal amount of the 2019 senior notes in open market purchases.

The 2019 senior notes are unsecured and accrue interest at 7.875% per annum. Interest payments on the 2019 senior notes are required semi-annually. The Company may redeem the 2019 senior notes, in whole or in part, at any time on or after April 1, 2015 at redemption prices ranging from 103.938% beginning April 1, 2015 to 100% beginning on April 1, 2017. In addition, at any time prior to April 1, 2014, the Company may redeem up to 35% of the principal amount of the 2019 senior notes with the net cash proceeds of a public equity offering at a redemption price of 107.875%, plus accrued and unpaid interest to the redemption date.

The 2019 senior notes limit the Company’s ability, among other things, to pay cash dividends. In addition, if a change of control occurs (as defined in the applicable indenture), each holder of the 2019 notes will have the right to require the Company to repurchase all or a part of the 2019 senior notes at a price equal to 101% of their principal amount, plus any accrued interest to the date of repurchase.

Revolving Credit Facility

The following is a summary of the significant terms of the Company’s Revolving Credit Agreement (the “Revolver”).

Maturity	June 30, 2015
Interest Rate	Company’s option of Base Rate (a) plus 2.25% or LIBOR plus 3.25% per annum.
Maximum Availability	Lesser of $100.0 million or the borrowing base(b)
Periodic Principal Payments	None

(a)	Base rate is the higher of (1) the Federal Fund Rate plus 0.5%, (2) the prime rate and (3) a three month LIBOR rate plus a percentage as defined in the agreement.
(b)	The Revolver’s borrowing base is based on the sum of 90% of the Company’s eligible accounts receivable plus 65% of the eligible inventory (not to exceed $40.0 million) less reserves from time to time set by the administrative agent. The eligible accounts receivable and inventories are further adjusted as specified in the Revolver and the eligible inventory currently excludes certain inventories of our subsidiaries in West Virginia. The Company’s borrowing base can also be increased by 95% of any cash collateral that the Company maintains in a cash collateral account.

The Revolver provides that the Company can use the Revolver availability to issue letters of credit. The Revolver provides for a 3.5% fee on any outstanding letters of credit issued under the Revolver and a 0.5% fee on the unused portion of the Revolver. Subject to certain exceptions as provided for in the Revolver, the Company is required to make certain mandatory prepayments on outstanding loans and to cash collateralize outstanding letters of credit from certain asset sales, casualty events, incurrence of indebtedness and equity issuances and extraordinary receipts. The Revolver includes financial covenants that require the Company to maintain a minimum Fixed Charge Coverage Ratio of 1.10 to 1.00 and limit capital expenditures, each as defined by the agreement. The minimum Fixed Charge Coverage Ratio is only applicable if the sum of the Company’s unrestricted cash plus the availability under the Revolver falls below $35.0 million and would remain in effect until the sum of the Company’s unrestricted cash plus the availability under the Revolver exceeds $35.0 million for 90 consecutive days. Our actual Fixed Charge Coverage Ratio for three months ended March 31, 2013 was -1.14 to 1.00. The limit on capital expenditures is only applicable if the Company’s unrestricted cash plus the availability under the Revolver falls below $50.0 million for a period of 5 consecutive days and would remain in effect until the Company’s unrestricted cash plus the availability under the Revolver exceeds $50.0 million for 90 consecutive days. These financial covenants were not applicable for the period ended March 31, 2013, as our unrestricted cash plus the availability under the Revolver exceeded the measurement thresholds.

As of March 31, 2013, the Company had used $63.4 million of the $72.7 million then available under the Revolver to secure outstanding letters of credit. As of March 31, 2013, the Company had $28.1 million of cash in a restricted cash collateral account to ensure that the Company has adequate capacity under the Revolver to support its outstanding letters of credit.

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DESCRIPTION OF NEW NOTES

We issued the privately placed 2018 notes, and we will issue the new notes, under an indenture (which we refer to as the “indenture”) dated as of May 22, 2013, among us, the subsidiary guarantors and US Bank National Association, as trustee (which we refer to as the “trustee”).

The following summary of the terms of the new notes and the indenture does not purport to be complete and is subject, and qualified in its entirety by reference, to the detailed provisions of the new notes and the indenture. We will provide copies of the indenture and the note to you upon request, and they are also available through the SEC’s EDGAR database. Those documents, and not this description, define your legal rights as a holder of the new notes.

General

We are offering $_____________ aggregate principal amount of our new notes due 2018. The new notes will bear interest, at a rate of 10.00% per annum payable semi-annually in arrears on June 1 and December 1 of each year, beginning on December 1, 2013, to holders of record at the close of business on the preceding May 15 and November 15, respectively, except as described below.

The new notes we are offering:

•	will be issued in denominations of integral multiples of $1,000 principal amount;
•	will be our unsecured indebtedness and will rank equal in right of payment to our other senior unsecured indebtedness as described under “—Ranking”;
•	will be unconditionally guaranteed by each subsidiary guarantor;
•	will not be redeemable at our option prior to their maturity date;
•	will be convertible into shares of our common stock as described below under “—Holders’ Conversion Rights,” at an initial conversion rate of 200 shares of common stock per $1,000 principal amount of new notes (which represents an initial conversion price of approximately $5.00 per share of common stock); and
•	are subject to repurchase by us at the option of the holder upon a fundamental change, as described under “—Holders May Require Us to Repurchase Their New Notes Upon a Fundamental Change,” at a repurchase price in cash equal to 100% of the principal amount of the new notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date; and
•	bear additional interest if we fail to comply with the obligations we describe (i) in the second sentence under “—Rule 144A Information, SEC Reporting” and in the provisions of the third paragraph under the caption “—Events of Default” below and (ii) under “—Additional Interest.”

The new notes will mature on June 1, 2018. All cash payments on the new notes will be made in U.S. dollars.

We will issue the new notes in denominations of integral multiples of $1,000 principal amount, without coupons. We will initially issue the new notes as global securities in book-entry form. We will make payments in respect of new notes represented by global securities by wire transfer of immediately available funds to DTC or its nominee as registered owner of the global securities. We will make payments in respect of new notes that are issued in certificated form by wire transfer of immediately available funds to the accounts specified by each holder of more than $5.0 million aggregate principal amount of the new notes. However, if a holder of a certificated new note does not specify an account, or holds $5.0 million or less in aggregate principal amount of the new notes, then we will mail a check to that holder’s registered address.

If any payment date with respect to the new notes falls on a day that is not a business day, we will make the payment on the next business day. The payment made on the next business day will be treated as though it had been made on the original payment date, and no interest will accrue on the payment for the additional period of time.

You may convert new notes at the office of the conversion agent, present new notes for registration of transfer at the office of the registrar for the new notes and present new notes for payment at maturity at the office of the paying agent. We have appointed the trustee as the initial conversion agent, registrar and paying agent for the new notes.

We will not provide a sinking fund for the new notes. The indenture does not contain any financial covenants and will not limit our ability to incur additional indebtedness, including senior or secured indebtedness, pay dividends or repurchase our securities. In addition, the indenture does not provide any protection to holders of new notes in the event of a highly leveraged transaction or a fundamental change that is not a defined “fundamental change” under the indenture.

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Ranking

The new notes will be our unsecured senior obligations and will rank equally with all our other unsecured senior indebtedness. However, the new notes will be effectively subordinated to any of our existing and future secured indebtedness to the extent of the assets securing any such indebtedness.

As of March 31, 2013, our total long term debt was approximately $616.1 million (excluding discounts on our convertible notes of $66.3 million). Our long term debt, net of discounts represented approximately 72% of our total capitalization as of that date. As of March 31, 2013, on a pro forma as adjusted basis after giving effect to this offering and the private exchange transactions completed on May 22, 2013, our total long term debt would have been approximately $____ million (excluding an estimated discount on our convertible notes of $____ million) and would have represented approximately ___% of our total capitalization as of that date. The indenture does not limit the amount of additional indebtedness, including senior or secured indebtedness, which we can create, incur, assume or guarantee, nor does the indenture limit the amount of indebtedness or other liabilities that our subsidiaries can create, incur, assume or guarantee.

The new notes will be effectively subordinated to any of the indebtedness and other liabilities (such as trade payables and lease obligations) of our existing and future subsidiaries that are not and do not become guarantors of the new notes. Any right by us to receive the assets of any of our subsidiaries upon a liquidation or reorganization of that subsidiary, and the consequent right of the holders of the new notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, except to the extent that we are a creditor of such subsidiary, in which case our claims would still be effectively subordinated to any security interests in the assets of such subsidiary securing any indebtedness or other liabilities of such subsidiary. As of the date hereof, all of our subsidiaries are guarantors of the new notes.

Subsidiary Guarantees

The new notes will be guaranteed by each of our current and future domestic restricted subsidiaries. Each subsidiary guarantor will jointly and severally guarantee, on a senior unsecured basis, our obligations under the new notes and the indenture, including our obligations to pay principal, premium, if any, and interest with respect to the new notes.

The guarantee of each subsidiary guarantor:

•	will be a general unsecured obligation of such subsidiary guarantor;
•	will rank equally with all existing and future senior unsecured indebtedness of such subsidiary guarantor; and
•	will be senior in right of payment to any future subordinated obligations of such subsidiary guarantor.

If we fail to satisfy our obligations to pay principal or interest with respect to the new notes, or if we fail to perform or comply with any of our other obligations under the indenture, each subsidiary guarantor will be required to pay, or cause to be paid, in cash, an amount equal to the sum of (i) the unpaid amount of such obligations, (ii) accrued and unpaid interest on such obligations (but only to the extent not prohibited by law) and (iii) all of our other monetary obligations owed to the holders or the trustee.

Each subsidiary guarantor that makes a payment under its subsidiary guarantee will be entitled under the indenture to a contribution from us and each other subsidiary guarantor in an amount equal to such other subsidiary guarantor’s pro rata portion of such payment based on the aggregate net worth of all the subsidiary guarantors and our net worth as of May 22, 2013.

The subsidiary guarantee of a subsidiary guarantor also will be automatically and unconditionally released upon:

(1)	any sale, exchange or transfer to any person (other than one of our affiliates) of all of the common stock of such subsidiary guarantor; or

(2)	the designation of such subsidiary guarantor as an Unrestricted Subsidiary.

Limitation on Issuances of Guarantees by Restricted Subsidiaries

We will cause each restricted subsidiary other than a foreign subsidiary to execute and deliver a supplemental indenture to the indenture providing for a subsidiary guarantee of payment of the new notes by such restricted subsidiary.

We will not permit any restricted subsidiary which is not a subsidiary guarantor (other than a foreign subsidiary), directly or indirectly, to guarantee any Indebtedness (“guaranteed indebtedness”) of us or any other restricted subsidiary, unless (a) such restricted subsidiary simultaneously executes and delivers a supplemental indenture to the indenture providing for a subsidiary guarantee of payment of the new notes by such restricted subsidiary and (b) such restricted subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against us or any other restricted subsidiary as a result of any payment by such restricted subsidiary under its subsidiary guarantee until the new notes have been paid in full.

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If the guaranteed indebtedness is (A) pari passu in right of payment with the new notes or any subsidiary guarantee, then the guarantee of such guaranteed indebtedness shall be pari passu in right of payment with, or subordinated to, the subsidiary guarantee or (B) subordinated in right of payment to the new notes or any subsidiary guarantee, then the guarantee of such guaranteed indebtedness shall be subordinated in right of payment to the subsidiary guarantee at least to the extent that the guaranteed indebtedness is subordinated to the new notes or the subsidiary guarantee. For the avoidance of doubt, subsidiary guarantees of the new notes are pari passu with guarantees under the Existing Revolving Credit Facility and the 2019 Notes.

Notwithstanding the foregoing, any subsidiary guarantee by a restricted subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon:

(a) any sale, exchange or transfer, to any person not an affiliate of us, of all of our and each restricted subsidiary’s capital stock in, or all or substantially all the assets of, such restricted subsidiary (which sale, exchange or transfer is not prohibited by the indenture) or upon the designation of such restricted subsidiary as an unrestricted subsidiary in accordance with the terms of the Indenture; or

(b) the release or discharge of the guarantee which resulted in the creation of such subsidiary guarantee, except a discharge or release by or as a result of payment under such guarantee.

Interest Payments

We will pay interest on the new notes at a rate of 10.00% per annum payable semi-annually in arrears on each June 1 and December 1 of each year, beginning on December 1, 2013. Except as described below, we will pay interest that is due on an interest payment date to holders of record at the close of business on the preceding May 15 and November 15, respectively. Interest will accrue on the new notes from, and including, the settlement date for the exchange offer or from, and including, the last date in respect of which interest has been paid or provided for, as the case may be, to, but excluding, the next interest payment date or maturity date, as the case may be. We will pay interest on the new notes on the basis of a 360-day year consisting of twelve 30-day months.

Holders’ Conversion Rights

The new notes may be surrendered for conversion at any time prior to, and including, the business day immediately preceding June 1, 2018. Upon any such conversion, holders of new notes may convert their new notes in integral multiples of $1,000 principal amount at an initial conversion rate of 200 shares of common stock per $1,000 principal amount of new notes (which represents an initial conversion price of approximately $5.00 per share of common stock). The conversion rate, and thus the conversion price, will be subject to adjustment as described below.

We will not issue fractional shares upon conversion of new notes. Instead, we will pay cash in lieu of fractional shares based on the closing sale price of our common stock on the conversion date.

A new note for which a holder has delivered a fundamental change repurchase notice, as described below, requiring us to repurchase the new note may be surrendered for conversion only if the holder withdraws the notice in accordance with the indenture, unless we default in the payment of the fundamental change repurchase price.

“Closing sale price” on any date means the per share price of our common stock on such date, determined (i) on the basis of the closing per share sale price (or if no closing per share sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date on the principal U.S. national or regional securities exchange on which shares of our common stock are listed; or (ii) if shares of our common stock are not listed on a U.S. national or regional securities exchange, as reported by Pink OTC Markets Inc. or a similar organization; provided, however, that in the absence of any such report or quotation, the closing sale price shall be the price determined by a nationally recognized independent investment banking firm retained by us for such purpose as most accurately reflecting the per share price that a fully informed buyer, acting on his own accord, would pay to a fully informed seller, acting on his own accord in an arms-length transaction, for a share of our common stock.

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Conversion Procedures

To convert its new note into shares of our common stock, a holder must:

•	complete and manually sign the conversion notice on the back of the new note or facsimile of the conversion notice and deliver this notice to the conversion agent;
•	surrender the new note to the conversion agent;
•	if required, furnish appropriate endorsements and transfer documents;
•	if required, pay all transfer or similar taxes; and
•	if required, pay funds equal to interest payable on the next interest payment date.

The date a holder complies with these requirements is the “conversion date” under the indenture. If a holder holds a beneficial interest in a global note, to convert such note, a holder must comply with the last two requirements listed above and comply with DTC’s procedures for converting a beneficial interest in a global note. A holder receiving shares of our common stock upon conversion will not be entitled to any rights as a holder of our common stock, including, among other things, the right to vote and receive dividends and notices of shareholder meetings, until the close of business on the conversion date.

Settlement Elections

Upon conversion of the new notes, we will deliver to holders shares of our common stock (together with cash in lieu of any fractional share) and any accrued and unpaid interest to, but excluding, the “conversion date” (unless such “conversion date” occurs immediately following the regular record date immediately preceding June 1, 2018, in which case we will make such delivery (and payment, if applicable) on June 1, 2018) in satisfaction of our conversion obligation.

If necessary to comply with the listing requirement of the NASDAQ Global Select Market, we will not issue more than 40,000,000 shares in the aggregate of our common stock (subject to adjustment under certain circumstances as provided in the indenture) to settle any conversion of the new notes (which restriction we refer to as the “maximum share limitation”). Any principal of a note that is not permitted to be converted as the result of the maximum share limitation will be deemed satisfied in full upon conversion. Such principal not permitted to be converted, if any, shall be deemed to be paid in full rather than canceled, extinguished or forfeited. In the event of a conversion that would cause in excess of 40,000,000 shares to be issued, we will promptly notify the converting holder, and such holder will be permitted to withdraw or modify its request to convert its new notes within three business days after receiving such notice from us. If any such converting holder does not withdraw or amend its request to convert its new notes within such three business day period, such holder’s original request to convert will be fulfilled, with any principal not permitted to be converted as a result of the maximum share limitation deemed satisfied in full as described above. We will also promptly give notice to the trustee and the other holders at any time additional conversions of the new notes will not be permitted as a result of the maximum share limitation. The shares of common stock issuable upon conversion of the privately placed 2018 notes will not be taken into account for purposes or circulating the maximum share limitations.

The maximum share limitation is not applicable to shares of common stock issuable upon exercise of the privately placed 2018 notes because the maximum share limitation was not necessary for the private exchange transactions to comply with the listing requirements of the NASDAQ Global Select Market. Specifically, NASDAQ Listing Rule 5635(d) requires shareholder approval of a transaction other than a public offering involving the sale, issuance or potential issuance by a company of common stock (or securities convertible into or exercisable for common stock) if such issuance would represent 20% or more of the common stock or voting power outstanding before the issuance for less than the greater of book or market value of the stock. Because the privately placed 2018 notes were issued for a price per share of common stock issuable upon conversion, calculated under NASDAQ guidelines, that exceeded the book and market values of the Company’s common stock, the private exchange transactions were not required to be approved by the Company’s shareholders and the amount of shares issuable upon exercise of the privately placed 2018 notes was irrelevant to this NASDAQ listing requirement.

Settlement Upon Conversion

Upon conversion of the new notes, we will deliver to the converting holder within three business days of the relevant conversion date shares of our common stock (together with cash in lieu of any fractional share) equal to (i) (A) the aggregate principal amount of new notes to be converted, divided by (B) $1,000, multiplied by (ii) the conversion rate in effect on the relevant conversion date, together with cash in lieu of any fractional shares and for any accrued but unpaid interest to, but excluding, the relevant conversion date.

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Adjustments to the Conversion Rate

The applicable conversion rate will be subject to adjustment, without duplication, upon the occurrence of any of the following events:

•	If we issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

where,

CR0 = the conversion rate in effect immediately prior to the close of business on the record date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be;

CR’ = the conversion rate in effect immediately after the close of business on the record date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be;

OS0 = the number of shares of our common stock outstanding immediately prior to the close of business on the record date for such dividend or distribution, or the open of business on the effective date of such share split or share combination, as the case may be; and

OS’ = the number of shares of our common stock outstanding immediately after such dividend or distribution, or such share split or share combination, as the case may be.

Any adjustment made under this first bullet shall become effective immediately after the close of business on the record for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination. If any dividend or distribution of the type described in this first bullet is declared but not so paid or made, or any share split or combination of the type described in this first bullet is announced but the outstanding shares of our common stock are not split or combined, as the case may be, the conversion rate shall be immediately readjusted, effective as of the date our board of directors determines not to pay such dividend or distribution, or not to split or combine the outstanding shares of our common stock, as the case may be, to the conversion rate that would then be in effect if such dividend, distribution, share split or share combination had not been declared or announced.

•	If we distribute to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period expiring not more than 60 days immediately following the record date of such distribution, to purchase or subscribe for shares of our common stock at a price per share less than the average of the closing sale prices of our common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the ex-date for such distribution, the conversion rate will be increased based on the following formula:

CR0= the conversion rate in effect immediately prior to the close of business on the record date for such distribution;

CR’ = the conversion rate in effect immediately after the close of business on the record date for such distribution;

OS0 = the number of shares of our common stock outstanding immediately prior to the close of business on the record date for such distribution;

X = the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y = the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the closing sale prices of our common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the announcement date for such distribution.

Any increase made under this second bullet will be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the close of business on the record date for such distribution. To the extent that shares of common stock are not delivered after the expiration of such rights, options or warrants, the conversion rate shall be readjusted to the conversion rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so distributed, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such record date for such distribution had not occurred.

In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of our common stock at less than such average of the closing sale prices for the 10 consecutive trading-day period ending on the trading day immediately preceding the ex-date for such distribution, and in determining the aggregate offering price of such shares of our common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors.

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•	If we distribute shares of our capital stock, evidences of our indebtedness or other assets, securities or property of ours, to all or substantially all holders of our common stock, excluding:
•	dividends or distributions referred to in the first and second bullet points above;
•	dividends or distributions paid exclusively in cash referred to in the fourth bullet point below; and
•	spin-offs to which the provisions set forth in the latter portion of this bullet point shall apply,

then the conversion rate will be increased based on the following formula:

where,

CR0 = the conversion rate in effect immediately prior to the close of business on the record date for such distribution;

CR’ = the conversion rate in effect immediately after the close of business on the record date for such distribution;

SP0 = the average of the closing sale prices of our common stock over the 10 consecutive trading-day period ending on the trading day immediately preceding the ex-date for such distribution; and

FMV = the fair market value (as determined by our board of directors or a committee thereof) of the shares of capital stock, evidences of indebtedness, assets, securities or property distributable with respect to each outstanding share of our common stock on the ex-date for such distribution.

If “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, each holder of a new note shall receive, for each $1,000 principal amount of new notes, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets, securities or property of ours that such holder would have received as if such holder owned a number of shares of common stock equal to the conversion rate in effect on the ex-date for the distribution.

Any increase made under the portion of this third bullet point above will become effective immediately after the close of business on the record date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

With respect to an adjustment pursuant to this third bullet point where there has been a payment of a dividend or other distribution on our common stock of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit where such capital stock or similar equity interest is listed or quoted (or will be listed or quoted upon consummation of the spin-off (as defined below)) on a national securities exchange, which we refer to as a “spin-off,” the conversion rate in effect immediately before 5:00 p.m., New York City time, on the tenth trading day immediately following, and including, the ex-date for the spin-off will be increased based on the following formula:

where,

CR0 = the conversion rate in effect immediately prior to the close of business on the tenth trading day immediately following, and including, the ex-date for the spin-off;

CR’ = the conversion rate in effect immediately after the close of business on the tenth trading day immediately following, and including, the ex-date for the spin-off;

FMV = the average of the closing sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the 10 consecutive trading-day period immediately following, and including, the ex-date for the spin-off; and

MP0 = the average of the closing sale prices of our common stock over the 10 consecutive trading-day period immediately following, and including, the ex-date for the spin-off.

The adjustment to the conversion rate under the preceding paragraph will occur at the close of business on the tenth trading day immediately following, and including, the ex-date for the spin-off; provided that, for purposes of determining the conversion rate, in respect of any conversion during the 10 trading days following, and including, the effective date of any spin-off, references within the portion of this third bullet point related to “spin-offs” to 10 consecutive trading days shall be deemed replaced with such lesser number of consecutive trading days as have elapsed between the effective date of such spin-off and the relevant conversion date.

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•	If any cash dividend or distribution is made to all or substantially all holders of our common stock, the conversion rate will be increased based on the following formula:

where,

CR0 = the conversion rate in effect immediately prior to the close of business on the record date for such dividend or distribution;

CR1 = the conversion rate in effect immediately after the close of business on the record date for such dividend or distribution;

SP0 = the average of the closing sale prices of our common stock over the 10 consecutive trading-day period immediately preceding the ex-date for such dividend or distribution; and

C = the amount in cash per share of our common stock we distribute to holders of our common stock.

Such increase shall become effective immediately after the close of business on the record date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such dividend or distribution had not been declared.

If “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a new note shall receive, for each $1,000 principal amount of new notes, at the same time and upon the same terms as holders of our common stock, the amount of cash that such holder would have received as if such holder owned a number of shares of our common stock equal to the conversion rate on the ex-date for such cash dividend or distribution.

•	If we or any of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock, if the cash and value of any other consideration included in the payment per share of our common stock exceeds the average of the closing sale prices of our common stock over the 10 consecutive trading-day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

where,

CR0 = the conversion rate in effect immediately prior to the close of business on the last trading day of the 10 consecutive trading-day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires;

CR’ = the conversion rate in effect immediately after the close of business on the last trading day of the 10 consecutive trading-day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration (as determined by our board of directors or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;

OS0 = the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires;

OS’ = the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to such tender offer or exchange offer); and

SP’ = the average of the closing sale prices of our common stock over the 10 consecutive trading-day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires.

The increase to the conversion rate under the preceding paragraph will occur at the close of business on the tenth trading day immediately following, but excluding, the date such tender or exchange offer expires; provided that, for purposes of determining the conversion rate, in respect of any conversion during the 10 trading days immediately following, but excluding, the date that any such tender or exchange offer expires, references within this fifth bullet point to 10 consecutive trading days shall be deemed replaced with such lesser number of consecutive trading days as have elapsed between the date such tender or exchange offer expires and the relevant conversion date.

The “ex-date” is the first date on which our common stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

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The indenture does not require us to adjust the conversion rate for any of the transactions described in the bullet points above (other than for share splits or share combinations) if we make provision for each holder of the new notes to participate in the transaction, at the same time as holders of our common stock participate, without conversion, as if such holder held a number of shares of our common stock equal to the conversion rate in effect on the “ex-date” or effective date, as the case may be, for such transaction, multiplied by the principal amount (expressed in thousands) of new notes held by such holder.

If we issue rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then:

•	we will not adjust the conversion rate pursuant to the bullet points above until the earliest of these triggering events occurs; and
•	we will readjust the conversion rate to the extent any of these rights, options or warrants are not exercised before they expire.

We will not adjust the conversion rate pursuant to the bullet points above unless the adjustment would result in a change of at least 1% in the then effective conversion rate. However, we will carry forward any adjustment that we would otherwise have to make and take that adjustment into account in any subsequent adjustment. However, on December 31 of each year, and with respect to any new notes that are subject to conversion, we will give effect to all adjustments that we have otherwise deferred pursuant to this provision, and those adjustments will no longer be carried forward and taken into account in any subsequent adjustment. Adjustments to the conversion rate will be calculated to the nearest 1/10,000th.

To the extent permitted by law and the continued listing requirements of the NASDAQ Global Select Market, we may, from time to time, increase the conversion rate by any amount for a period of at least 20 business days or any longer period permitted or required by law, so long as the increase is irrevocable during that period and our board of directors determines that the increase is in our best interests. We will mail a notice of the increase to registered holders at least 15 days before the day the increase commences. In addition, we may, but are not obligated to, increase the conversion rate as we determine to be advisable in order to avoid or diminish taxes to recipients of certain distributions, to the extent permitted by law and the continued listing requirements of the NASDAQ Global Select Market.

To the extent that the rights agreement dated as of May 25, 2004 between us and Computershare Trust Company, N.A., as rights agent (successor to SunTrust Bank) (as amended by amendment agreements dated as of November 3, 2006, August 2, 2007 and November 3, 2009), or any future rights plan (i.e., a poison pill) adopted by us, is in effect, upon conversion of the new notes, you will receive, in addition to any shares of our common stock that are otherwise due upon conversion, the rights under such rights agreement or future rights plan in respect of such shares of common stock, unless the rights have separated from our common stock at the time of conversion, in which case the conversion rate will be adjusted at the time of separation as if we had distributed to all holders of our common stock, shares of our capital stock, evidences of indebtedness, other assets, securities or property as described in the third bullet point under “—Adjustments to the Conversion Rate” above, subject to readjustment in the event of the expiration, termination or redemption of such rights. See “Description of Capital Stock—Shareholder Rights Agreement.”

In the event of:

•	a taxable distribution to holders of shares of common stock which results in an adjustment to the conversion rate; or
•	an increase in the conversion rate at our discretion,

the holders of the new notes may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend. This generally would occur, for example, if we adjust the conversion rate to compensate holders for cash dividends on our common stock and could also occur if we make other distributions of cash or property to our shareholders. See “Material U.S. Federal Income Tax Considerations.”

Events That Will Not Result in Adjustment

The conversion rate will not be adjusted:

•	upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities;
•	upon the issuance of any shares of our common stock, restricted stock or restricted stock units, non-qualified stock options, incentive stock options or any other options or rights (including stock appreciation rights) to purchase shares of our common stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, us or any of our subsidiaries;
•	upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet point and outstanding as of the date the new notes were first issued;
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•	for accrued and unpaid interest, if any, including additional interest, if any;
•	upon the repurchase of any shares of our common stock pursuant to an open-market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described in “—Holders’ Conversion Rights—Adjustments to the Conversion Rate”; or
•	for a change in the par value of shares of our common stock.

Change in the Conversion Right Upon Certain Reclassifications, Business Combinations and Asset Sales

If we:

•	reclassify our common stock (other than a change only in par value or a change as a result of a subdivision or combination of our common stock);
•	are party to a consolidation, merger or binding share exchange; or
•	sell, transfer, lease, convey or otherwise dispose of all or substantially all of our consolidated property or assets;

in each case pursuant to which our common stock would be converted into or exchanged for, or would constitute solely the right to receive, cash, securities or other property, then, if a holder converts its new notes on or after the effective date of any such transaction, the new notes will be convertible into the same type (in the same proportions) of consideration received by holders of our common stock in the relevant event (which we refer to as the “reference property”). However, at and after the effective time of the transaction, the number of shares of our common stock otherwise deliverable upon conversion of the new notes as set forth under “—Settlement Upon Conversion” will instead be deliverable in the amount and type of reference property that a holder of that number of shares of our common stock would have received in such transaction. If the transaction causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), the reference property into which the new notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election. We will notify holders of the weighted average as soon as practicable after such determination is made. We will agree in the indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.

A change in the conversion right such as this could substantially lessen or eliminate the value of the conversion right. For example, if a third party acquires us in a cash merger, each new note would be convertible solely into cash and would no longer be potentially convertible into securities whose value could increase depending on our future financial performance, prospects and other factors. There is no precise, established definition of the phrase “all or substantially all of our consolidated property or assets” under applicable law. Accordingly, there may be uncertainty as to whether the provisions above would apply to a sale, transfer, lease, conveyance or other disposition of less than all of our consolidated property or assets.

Our Conversion Option

We may, at our option, elect to convert the new notes in whole or in part (which we refer to as the “issuer’s conversion option”) at any time if the volume-weighted average price of our common stock has equaled or exceeded 150% of the Conversion Price then in effect for at least 20 trading days in any 30 trading day period, ending within five trading days prior to the date of the conversion notice described in the next paragraph.

If we elect to exercise the issuer’s conversion option, we or, at our written request and expense, the trustee, will mail or cause to be delivered to each holder subject to such issuer’s conversion option an “issuer’s conversion notice” of the exercise of such issuer’s conversion option not more than 30 trading days but not less than 10 trading days prior to the issuer’s conversion date. The “issuer’s conversion date” is the date on which the issuer’s conversion option will occur, which is a date (which we refer to as the “issuer’s conversion date”) selected by us that is not less than 10 trading days or more than 30 trading days after the date (which we refer to as the “issuer’s conversion notice date”) on which such issuer’s conversion notice is mailed to such holders as required by the indenture.

Each issuer’s conversion notice will state:

•	the issuer’s conversion notice date;
•	the aggregate principal amount of new notes to be converted;
•	the CUSIP or similar number or numbers of the new notes to be converted;
•	the issuer’s conversion date;
•	that on and after the issuer’s conversion date, interest on the new notes to be converted will cease to accrue;
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•	the name and address of each Paying Agent and Conversion Agent and the place or places where the new notes are to be surrendered for conversion; and
•	the Conversion Price then in effect.

Notwithstanding the foregoing, we may only exercise the issuer’s conversion option if each of the following conditions are satisfied on each day during the period (1) commencing ten days prior to the issuer’s conversion notice date and (2) ending on the issuer’s conversion date:

(i) either (x) all shares of our common stock issuable upon conversion of the new notes and held by a non-affiliate of ours shall be eligible for sale without the need for registration under any applicable federal or state securities laws or (y) we have filed a shelf registration statement registering the resale of the shares of our common stock issuable upon conversion of the new notes which has been declared effective by the SEC or is automatically effective and is available for use, and we expect such shelf registration statement to remain effective and available for use from the date on which we’ve mailed the notice of conversion until 30 days following our mailing of such notice;

(ii) our common stock is (x) listed on The New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) during the period commencing 10 days prior to the date on which we mail the conversion notice to holders and ending on the date on which the new notes are to be converted, and (y) not subject to suspension or delisting by any such exchange;

(iii) prior to the issuer’s conversion notice date, to the extent any new notes have been delivered to us for conversion, we have delivered shares of common stock upon conversion to such holders;

(iv) any shares of our common stock to be issued upon conversion may be issued in full without violating the rules or regulations of The New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) on which our common stock delivered upon conversion is then listed or trading; and

(v) no Default or Event of Default under the indenture has occurred and is continuing.

If we convert less than all of the new notes, the issuer’s conversion notice shall identify the new notes to be converted, and the trustee shall select the new notes to be converted by lot, on a pro rata basis or in accordance with any other method the trustee deems fair and appropriate. If any such new notes are to be converted in part only, the notice of conversion will state the portion of the principal amount thereof to be converted and will state that a new note or notes in principal amount equal to the unconverted portion thereof will be issued.

Notwithstanding anything to the contrary in the indenture, any new notes for which a holder has delivered an appropriate instruction form for conversion or a conversion notice pursuant to its rights described under “— Holders’ Conversion Rights” on or after the date of mailing of an issuer’s conversion notice will be converted pursuant to the issuer’s conversion option and will not be converted pursuant to the conversion rights described under “— Holders’ Conversion Rights”, and any new notes for which a holder has delivered an appropriate instruction form for conversion or a conversion notice pursuant to its rights described under “— Holders’ Conversion Rights” prior to the date of mailing of an issuer’s conversion notice will be converted pursuant to the conversion rights described under “— Holders’ Conversion Rights”.

Each holder of a new note, by its acceptance thereof, agrees to take the following actions prior to the issuer’s conversion date in respect of the portion of its new notes subject to an issuer’s conversion option: (i) surrendering the new note, or portion thereof, to the conversion agent, (ii) furnishing appropriate endorsements and transfer documents if required by the security registrar or the conversion agent, (iii) if the new note is held in book-entry form, completing and delivering to the depositary appropriate instructions pursuant to the depositary’s book-entry conversion programs, and (iv) paying, if required, all taxes or duties. In the event that a holder does not take any of the actions set forth in the immediately preceding sentence prior to the issuer’s conversion date, each holder of a new note, by the its acceptance thereof, authorizes and directs us to take any action on the holder’s behalf to effect the issuer’s conversion option and appoints us such holder’s attorney-in-fact for any and all such purposes. Such appointment as attorney-in-fact is coupled with an interest and is irrevocable so long as any new note is outstanding.

The “volume-weighted average price” per share of our common stock on any trading day means such price as displayed on Bloomberg (or any successor service) page JRCC.UQ <equity> AQR in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such trading day; or, if such price is not available, the volume weighted average price means the market value per share of common stock on such day as determined by a nationally recognized independent investment banking firm retained for this purpose by us.

“Trading day” means, with respect to shares of our common stock or any other security, a day during which (i) trading in shares of our common stock or such other security generally occurs, and (ii) a market disruption event has not occurred; provided that if shares of our common stock or such other security is not listed for trading or quotation on or by any exchange, bureau or other organization, “trading day” will mean any business day.

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“Market disruption event” means (i) a failure by the primary United States national or regional securities exchange or market on which shares of our common stock or the relevant securities are listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for shares of our common stock or the relevant securities for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in shares of our common stock (or the relevant securities) or in any options, contracts or future contracts relating to shares of our common stock (or the relevant securities).

“Scheduled trading day” means, with respect to shares of our common stock or any other security, a day that is scheduled to be a trading day on the primary United States national securities exchange or market on which shares of our common stock or the relevant securities are listed or admitted for trading. If shares of our common stock or the relevant securities are not so listed or admitted for trading, “scheduled trading day” means any business day.

Holders May Require Us to Repurchase their New Notes Upon A Fundamental Change

If a “fundamental change,” as described below, occurs, each holder will have the right, at its option, subject to the terms and conditions of the indenture, to require us to repurchase for cash all or any portion of the holder’s new notes in integral multiples of $1,000 principal amount, at a price equal to 100% of the principal amount of the new notes to be repurchased, plus, except as described below, any accrued and unpaid interest to, but excluding, the “fundamental change repurchase date,” as described below. However, if the fundamental change repurchase date is after a record date for the payment of an installment of interest and on or before the related interest payment date, then the full amount of interest due on that interest payment date will be payable, on that interest payment date, to the holder of record at the close of business on the record date, and the fundamental change repurchase price will not include any accrued and unpaid interest.

We must repurchase the new notes on a date of our choosing, which we refer to as the “fundamental change repurchase date.” The fundamental change repurchase date will be no later than 35 days, and no earlier than 20 days, after the date we mail the relevant notice of the fundamental change, as described below.

Within 20 business days after the occurrence of a fundamental change, we must mail to all registered holders of new notes at their addresses shown on the register of the registrar, and to beneficial owners as required by applicable law, a notice regarding the fundamental change. We must also publicly release, through a reputable national newswire service, a notice of the fundamental change. The notice must state, among other things:

•	the events causing the fundamental change;
•	the date of the fundamental change;
•	the fundamental change repurchase date;
•	the last date on which a holder may exercise its fundamental change repurchase right, which will be the business day immediately preceding the fundamental change repurchase date;
•	the fundamental change repurchase price;
•	the names and addresses of the paying agent and the conversion agent;
•	the procedures that a holder must follow to exercise its fundamental change repurchase right;
•	the conversion rate and any adjustments to the conversion rate that will result from the fundamental change; and
•	that new notes with respect to which a holder has delivered a fundamental change repurchase notice may be converted, if otherwise convertible, only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the indenture.

To exercise the repurchase right, a holder must deliver a written fundamental change repurchase notice to the paying agent no later than the close of business on the business day immediately preceding the fundamental change repurchase date. This written notice must state:

•	the certificate numbers of the new notes that the holder will deliver for repurchase, if they are in certificated form;
•	the principal amount of the new notes to be repurchased, which must be an integral multiple of $1,000; and
•	that the new notes are to be repurchased by us pursuant to the fundamental change provisions of the indenture.
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A holder may withdraw any fundamental change repurchase notice by delivering to the paying agent a written notice of withdrawal prior to the close of business on the business day immediately preceding the fundamental change repurchase date. The notice of withdrawal must state:

•	the name of the holder;
•	a statement that the holder is withdrawing its election to require us to repurchase its new notes;
•	the certificate numbers of the new notes being withdrawn, if they are in certificated form;
•	the principal amount of new notes being withdrawn, which must be an integral multiple of $1,000; and
•	the principal amount, if any, of the new notes that remain subject to the fundamental change repurchase notice, which must be an integral multiple of $1,000.

If the new notes are not in certificated form, the above notices must comply with appropriate DTC procedures.

We will pay the fundamental change repurchase price no later than the later of the fundamental change repurchase date and the time of book-entry transfer or delivery of the new note, together with necessary endorsements.

If the paying agent holds on the fundamental change repurchase date money sufficient to pay the fundamental change repurchase price due on all new notes surrendered for repurchase in accordance with the terms of the indenture, then, on and after the fundamental change repurchase date, such new notes will cease to be outstanding and interest on such new notes will cease to accrue, whether or not the book-entry transfer of the new notes is made or whether or not the holder delivers the new notes to the paying agent. Thereafter, all other rights of the relevant holders terminate, other than the right to receive the fundamental change repurchase price upon book-entry transfer or delivery of the new note.

A “fundamental change” will be deemed to occur upon the occurrence of a “change in control” or a “termination of trading.”

A “change in control” generally will be deemed to occur at such time as:

•	any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as that term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% or more of the total outstanding voting power of all classes of our capital stock entitled to vote generally in the election of directors (“voting stock”);
•	there occurs a sale, transfer, lease, conveyance or other disposition of all or substantially all of our consolidated property or assets to any “person” or “group” (as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act;
•	we consolidate with, or merge with or into, another person or any person consolidates with, or merges with or into, us, unless either:
•	the persons that “beneficially owned,” directly or indirectly, the shares of our voting stock immediately prior to such consolidation or merger “beneficially own,” directly or indirectly, immediately after such consolidation or merger, shares of the surviving or continuing corporation’s voting stock representing at least a majority of the total outstanding voting power of all outstanding classes of voting stock of the surviving or continuing corporation in substantially the same proportion as such ownership immediately prior to such consolidation or merger; or
•	both of the following conditions are satisfied (we refer to such a transaction as a “listed stock business combination”):
•	at least 90% of the consideration (other than cash payments for fractional shares or pursuant to statutory appraisal rights) in such consolidation or merger consists of common stock and any associated rights listed and traded on The New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) (or which will be so listed and traded when issued or exchanged in connection with such consolidation or merger); and
•	as a result of such consolidation or merger, the new notes become convertible solely into such consideration; or
•	we are liquidated or dissolved or holders of our capital stock approve any plan or proposal for our liquidation or dissolution.
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There is no precise, established definition of the phrase “all or substantially all of our consolidated property or assets” under applicable law. Accordingly, there may be uncertainty as to whether a sale, transfer, lease, conveyance or other disposition of less than all of our consolidated property or assets would permit a holder to exercise its right to have us repurchase its new notes in accordance with the fundamental change provisions described above.

A “termination of trading” is deemed to occur if shares of our common stock (or other common stock into which the new notes are then convertible) are not listed for trading on The New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors).

We may not have the financial resources, and we may not be able to arrange for financing, to pay the fundamental change repurchase price for all new notes holders have elected to have us repurchase. Furthermore, the terms of our existing or future indebtedness may limit our ability to pay the repurchase price to repurchase new notes. See “Description of Other Indebtedness” and “Risk Factors—The level of our indebtedness could adversely affect our financial condition and results of our operations.” Our failure to repurchase the new notes when required would result in an event of default with respect to the new notes. The exercise by holders of the new notes of their right to require us to repurchase their new notes upon a fundamental change could cause a default under our other outstanding indebtedness, even if the fundamental change itself does not.

We may in the future enter into transactions, including recapitalizations, that would not constitute a fundamental change but that would increase our debt or otherwise adversely affect holders. The indenture does not restrict our or our subsidiaries’ ability to incur indebtedness, including senior or secured indebtedness. Our incurrence of additional indebtedness could adversely affect our ability to service our indebtedness, including the new notes.

In addition, the fundamental change repurchase feature of the new notes would not necessarily afford holders of the new notes protection in the event of highly leveraged or other transactions involving us that may adversely affect holders of the new notes. Furthermore, the fundamental change repurchase feature of the new notes may in certain circumstances deter or discourage a third party from acquiring us, even if the acquisition may be beneficial to you.

In connection with any fundamental change offer, we will, to the extent applicable:

•	comply with the provisions of Rule 13e-4 and Regulation 14E and all other applicable laws;
•	file a Schedule TO or any other required schedule under the Exchange Act or other applicable laws; and
•	otherwise comply with all applicable federal and state securities laws in connection with any offer by us to purchase the new notes.

No new notes may be repurchased by us at the option of the holders upon a fundamental change if the principal amount of the new notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date.

Consolidation, Merger and Sale of Assets

The indenture prohibits us from consolidating with or merging with or into, or selling, transferring, leasing, conveying or otherwise disposing of all or substantially all of our consolidated property or assets to, another person, whether in a single transaction or series of related transactions, unless, among other things:

•	we are the continuing corporation or such other person is a corporation organized and existing under the laws of the United States, any state of the United States or the District of Columbia and such other person assumes all of our obligations under the new notes and the indenture; and
•	after giving effect to such transaction, there is no event of default, and no event which, after notice or passage of time or both, would become an event of default.

When the successor assumes all of our obligations under the indenture, except in the case of a lease of all or substantially all of our consolidated assets, our obligations under the indenture will terminate.

The indenture prohibits any subsidiary guarantor from consolidating with or merging with or into, or selling, transferring, leasing, conveying or otherwise disposing of all or substantially all of its property or assets to, another person (other than to us or any other subsidiary guarantor), whether in a single transaction or series of related transactions, unless, among other things:

•	such subsidiary guarantor is the continuing corporation or such other person is a corporation organized and existing under the laws of the United States, any state of the United States or the District of Columbia and such other person assumes all of such subsidiary guarantor’s guarantee in respect of our obligations under the new notes and the indenture; and
•	after giving effect to such transaction, there is no event of default, and no event which, after notice or passage of time or both, would become an event of default.
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Some of the transactions described above could constitute a fundamental change that permits holders to require us to repurchase their new notes, as described under “—Holders May Require Us to Repurchase Their New Notes Upon a Fundamental Change.”

There is no precise, established definition of the phrase “all or substantially all of our consolidated property or assets” under applicable law. Accordingly, there may be uncertainty as to whether the provisions above would apply to a sale, transfer, lease, conveyance or other disposition of less than all of our consolidated property or assets.

Events of Default

The following are events of default under the indenture:

•	our failure to pay the principal of any new note when due, whether at maturity, on a fundamental change repurchase date with respect to a fundamental change, upon acceleration or otherwise;
•	our failure to pay an installment of interest on any new note when due, if the failure continues for 30 days after the date when due;
•	our failure to satisfy our conversion obligations upon the exercise of a holder’s conversion right;
•	our failure to timely provide notice as described under “—Holders May Require Us to Repurchase Their new notes Upon a Fundamental Change” with respect to the new notes;
•	our failure to comply with our obligations under “—Consolidation, Merger and Sale of Assets” above;
•	our failure to comply with any other term, covenant or agreement contained in the new notes or the indenture, if the failure is not cured within 90 days after notice to us by the trustee or to the trustee and us by holders of at least 25% in aggregate principal amount of the new notes then outstanding, in accordance with the indenture;
•	a default by us or any of our subsidiaries in the payment when due, after the expiration of any applicable grace period, of principal of, or premium, if any, or interest on, indebtedness for money borrowed in the aggregate principal amount then outstanding of $20 million or more, or acceleration of our or our subsidiaries’ indebtedness for money borrowed in such aggregate principal amount or more so that it becomes due and payable before the date on which it would otherwise have become due and payable, if such default is not cured or waived, or such acceleration is not rescinded, within 30 days after notice to us by the trustee or to us and the trustee by holders of at least 25% in aggregate principal amount of the new notes then outstanding, in accordance with the indenture;
•	failure by us or any of our subsidiaries, within 30 days, to pay, bond or otherwise discharge any final, non-appealable judgments or orders for the payment of money the total uninsured amount of which for us or any of our subsidiaries exceeds $20 million, which are not stayed on appeal;
•	certain events of bankruptcy, insolvency or reorganization with respect to us or any of our subsidiaries that is a “significant subsidiary” (as defined in Regulation S-X under the Exchange Act) or any group of our subsidiaries that in the aggregate would constitute a “significant subsidiary”; and
•	any subsidiary guarantor repudiates its obligations under its subsidiary guarantee or, except as permitted by the indenture, any guarantee made pursuant to the indenture is determined to be unenforceable or invalid or shall for any reason cease to be in full force and effect and such default continues for 10 days.

If an event of default, other than an event of default referred to in the second-to-last bullet point above with respect to us (but including an event of default referred to in that bullet point solely with respect to a significant subsidiary, or group of subsidiaries that in the aggregate would constitute a significant subsidiary, of ours), has occurred and is continuing, either the trustee, by notice to us, or the holders of at least 25% in aggregate principal amount of the notes then outstanding under the indenture (which includes both the new notes and the privately placed 2018 notes, collectively, the “notes”), by notice to us and the trustee, may declare the principal of, and any accrued and unpaid interest on, all new notes to be immediately due and payable. In the case of an event of default referred to in the second-to-last bullet point above with respect to us (and not solely with respect to a significant subsidiary, or group of subsidiaries that in the aggregate would constitute a significant subsidiary, of ours), the principal of, and accrued and unpaid interest on, all notes will automatically become immediately due and payable.

Notwithstanding the paragraph above, for the first 180 days immediately following an event of default relating to our obligations as set forth in the second sentence under the heading “—Rule 144A Information, SEC Reporting” below, the sole remedy for any such event of default shall be the accrual of additional interest on the new notes at a rate per year equal to (i) 0.25% of the outstanding principal amount of the new notes for the first 90 days following the occurrence of such event of default and (ii) 0.50% of the outstanding principal amount of the new notes for the next 90 days after the first 90 days following the occurrence of such event of default, in each case, payable semi-annually at the same time and in the same manner as regular interest on the new notes. This additional interest will accrue on all outstanding new notes from, and including the date on which such event of default first occurs to, and including, the 180th day thereafter (or such earlier date on which such event of default shall have been cured or waived). In addition to the accrual of such additional interest, on and after the 181st day immediately following an event of default relating to our obligations as set forth in the second sentence under the heading “—Rule 144A Information, SEC Reporting” below, either the trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding may declare the principal amount of the new notes and any accrued and unpaid interest through the date of such declaration, to be immediately due and payable. For the avoidance of doubt, any additional interest payable pursuant to this paragraph will be in addition to any additional interest that may accrue as described under “—Additional Interest” below.

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If any portion of the amount payable on the new notes upon acceleration is considered by a court to be unearned interest (through the allocation of a portion of the value of the new notes to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

After any acceleration of the new notes, the holders of a majority in aggregate principal amount of the new notes by written notice to the trustee, may rescind or annul such acceleration in certain circumstances, if:

•	the rescission would not conflict with any order or decree;
•	all events of default, other than the non-payment of accelerated principal or interest, have been cured or waived; and
•	certain amounts due to the trustee are paid.

The indenture does not obligate the trustee to exercise any of its rights or powers at the request or demand of the holders, unless the holders have offered to the trustee security or indemnity that is reasonably satisfactory to the trustee against the costs, expenses and liabilities that the trustee may incur to comply with the request or demand. Subject to the indenture, applicable law and the trustee’s rights to indemnification, the holders of a majority in aggregate principal amount of the outstanding new notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

No holder will have any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture, unless:

•	the holder gives the trustee written notice of a continuing event of default;
•	the holders of at least 25% in aggregate principal amount of the notes then outstanding under the indenture make a written request to the trustee to pursue the remedy;
•	the holder or holders offer and, if requested, provide the trustee indemnity reasonably satisfactory to the trustee against any loss, liability or expense; and
•	the trustee fails to comply with the request within 60 days after the trustee receives the notice, request and offer of indemnity and does not receive, during those 60 days, from holders of a majority in aggregate principal amount of the notes then outstanding under the indenture, a direction that is inconsistent with the request.

However, the above limitations do not apply to a suit by a holder to enforce:

•	the payment of interest on the new notes;
•	the payment of any amounts due on that holder’s new notes after the maturity date or any fundamental change repurchase date; or
•	the right to convert that holder’s new notes in accordance with the indenture.

Except as provided in the indenture, the holders of a majority of the aggregate principal amount of outstanding notes under the indenture may, by notice to the trustee, waive any past default or event of default and its consequences, other than a default or event of default:

•	in the payment of principal of, or interest on, any new note or in the payment of the fundamental change repurchase price;
•	arising from our failure to convert any new note in accordance with the indenture; or
•	in respect of any provision under the indenture that cannot be modified or amended without the consent of the holders of each outstanding new note affected.
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We will promptly notify the trustee upon our becoming aware of the occurrence of any default or event of default. In addition, the indenture requires us to furnish to the trustee, on an annual basis, a statement by our officers stating whether they have actual knowledge of any default or event of default by us in performing any of our obligations under such indenture or the new notes and describing any such default or event of default. If a default or event of default has occurred and the trustee has received notice of the default or event of default in accordance with the indenture, the trustee must mail to each registered holder of new notes a notice of the default or event of default within 30 days after receipt of the notice. However, the trustee need not mail the notice if the default or event of default:

•	has been cured or waived; or
•	is not in the payment or delivery of any amounts due (including principal, interest or the consideration due upon conversion) with respect to any new note and the trustee in good faith determines that withholding the notice is in the best interests of the holders.

Modification and Waiver

We may amend or supplement the indenture or the new notes with the consent of the trustee and holders of at least a majority in aggregate principal amount of the outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes). In addition, subject to certain exceptions, the holders of a majority in aggregate principal amount of the outstanding notes may waive by consent (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes) our compliance with any provision of the indenture or notes. However, without the consent of the holders of each outstanding new note affected, no amendment, supplement or waiver may:

•	change the stated maturity of the principal of, or the payment date of any installment of interest (including any additional interest) on, any note;
•	reduce the principal amount of, or any interest on, any notes;
•	change the place, manner or currency of payment of principal of, or interest on, any note;
•	impair the right to institute a suit for the enforcement of any delivery or payment on, or with respect to, or due upon the conversion of, any note;
•	modify, in a manner adverse to the holders of the notes, the provisions of the indenture relating to the right of the holders to require us to repurchase notes upon a fundamental change;
•	modify the ranking provisions of the indenture in a manner adverse to the holders of the notes;
•	adversely affect the right of the holders of the notes to convert their notes in accordance with the indenture;
•	reduce the percentage in aggregate principal amount of outstanding notes whose holders must consent to a modification or amendment of the indenture or the notes;
•	reduce the percentage in aggregate principal amount of outstanding notes whose holders must consent to a waiver of compliance with any provision of the indenture or the notes or a waiver of any default or event of default; or
•	modify the provisions of the indenture with respect to modification and waiver (including waiver of a default or event of default), except to increase the percentage required for modification or waiver or to provide for the consent of each affected holder.

We may, with the trustee’s consent, amend or supplement the indenture or the new notes without notice to or the consent of any holder of the notes to:

•	evidence the assumption of our obligations under the indenture and notes by a successor upon our consolidation or merger or the sale, transfer, lease, conveyance or other disposition of all or substantially all of our consolidated property or assets in accordance with the indenture;
•	make adjustments in accordance with the indenture to the right to convert the notes upon certain reclassifications in shares of our common stock and certain consolidations, mergers and binding share exchanges and upon the sale, transfer, lease, conveyance or other disposition of all or substantially all of our consolidated property or assets;
•	secure our obligations in respect of the notes;
•	evidence and provide for the appointment of a successor trustee pursuant to the terms of the indenture;
•	comply with the provisions of any clearing agency, clearing corporation or clearing system, or the requirements of the trustee or the registrar, relating to transfers and exchanges of the notes pursuant to the indenture;
•	add to our covenants for the benefit of the holders of the notes or to surrender any right or power conferred upon us;
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•	make provision with respect to adjustments to the conversion rate as required by the indenture or to increase the conversion rate in accordance with the indenture;
•	add or remove a subsidiary guarantor; or
•	add or modify any other provision in the indenture with respect to matters or questions arising under the indenture which we deem necessary or desirable and which does not materially and adversely affect the rights of any holders of the notes.

In addition, we and the trustee may enter into a supplemental indenture without the consent of holders of the new notes in order to cure any ambiguity, defect, omission or inconsistency in the indenture in a manner that does not, individually or in the aggregate with all other changes, materially and adversely affect the rights of any holder of notes in any respect.

Discharge

We may generally satisfy and discharge our obligations under the indenture by:

•	delivering all outstanding notes to the trustee for cancellation; or
•	depositing with the trustee or the paying agent after such notes have become due and payable, whether at stated maturity, upon conversion, or on any fundamental change repurchase date, cash or, in the case of conversion, shares of our common stock sufficient to pay all amounts due on all outstanding notes and paying all other sums payable under the indenture.

In addition, in the case of a deposit, there must not exist a default or event of default with respect to the notes on the date we make the deposit, and the deposit must not result in a breach or violation of, or constitute a default under, the indenture.

Calculation in Respect of New Notes

We and our agents are responsible for making all calculations called for under the indenture and new notes. These calculations include, but are not limited to, determination of the volume weighted average price and the closing sale price of our common stock, the number of shares deliverable upon conversion of the new notes and amounts of interest and additional interest payable on the new notes. We and our agents will make all of these calculations in good faith, and, absent manifest error, these calculations will be final and binding on all holders of new notes. We will provide a copy of these calculations to the trustee, as required, and, absent manifest error, the trustee is entitled to rely on the accuracy of our calculations without independent verification.

No Personal Liability of Directors, Officers, Employees or Shareholders

None of our past, present or future directors, officers, employees or shareholders, as such, will have any liability for any of our obligations under the new notes or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a new note, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the new notes. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Rule 144A Information, SEC Reporting

If at any time we are not subject to the reporting requirements of the Exchange Act, we will promptly furnish to the holders, beneficial owners and prospective purchasers of the new notes or underlying shares of our common stock, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933, as amended (the “Securities Act”) to facilitate the resale of those new notes or shares pursuant to Rule 144A. In addition, we must provide the trustee with a copy of the reports we must file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act no later than the time those reports must be filed with the SEC (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). The filing of these reports with the SEC through its EDGAR database within the time periods for filing the same under the Exchange Act (taking into account any applicable grace periods provided thereunder) will satisfy our obligation to furnish those reports to the trustee.

Reports to Trustee

We will promptly furnish to the trustee copies of our annual report to shareholders, containing audited financial statements, and any other financial reports which we furnish to our shareholders.

Unclaimed Money

If money deposited with the trustee or paying agent for the payment of principal of, or accrued and unpaid interest on, the new notes remains unclaimed for two years, the trustee and paying agent will pay the money back to us upon our written request. However, the trustee and paying agent have the right to withhold paying the money back to us until they publish (in no event later than five days after we request repayment) in a newspaper of general circulation in the City of New York, or mail to each registered holder, a notice stating that the money will be paid back to us if unclaimed after a date no less than 30 days from the publication or mailing. After the trustee or paying agent pays the money back to us, holders of new notes entitled to the money must look to us for payment as general creditors, subject to applicable law, and all liability of the trustee and the paying agent with respect to the money will cease.

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Purchase and Cancellation

The registrar, paying agent and conversion agent will forward to the trustee any new notes surrendered to them for transfer, exchange, payment or conversion, and the trustee will promptly cancel those new notes in accordance with its customary procedures. We will not issue new notes to replace new notes that we have paid or delivered to the trustee for cancellation or that any holder has converted.

We may, to the extent permitted by law, purchase new notes in the open market or by tender offer at any price or by private agreement. We may, at our option and to the extent permitted by law, reissue, resell or surrender to the trustee for cancellation any new notes we purchase in this manner, in the case of a re-issuance or resale, so long as such new notes do not constitute “restricted securities” (as such term is defined under Rule 144 under the Securities Act) upon such re-issuance or resale. new notes surrendered to the trustee for cancellation may not be reissued or resold and will be promptly cancelled.

Replacement of New Notes

We will replace mutilated, lost, destroyed or stolen new notes at the holder’s expense upon delivery to the trustee of the mutilated new notes or evidence of the loss, destruction or theft of the new notes satisfactory to the trustee and us. In the case of a lost, destroyed or stolen new note, we or the trustee may require, at the expense of the holder, indemnity (including in the form of a bond) reasonably satisfactory to us and the trustee.

Trustee and Transfer Agent

The trustee for the new notes is US Bank National Association. US Bank National Association is also the trustee for our 9.875% senior notes due 2019, our 3.125% new notes due 2018 and our 4.5% new notes due 2015. We have appointed the trustee as the paying agent, registrar, conversion agent and custodian with regard to the new notes. The indenture permits the trustee to deal with us and any of our affiliates with the same rights the trustee would have if it were not trustee. However, under the Trust Indenture Act of 1939, as amended, if the trustee acquires any conflicting interest and there exists a default with respect to the new notes, the trustee must eliminate the conflict or resign. US Bank National Association and its affiliates have in the past provided or may from time to time in the future provide banking and other services to us in the ordinary course of their business.

The holders of a majority in aggregate principal amount of the new notes then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain exceptions. If an event of default occurs and is continuing, the trustee must exercise its rights and powers under the indenture using the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. The indenture does not obligate the trustee to exercise any of its rights or powers at the request or demand of the holders, unless the holders have offered to the trustee security or indemnity that is reasonably satisfactory to the trustee against the costs, expenses and liabilities that the trustee may incur to comply with the request or demand.

The transfer agent for our common stock is Computershare Trust Company N.A.

Listing and Trading

We do not intend to apply for listing of the new notes on any securities exchange or to arrange for their quotation on any interdealer quotation system. Our common stock is listed on the NASDAQ Global Select Market under the ticker symbol “JRCC.”

Form, Denomination and Registration of New Notes

General

The new notes will be issued in registered form, without interest coupons, in denominations of integral multiples of $1,000 principal amount, in the form of global securities, as further provided below. See “—Global Securities” below for more information. The trustee need not register the transfer of or exchange any new note for which the holder has delivered, and not validly withdrawn, a fundamental change repurchase notice, except with respect to that portion of the new notes not being repurchased.

See “—Global Securities,” “—Certificated Securities” and “Notice to Investors” for a description of additional transfer restrictions that apply to the new notes.

We will not impose a service charge in connection with any transfer or exchange of any note.

Global Securities

Global securities will be deposited with the trustee as custodian for The Depository Trust Company, or DTC, and registered in the name of DTC or a nominee of DTC.

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Investors who are qualified institutional buyers and who purchase new notes in reliance on Rule 144A under the Securities Act may hold their interests in a Rule 144A global security directly through DTC, if they are DTC participants, or indirectly through organizations that are DTC participants.

Except in the limited circumstances described below and in “—Certificated Securities,” holders of new notes will not be entitled to receive new notes in certificated form. Unless and until it is exchanged in whole or in part for certificated securities, each global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC.

We will apply to DTC for acceptance of the global securities in its book-entry settlement system. The custodian and DTC will electronically record the principal amount of new notes represented by global securities held within DTC. Beneficial interests in the global securities will be shown on records maintained by DTC and its direct and indirect participants. So long as DTC or its nominee is the registered owner or holder of a global security, DTC or such nominee will be considered the sole owner or holder of the new notes represented by such global security for all purposes under the indenture and the new notes. No owner of a beneficial interest in a global security will be able to transfer such interest except in accordance with DTC’s applicable procedures and the applicable procedures of its direct and indirect participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These limitations and requirements may impair the ability to transfer or pledge beneficial interests in a global security.

Payments of principal, premium, if any, and interest under each global security will be made to DTC or its nominee as the registered owner of such global security. We expect that DTC or its nominee, upon receipt of any such payment, will immediately credit DTC participants’ accounts with payments proportional to their respective beneficial interests in the principal amount of the relevant global security as shown on the records of DTC. We also expect that payments by DTC participants to owners of beneficial interests will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants, and none of us, the trustee, the custodian or any paying agent or registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in any global security or for maintaining or reviewing any records relating to such beneficial interests.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, which eliminates the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the depository. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The ownership interest and transfer of ownership interests of each beneficial owner or purchaser of each security held by or on behalf of DTC are recorded on the records of the direct and indirect participants.

Certificated Securities

The trustee will exchange beneficial interests in a global security for one or more certificated securities registered in the name of the owner of the beneficial interest, as identified by DTC, only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global security or ceases to be a clearing agency registered under the Exchange Act and, in either case, we do not appoint a successor depositary within 90 days of such notice or cessation; or
•	an event of default has occurred and is continuing, at the request of a beneficial owner of the new notes.

Settlement and Payment

We will make payments in respect of new notes represented by global securities by wire transfer of immediately available funds to DTC or its nominee as registered owner of the global securities.

We expect the new notes will trade in DTC’s Same-Day Funds Settlement System, and DTC will require all permitted secondary market trading activity in the new notes to be settled in immediately available funds. We expect that secondary trading in any certificated securities will also be settled in immediately available funds.

Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

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Although DTC has agreed to the above procedures to facilitate transfers of interests in the global securities among DTC participants, DTC is under no obligation to perform or to continue those procedures, and those procedures may be discontinued at any time. None of us, the initial purchasers or the trustee will have any responsibility for the performance by DTC or its direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

We have obtained the information we describe in this prospectus concerning DTC and its book-entry system from sources that we believe to be reliable, but neither we nor the initial purchasers take any responsibility for the accuracy of this information.

Additional Interest

If, at any time during the six-month period beginning on, and including, the date which is six months after the last date of original issuance of the new notes, we fail to timely file any document or report that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), or the new notes are not otherwise freely tradable by holders other than our affiliates (as a result of restrictions pursuant to U.S. securities law or the terms of the indenture or the new notes), we will pay additional interest on the new notes. Additional interest will accrue on the new notes at the rate of 0.50% per annum of the principal amount of new notes outstanding for each day during such period for which our failure to file has occurred and is continuing or the new notes are not otherwise freely tradable.

Further, if, and for so long as, the new notes are not freely tradable by holders other than our affiliates (without restrictions pursuant to U.S. securities law or the terms of the indenture or the new notes) as of the 365th day after the last date of original issuance of the new notes offered hereby, we will pay additional interest on the new notes at a rate equal to 0.50% per annum of the principal amount of new notes outstanding for each day after the 365th day after the last date of original issuance of the new notes offered hereby until the new notes are freely tradable as described above.

Additional interest will be payable in arrears on each interest payment date following accrual in the same manner as regular interest on the new notes and will be in addition to any additional interest that may accrue as the sole remedy relating to the failure to comply with our reporting obligations as described under “—Events of Default.”

Governing Law

The indenture and the new notes will be governed by and construed in accordance with the laws of the State of New York, without giving effect to such state’s conflicts of laws principles.

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DESCRIPTION OF CAPITAL STOCK

Following is a description of our capital stock, including our common stock and our preferred stock, as well as certain provisions of our articles of incorporation and our bylaws. This summary is not complete and is subject to, and qualified in its entirety by reference to, our articles of incorporation and bylaws, by any applicable certificate of designations for a series of preferred stock, and by the provisions of applicable law.

General

Our articles of incorporation authorize the issuance of up to 100,000,000 shares of common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, $1.00 par value per share, the rights and preferences of which may be established from time to time by our Board of Directors. As of April 24, 2013, 35,858,082 shares of common stock were outstanding and no shares of preferred stock were outstanding.

Common Stock

Voting Rights

The holders of our common stock are entitled to one vote per share on all matters to be voted upon by shareholders, including elections of directors, and, except as otherwise required by law or provided in any resolution adopted by our Board of Directors with respect to any series of preferred stock, the holders of our common stock possess all of the voting power. Our articles of incorporation do not provide for cumulative voting in the election of directors.

Our bylaws provide that a majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter. If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action unless a greater number of affirmative votes is required by law. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Our articles of incorporation require a supermajority shareholder vote to take action on some matters, as described below under “Certain Anti-Takeover Provisions of Virginia Law and our Articles and Bylaws.”

Dividends

Subject to any preferential rights of any outstanding series of our preferred stock created by our Board of Directors from time to time, the holders of our common stock are entitled to such dividends as may be declared from time to time by our Board of Directors from funds legally available for the payment of dividends.

Liquidation, Dissolution, or Winding Up

Upon the liquidation, dissolution, or winding up of our company, the holders of our common stock are entitled to receive pro rata all assets available for distribution to the holders of our common stock after payment of a proper amount to the holders of any series of preferred stock that may be issued in the future.

Preferred Stock

Our articles of incorporation authorize our Board of Directors to establish one or more series of preferred stock and to determine, with respect to any series of preferred stock, the terms and rights of such series by the adoption of an amendment to our articles of incorporation, including, but not limited to:

•	the designation of the series;
•	the number of shares of the series, which number our Board of Directors may later, except where otherwise provided in the preferred stock designation, increase or decrease, but not below the number of shares of that series then outstanding;
•	the rate of any dividends, or method of determining the dividends, payable to the holders of the shares of the series, any conditions upon which the dividends will be paid and the date or dates or the method for determining the date or dates upon which the dividends will be payable;
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•	whether dividends, if any, will be cumulative or noncumulative, and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of the series having cumulative dividend rights shall be cumulative;
•	the redemption rights and price or prices, if any, for shares of the series;
•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;
•	the amounts payable on and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution, or winding up of our affairs;
•	whether the shares of the series will be convertible or exchangeable into shares of any other class or series, or any other security, of us or any other corporation, and, if so, the specification of the other class or series or the other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates as of which the shares will be convertible or exchangeable, and all other terms and conditions upon which the conversion or exchange may be made;
•	restrictions on the issuance of shares of the same series or of any other class or series; and
•	the voting rights, if any, of the holders of the shares of the series.

The authorized shares of our preferred stock (as well as shares of our common stock) are available for issuance without further action by our shareholders unless required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. If the approval of our shareholders is not required for the issuance of shares of our preferred stock or common stock, our Board of Directors may determine not to seek shareholder approval.

As of the date hereof, 500,000 shares of our Series A Participating Cumulative Preferred Stock are reserved for issuance upon exercise of the rights issued under our shareholders rights agreement. For a more complete discussion of our rights agreement, see “—Shareholders Rights Agreement” below.

Before the issuance of any shares of a series of the preferred stock, articles of amendment establishing the series shall be filed with and made effective by the State Corporation Commission of Virginia, as required by law.

Preemptive Rights

Neither the holders of our common stock nor of any series of our preferred stock will be entitled to any preemptive or other subscription rights.

Shareholder Rights Agreement

On May 7, 2004, our Board of Directors adopted a Rights Agreement with Computershare Trust Company N.A., as successor to SunTrust Bank, as our rights agent. The rights agreement was approved by our shareholders on May 25, 2004, and was amended on November 3, 2006, August 2, 2007 and November 3, 2009. On the effective date of the rights agreement, May 25, 2004, our Board of Directors declared a dividend of one preferred share purchase right for each two shares of common stock outstanding. Each share purchase right entitles the registered holder to purchase from us one one-hundredth (1/100) of a share of our Series A Participating Cumulative Preferred Stock, par value $1.00 per share, at a price of $200 per one one-hundredth of a Series A preferred share. The exercise price and the number of Series A preferred shares issuable upon exercise is subject to adjustment from time to time to prevent dilution. The share purchase rights are not exercisable until the earlier to occur of:

•	ten days following a public announcement that a person or group of affiliated or associated persons, referred to as an acquiring person, have acquired beneficial ownership (as defined below) of 20% or more of our outstanding common stock; or
•	ten business days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding shares of our common stock.
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If we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power is sold after a person or group has become an acquiring person, proper provision will be made so that each holder of a share purchase right, other than share purchase rights beneficially owned by the acquiring person (which will thereafter be void), will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the share purchase right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the share purchase right. In the event that any person or group of affiliated or associated persons becomes an acquiring person, proper provision will be made so that each holder of a share purchase right, other than share purchase rights beneficially owned by the acquiring person (which will thereafter be void), will thereafter have the right to receive upon exercise, without payment of the exercise price, that number of shares of common stock having a market value of two times the exercise price of the share purchase right.

Series A preferred shares purchasable upon exercise of the share purchase rights will not be redeemable. Each Series A preferred share will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per share of common stock. In the event we liquidate, the holders of the Series A preferred shares will be entitled to a minimum preferential liquidation payment of $1.00 per share but will be entitled to an aggregate payment of 100 times the payment made per share of common stock. Each Series A preferred share will have 100 votes, voting together with the shares of common stock. Finally, in the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each Series A preferred share will be entitled to receive 100 times the amount received per share of common stock. These rights are protected by customary anti-dilution provisions.

Before the share purchase rights are exercisable, the share purchase rights may not be detached or transferred separately from the common stock. The share purchase rights expire ten years after the date of effectiveness, unless that expiration date is extended or unless the share purchase rights are earlier redeemed or exchanged by us, in each case, as described below. At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of (i) until December 5, 2010, 4.9% or more of our outstanding common stock and (ii) after December 5, 2010, 20% or more of the outstanding common stock, our Board of Directors may redeem the share purchase rights in whole, but not in part, at a price of $0.001 per share purchase right. Immediately upon any redemption of the share purchase rights, the right to exercise the share purchase rights will terminate and the only right of the holders of share purchase rights will be to receive the redemption price.

The rights agreement could have the effect of discouraging tender offers or other transactions that might otherwise result in our shareholders receiving a premium over the market price for their common stock.

For purposes of the rights agreement, a person shall be deemed the “beneficial owner” of, and shall be deemed to “beneficially own,” any securities:

•	which such person or any of its affiliates or associates beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act as in effect on November 3, 2009), directly or indirectly;
•	which such person or any of its affiliates or associates, directly or indirectly, has
▪	the right to acquire (whether such right is exercisable immediately or only upon the occurrence of certain events or the passage of time or both) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights (other than pursuant to the share purchase rights governed by the rights agreement), warrants, options or otherwise; provided, however, that a person shall not be deemed the “beneficial owner” of, or to “beneficially own,” any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of its affiliates or associates until such tendered securities are accepted for purchase or exchange; or
▪	the right to vote or dispose of (whether such right is exercisable immediately or only upon the occurrence of certain events or the passage of time or both) pursuant to any agreement, arrangement or understanding (whether or not in writing) or otherwise; provided, however, that a person shall not be deemed the “beneficial owner” of, or to “beneficially own,” any security under this bullet point as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (1) arises solely from a revocable proxy or consent given to such person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act, and (2) is not also then reportable by such person on Schedule 13D under the Exchange Act (or any comparable or successor report); or
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▪	which are beneficially owned, directly or indirectly, by any other person (or any affiliate or associate thereof) with which such person (or any of its affiliates or associates) has any agreement, arrangement or understanding (whether or not in writing) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the bullet point above) or disposing of any such securities;
•	of which any other person is the “beneficial owner,” if such person or any of such person’s affiliates or associates has any formal or informal understanding (whether or not in writing) with such other person (or any of such other person’s affiliates or associates) to make a “coordinated acquisition” of shares within the meaning of Treasury Regulation § 1.382-3(a)(1) or is otherwise treated as included in the same “entity” within the meaning of Treasury Regulation 1.382-3(a)(1) in which such other person is also included; or
•	which are the subject of a derivative action entered into by such person, or derivative security acquired by such person, which gives such person the economic equivalent of ownership of an amount of such securities due to the fact that the value of the derivative is explicitly determined by reference to the price or value of such securities, without regard to whether (A) such derivative conveys any voting rights in such securities to such person, (B) the derivative is required to be, or capable of being, settled through delivery of such securities, or (C) such person may have entered into other transactions that hedge the economic effect of such derivative. In determining the number of securities deemed beneficially owned, the subject person shall be deemed to “beneficially own” (without duplication) the number of securities that are synthetically owned pursuant to such derivative securities;

provided, however, that nothing shall cause any person engaged in business as an underwriter of securities who acquires any securities of the Company through such person’s participation in good faith in a firm commitment underwriting to be deemed the “beneficial owner” of, or to “beneficially own,” such securities until the expiration of 40 days after the date of such acquisition.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company N.A. The transfer agent and registrar for any series or class of our preferred stock will be set forth in an applicable prospectus supplement.

CERTAIN ANTI-TAKEOVER PROVISIONS OF VIRGINIA LAW AND OUR ARTICLES AND BYLAWS

The following discussion concerns material provisions of Virginia law and our articles of incorporation and bylaws that could be viewed as having the effect of discouraging an attempt to obtain control of us. The anti-takeover aspects of our shareholder rights agreement are described above under the heading “Description of Capital Stock—Shareholder Rights Agreement.”

Anti-Takeover Statutes

We are subject to the Virginia anti-takeover law regulating “control share acquisitions.” A control share acquisition is an acquisition of voting shares by a person that, when added to all the other voting shares beneficially owned by that person, would cause that person’s voting strength with respect to an election of directors to meet or exceed any of the following thresholds: (i) one-fifth, (ii) one-third, or (iii) a majority.

Under Virginia law, shares acquired in a control share acquisition have no voting rights unless granted by a majority vote of all outstanding shares other than those held by the acquiring person or any officer or employee director of the corporation, or the articles of incorporation or bylaws of the corporation provide that this regulation does not apply to acquisitions of its shares. An acquiring person that owns 5% or more of the corporation’s voting stock may require that a special meeting of the shareholders be held, within 50 days of the acquiring person’s request, to consider the grant of voting rights to the shares acquired or to be acquired in the control share acquisition. If voting rights are not granted and the corporation’s articles of incorporation or bylaws permit, the acquiring person’s shares acquired in a control share acquisition may be repurchased by the corporation, at its option, at a price per share equal to the acquiring person’s cost. Virginia law grants dissenters’ rights to any shareholder who objects to a control share acquisition that is approved by a vote of disinterested shareholders and that gives the acquiring person control of a majority of the corporation’s voting shares.

We are also subject to the Virginia law regulating “affiliated transactions.” Material acquisition transactions between a Virginia corporation and any holder of more than 10% of any class of its outstanding voting shares are required to be approved by:

•	the holders of at least two-thirds of the remaining voting shares; and
•	a majority of the disinterested directors if the acquisition transaction occurs within three years after the acquiring person became a 10% holder.
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Affiliated transactions subject to this approval requirement include mergers, share exchanges, material dispositions of corporate assets not in the ordinary course of business, any dissolution of the corporation proposed by or on behalf of a 10% holder or any reclassification, including reverse stock splits, recapitalization or merger of the corporation with its subsidiaries, that increases the percentage of voting shares owned beneficially by a 10% holder by more than 5%. There are certain exceptions to these approval requirements, including an exception for acquisition transactions with a 10% holder whose acquisition of its 10% interest was pre-approved by a majority of the disinterested directors.

Board of Directors; Duties; Classification; Removal; Vacancies

Under Virginia law, directors must discharge their duties in accordance with their good faith business judgment of the best interests of the corporation. Directors may rely on the advice or acts of others, including officers, employees, attorneys, accountants, and Board of Directors committees if they have a good faith belief in their competence. Directors’ actions are not subject to a reasonableness or prudent person standard. Virginia’s federal and state courts have focused on the process involved with directors’ decision-making and are generally supportive of directors if they have based their decision on an informed process. These elements of Virginia law could make it more difficult to take over a Virginia corporation than corporations organized under the laws of other states.

Our Board of Directors is divided into three classes of directors serving staggered three-year terms. Each class consists of, as nearly as possible, one-third of the total number of directors. The classification of directors makes it more difficult for shareholders to change the composition of our Board of Directors. At least two annual meetings of shareholders, instead of one, generally will be required to change the majority of our Board of Directors. The classification provisions of our articles of incorporation could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of us.

Our bylaws provide that the number of members of our Board of Directors shall be five. Under Virginia law, our Board of Directors may amend the bylaws from time to time to increase or decrease the number of directors by up to 30% of the number of directors in office immediately following the most recent election of directors by its shareholders; provided, that any decrease in the number of directors may not shorten an incumbent director’s term or reduce any quorum or voting requirements until the person ceases to be a director. However, under our articles of incorporation, our total number of directors may not exceed 15 nor be less than three.

Under Virginia law, a member of our Board of Directors may be removed with or without cause by a majority of the votes entitled to be cast at a meeting of shareholders called expressly for that purpose at which a quorum is present. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove the director.

Our bylaws provide that any vacancy occurring on our Board of Directors, including a vacancy resulting from the removal of a director or an increase in the number of directors, may be filled:

•	by our shareholders;
•	by the remaining directors; or
•	by the affirmative vote of a majority of the remaining directors, though less than a quorum.

Special Meetings of Shareholders

Our bylaws provide that special meetings of shareholders may be called only by the Chairman of our Board of Directors, our President or our Board of Directors.

Shareholder Nominations and Proposals

Our bylaws provide that a shareholder may nominate one or more persons for election as director at a meeting only if advance notice of such nomination has been delivered to our secretary, by personal delivery or United States mail, not later than:

•	with respect to an election to be held at an annual meeting of shareholders, 120 days in advance of such meeting; or
•	with respect to a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is given to shareholders.
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That notice must include:

•	the name and address of the shareholder making the nomination and of the person or persons being nominated;
•	a representation that the shareholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting;
•	a description of all the arrangements or understandings between the shareholder and each nominee and any other person pursuant to which the nomination is being made by the shareholder;
•	any other information regarding each nominee that would be required by the Securities and Exchange Commission to be included in a proxy statement had the nominee been nominated or intended to be nominated by the Board of Directors; and
•	the consent of each nominee to serve as a director if so elected.

Our bylaws provide that a shareholder may present business before an annual meeting of shareholders if advance notice of such proposal has been delivered to our secretary, by personal delivery or United States mail, not less than 90 days before the date of the meeting.

That notice must include:

•	the name and address of the shareholder proposing business;
•	the class and number of shares of our stock beneficially owned by such shareholder;
•	a representation that such shareholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting;
•	a brief description of the business desired to be brought before the meeting, including the complete text of any resolution and the reasons for conducting such business at the meeting; and
•	any interest that the shareholder may have in such business.

These procedural requirements could have the effect of delaying or preventing the submission of matters proposed by any shareholder to a vote of the shareholders.

Indemnification and Limitations on Liability of Directors and Officers

The laws of the Commonwealth of Virginia pursuant to which we are incorporated permit us to indemnify our directors and officers against certain liabilities with the approval of our shareholders. Our Amended and Restated Articles of Incorporation provide for the indemnification of each director and officer (including former directors and officers and each person who may have served at our request as a director or officer of any other legal entity and, in all such cases, his or her heirs, executors and administrators) against liabilities (including expenses) reasonably incurred by him or her in connection with any actual or threatened action, suit or proceeding to which he or she may be made a party by reason of his or her being or having been a director or officer of the Company, except in relation to any action, suit or proceeding in which he or she has been adjudged liable because of willful misconduct or a knowing violation of criminal law.

We have purchased directors’ and officers’ liability insurance policies. Within the limits of their coverage, the policies insure (1) the directors and officers of the Company and our subsidiaries against certain losses resulting from claims against them in their capacities as directors and officers to the extent that such losses are not indemnified by us and (2) us to the extent that we indemnify such directors and officers for losses as permitted under the laws of Virginia.

BOOK ENTRY SYSTEM

We will issue the new notes in the form of one or more global securities in fully registered form initially in the name of Cede & Co., as nominee of DTC, or such other name as may be requested by an authorized representative of DTC. The global securities will be deposited with the trustee as custodian for DTC and may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor of DTC or a nominee of such successor.

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DTC has advised us as follows:

• DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

• DTC holds securities that its participants deposit with DTC and facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities, through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

• Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

• DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc.

• Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

• The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

Acquisitions of new notes in the exchange offers under the DTC system must be made by or through direct participants, which will receive a credit for the new notes on DTC’s records. The ownership interest of each actual acquiror of new notes is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners of the new notes will not receive written confirmation from DTC of their acquisition, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the new notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners and will be settled in same-day funds. Beneficial owners will not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates representing their ownership interests in the new notes, and will not be considered holders thereof, except as described in “Certificated Notes” below. The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer a beneficial interest in the global securities to such persons may be limited.

To facilitate subsequent transfers, all new notes deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC, which for all purposes will be considered the sole holder of the global securities. The deposit of new notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the new notes; DTC’s records reflect only the identity of the direct participants to whose accounts such new notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the global securities. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the new notes are credited on the record date (identified in the listing attached to the omnibus proxy).

All payments on the global securities will be made to Cede & Co., as holder of record, or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee on payment dates in accordance with their respective holdings shown on DTC’s records, unless DTC believes that it will not receive payment on the payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, us or the trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) shall be the responsibility of us or the trustee. Disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of direct and indirect participants. We, the trustee and any paying agent will have no responsibility for paying amounts due on the global securities to owners of beneficial interests in the global securities.

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If an owner of a beneficial interest in a global security would like to convert notes into common stock pursuant to the terms of the notes, such owner should contact its broker or other direct or indirect DTC participant to obtain information on procedures, including proper forms and cut-off times, for submitting those requests.

Because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants and other banks, the ability of an owner of a beneficial interest in a global security to pledge its interest in the notes represented by global securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate.

DTC has advised us that it will take any action permitted to be taken by a holder of new notes, including the presentation of new notes for conversion as described below, only at the direction of one or more direct DTC participants to whose account with DTC interests in the global securities are credited and only for the principal amount of the new notes for which directions have been given.

DTC may discontinue providing its service as securities depositary with respect to the new notes at any time by giving reasonable notice to us or the trustee. In addition, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). Under such circumstances, in the event that a successor securities depositary is not obtained within 90 days, note certificates in fully registered form are required to be printed and delivered to beneficial owners of the new notes representing such new notes. None of the Company, the trustee or any of their respective agents will have any responsibility for the performance by DTC, direct or indirect DTC participants of their obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in global securities.

Neither we nor the trustee will have any responsibility or obligation to direct or indirect participants, or the persons for whom they act as nominees, with respect to the accuracy of the records of DTC, its nominee or any participant with respect to any ownership interest in the new notes, or payments to, or the providing of notice to participants or beneficial owners.

So long as the new notes are in DTC’s book-entry system, secondary market trading activity in the new notes will settle in immediately available funds. All payments on the new notes issued as global securities will be made by us in immediately available funds.

The information is subject to any changes to the arrangements between us and DTC and any changes to such procedures that may be instituted unilaterally by DTC. Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interest in the global securities among participants in DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee (nor any registrar, paying agent or conversion agent under the indenture) will have any responsibility for the performance by DTC or direct or indirect DTC participants of their obligations under the rules and procedures governing their operations.

Certificated Notes

We will issue the new notes in definitive certificated form if (i) DTC notifies us that it is unwilling or unable to continue as depositary, or DTC ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 90 days, or (ii) an Event of Default (as defined under the indenture governing the new notes) has occurred and is continuing and the registrar has received a written request from the beneficial owner of the relevant new notes to issue certificated securities.

Any new note that is exchangeable pursuant to the preceding sentence is exchangeable for new notes registered in the names which DTC will instruct the trustee. It is expected that DTC’s instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in that global security. Subject to the foregoing, a global security is not exchangeable except for a global security or global securities of the same aggregate denominations to be registered in the name of DTC or its nominee.

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DESCRIPTION OF MATERIAL DIFFERENCES BETWEEN THE NEW NOTES
AND THE EXISTING 2015 NOTES

The following is a summary of the material differences between the terms of the new notes and the existing 2015 notes. For a more detailed description of the new notes and the existing 2015 notes, see “Description of New Notes” and “Description of Other Indebtedness.” The table below is qualified in its entirety by reference to the Indenture dated as of November 20, 2009, between the Company and U.S. Bank National Association, as trustee, relating to the existing notes (referred to for purposes of this summary as the “existing indenture”), and the Indenture dated as of May 22, 2013, between the Company and U.S. Bank National Association, as trustee, relating to the new notes (the “indenture”). Terms capitalized and not otherwise defined in the chart below have the meanings set forth in the existing notes indenture or the indenture, as applicable.

	Existing 2015 Notes	New Notes
Principal Amount	$51.2 million	$_______ of new notes offered in exchange for existing 2015 notes.
Interest	4.50%	10.00%
Ranking	The existing 2015 notes are senior unsecured obligations of the Company, rank pari passu with all of the Company’s other senior unsecured debt, rank senior to all of the Company’s subordinated debt and are effectively subordinated to all of the Company’s secured debt to the extent of the value of the collateral securing such debt. The existing 2015 notes are structurally subordinated to all debt and other obligations of the Company’s subsidiaries.	Same, except that the new notes shall be guaranteed by the subsidiary guarantors.
Conversion Price	$25.78	$5.00
Conversion Rate	38.7913 shares of the Company’s common stock for each $1,000 principal amount of existing 2015 notes.	200 shares of Company’s Common Stock for each $1,000 principal amount of new notes.
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Conversion Privilege

Holders may convert their existing 2015 notes prior to the close of business on the business day immediately preceding September 1, 2015, at the option of the holder, under the following circumstances:

• during any calendar quarter (and only during such quarter), if the closing sale price of the Company’s Common Stock for 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 130% of the applicable conversion price in effect on the last trading day of the immediately preceding calendar quarter;

• during the five consecutive business day period after any five consecutive business day period (the “measurement period”) in which the trading price per note for each day of such measurement period was less than 97% of the product of the closing sale price of the Company’s Common Stock and the conversion rate on each such day;

• upon the occurrence of specified corporate events; or

• if the Company elects to distribute to all or substantially all holders of Common Stock any rights, options or warrants entitling them, for a period of not more than sixty (60) days after the record date of such distribution, to purchase or subscribe for shares of Common Stock at a price per share less than the average of the closing sale prices of the Common Stock over the ten (10) consecutive trading day period ending on the trading day immediately preceding the ex-dividend date for such distribution; or to distribute to all or substantially all holders of Common Stock the Company’s assets, debt securities or rights to purchase the Company’s securities, which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the closing sale price of the Common Stock on the trading day preceding the date of announcement of such distribution.

At the option of the holder, regardless of the foregoing circumstances, holders may convert their existing 2015 notes, at any time on or after September 1, 2015, through the close of business on the business day immediately preceding the maturity date.

Holders may convert their new notes at any time prior to the close of business on the business day immediately preceding the maturity date.
Maturity Date	December 1, 2015	June 1, 2018
Interest Payment Dates	June 1 and December 1	June 1 and December 1
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Fundamental Change Repurchase Right of Holders

Subject to certain exceptions (such as transactions described in clauses (c) below in which 90% of the consideration is exchange-listed stock), if the Company undergoes a Fundamental Change, holders will have the option to require the Company to repurchase all or any portion of holder’s existing 2015 notes.

A Fundamental Change will be deemed to have occurred if any of the following occurs:

any person acquires beneficial ownership, directly or indirectly, of shares of the Company’s capital stock entitling the person to exercise 50% or more of the total voting power of all shares of the Company’s capital stock entitled to vote generally in elections of directors;

the Company sells all or substantially all of its assets to another person;

the Company engages in a merger or consolidation with another person;

at any time directors who were (a) directors on the Issue Date or (b) whose election was approved by at least a majority of the directors of the Company then still in office who were directors on the Issue Date or whose election or nomination was previously so approved, do not constitute a majority of the Company’s board of directors (the “Continuing Director Trigger”);

the Company is liquidated or dissolved; or

the Company’s common stock is not listed for trading on any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors).

Same, except that the definition of Fundamental Change with respect to the new notes will not include the Continuing Director Trigger.
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Make-Whole Payment Upon Fundamental Change

If any transaction that is a Make-Whole Fundamental Change occurs, the Company will in some cases increase the conversion rate for a holder that elects to convert its existing 2015 notes in connection with certain events, with such increase as set forth in the existing notes indenture.

No adjustments will be made in the conversion rate of the existing 2015 notes if the Applicable Price is greater than $100.00 or if the Applicable Price is less than $19.83 (in each case, subject to adjustment). Notwithstanding the foregoing, in no event will the conversion rate of the existing 2015 notes exceed 50.4286 shares of Common Stock per $1,000 original principal amount of existing 2015 notes (subject to adjustment).

None.
Issuer’s Conversion Option	None.

The Company may elect to automatically convert the new notes in whole or in part at any time on or prior to the Maturity Date if the daily Volume Weighted Average Price of the Common Stock equals or exceeds 150% of the conversion price then in effect for at least 20 trading days in any 30 consecutive trading day period ending within five trading days prior to the date of the Company’s conversion notice.

The Company may only exercise its optional conversion rights upon satisfaction of specified conditions, including that the Common Stock issuable upon conversion of the new notes be freely tradable and listed on the NASDAQ Global Market, its related exchanges or the New York Stock Exchange.

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Settlement

The Company may elect to settle:

• the entire conversion obligation in Common Stock, by delivering a number of shares of its Common Stock equal to (i) the aggregate original principal amount of existing 2015 notes to be converted divided by 1,000, multiplied by (ii) the conversion rate in effect on the relevant conversion date;

• the entire conversion obligation in cash, by delivering cash for each $1,000 original principal amount of existing 2015 notes to be converted in an amount equal to the sum of the Daily Conversion Values for each of the 20 Trading Days during the relevant Cash Settlement Averaging Period; or

• the conversion obligation in a combination of cash and Common Stock, by delivering cash and shares of its Common Stock having an aggregate value equal to the sum of the Daily Settlement Amounts for each of the 20 Trading Days during the related Cash Settlement Averaging period.

At any time on or prior to the 23rd Business immediately preceding Maturity Date, the Company may irrevocably elect to satisfy its conversion obligation with respect to all of the existing 2015 notes converted after such date by delivering cash up to the aggregate principal amount of Securities to be converted, and shares of Common Stock, cash or a combination thereof in respect of the remainder, if any, of the conversion obligation, or by delivering solely shares of Common Stock (other than solely cash in lieu of fractional shares) in respect of the conversion obligation.

Upon conversion, the Company shall deliver to each converting Holder a number of shares of Common Stock equal to (i) the aggregate principal amount of new notes to be converted, divided by $1,000 multiplied by (ii) the Conversion Rate in effect on the relevant Conversion Date.

Certain technical changes related to the foregoing have also been made to the conversion adjustment provisions of the indenture.

If necessary to comply with the listing requirements of the NASDAQ Global Select Market, no more than 40,000,000 shares of Common Stock may be used to settle the Company’s conversion obligation for all New Notes issued under the New Indenture concurrently or in the future (the “Maximum Share Limitation”). Any principal that is not permitted to be converted as the result of the Maximum Share Limitation will be deemed satisfied in full upon conversion. In the event of a conversion that would cause in excess of 40,000,000 shares to be issued, the Company will promptly notify the converting Holder, and such Holder will be permitted to withdraw or modify its request to convert its New Notes.

Qualification under Trust Indenture Act (“TIA”)	The existing notes indenture has been qualified under the TIA.	The indenture will be qualified under the TIA.
Tradability	The existing 2015 notes and underlying common stock are freely tradable.	Same.
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Amendment Without Consent of Holders

The Company, with the consent of the Trustee, may amend or supplement the existing notes indenture or the existing 2015 notes without notice to or the consent of any holder:

• to comply with certain provisions of the existing notes indenture relating to certain merger, consolidation, reclassification and disposition events;

• to secure the obligations of the Company;

• to evidence and provide for the appointment of a successor Trustee;

• to comply with the provisions of any clearing agency, clearing corporation or clearing system, or the requirements of the Trustee or the Registrar, relating to transfers and exchanges of the existing 2015 notes pursuant to the Indenture;

• to add to the covenants of the Company described in the existing notes indenture for the benefit of Securityholders or to surrender any right or power conferred upon the Company; or

• to make provision with respect to adjustments to the Conversion Rate as required by the existing notes indenture or to increase the Conversion Rate in accordance with the existing notes indenture.

Same, except that the Company, with the consent of the Trustee, may also amend or supplement the Indenture or the new notes without notice to or the consent of any holder:

• to add or modify any other provision of the Indenture with respect to matters or questions arising hereunder which the Company may deem necessary or desirable and which does not materially and adversely affect the rights of any Holder.

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DESCRIPTION OF MATERIAL DIFFERENCES BETWEEN THE NEW NOTES
AND THE EXISTING 2018 NOTES

The following is a summary of the material differences between the terms of the new notes and the existing 2018 notes. For a more detailed description of the new notes and existing 2018 notes, see “Description of New Notes” and “Description of Other Indebtedness.” The table below is qualified in its entirety by reference to the Indenture dated as of March 29, 2011, between the Company and U.S. Bank National Association, as trustee, relating to the Existing Notes (referred to for purposes of this summary as the “existing notes indenture”), and the Indenture dated as of May 22, 2013, between the Company and U.S. Bank National Association, as trustee, relating to the new notes (the “indenture”). Terms capitalized and not otherwise defined in the chart below have the meanings set forth in the existing notes indenture or the indenture as applicable.

	Existing 2018 Notes	new notes
Principal Amount	$51.6 million	$__________ of new notes offered in exchange for existing 2018 notes.
Interest	3.125%	10.00%
Ranking	The existing 2018 notes are senior unsecured obligations of the Company, rank pari passu with all of the Company’s other senior unsecured debt, rank senior to all of the Company’s subordinated debt and are effectively subordinated to all of the Company’s secured debt to the extent of the value of the collateral securing such debt. The existing 2018 notes are structurally subordinated to all debt and other obligations of the Company’s subsidiaries.	Same, except that the new notes shall be guaranteed by the subsidiary guarantors.
Conversion Price	$30.55	$5.00
Conversion Rate	32.7332 shares of the Company’s Common Stock for each $1,000 principal amount of existing 2018 notes.	200 shares of Common Stock for each $1,000 principal amount of new notes.
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Conversion Privilege

Holders may convert their existing 2018 notes prior to the close of business on the business day immediately preceding December 15, 2017, at the option of the holder, under the following circumstances:

• during any calendar quarter (and only during such quarter), if the closing sale price of the Company’s Common Stock for 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 130% of the applicable conversion price in effect on the last trading day of the immediately preceding calendar quarter;

• during the five consecutive business day period after any five consecutive business day period (the “measurement period”) in which the trading price per note for each day of such measurement period was less than 97% of the product of the closing sale price of the Company’s Common Stock and the conversion rate on each such day;

• upon the occurrence of specified corporate events; or

• if the Company elects to distribute to all or substantially all holders of Common Stock any rights, options or warrants entitling them, for a period of not more than sixty (60) days after the record date of such distribution, to purchase or subscribe for shares of Common Stock at a price per share less than the average of the closing sale prices of the Common Stock over the ten (10) consecutive trading day period ending on the trading day immediately preceding the ex-dividend date for such distribution; or to distribute to all or substantially all holders of Common Stock the Company’s assets, debt securities or rights to purchase the Company’s securities, which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the closing sale price of the Common Stock on the trading day preceding the date of announcement of such distribution.

At the option of the holder, regardless of the foregoing circumstances, holders may convert their existing 2018 notes, at any time on or after December 15, 2017, through the close of business on the business day immediately preceding the maturity date.

Holders may convert their new notes at any time prior to the close of business on the business day immediately preceding the maturity date.
Maturity Date	March 15, 2018	June 1, 2018
Interest Payment Dates	March 15 and September 15	June 1 and December 1
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Fundamental Change Repurchase Right of Holders

Subject to certain exceptions (such as transactions described in clauses (c) below in which 90% of the consideration is exchange-listed stock), if the Company undergoes a Fundamental Change, holders will have the option to require the Company to repurchase all or any portion of holder’s existing 2018 notes.

A Fundamental Change will be deemed to have occurred if any of the following occurs:

any person acquires beneficial ownership, directly or indirectly, of shares of the Company’s capital stock entitling the person to exercise 50% or more of the total voting power of all shares of the Company’s capital stock entitled to vote generally in elections of directors;

the Company sells all or substantially all of its assets to another person;

the Company engages in a merger or consolidation with another person;

at any time directors who were (a) directors on the Issue Date or (b) whose election was approved by at least a majority of the directors of the Company then still in office who were directors on the Issue Date or whose election or nomination was previously so approved, do not constitute a majority of the Company’s board of directors (the “Continuing Director Trigger”);

the Company is liquidated or dissolved; or

the Company’s common stock is not listed for trading on any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any of their respective successors).

Same, except that the definition of Fundamental Change with respect to the new notes will not include the Continuing Director Trigger.
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Make-Whole Payment Upon Fundamental Change

If any transaction that is a Make-Whole Fundamental Change occurs, the Company will in some cases increase the conversion rate for a holder that elects to convert its existing 2018 notes in connection with certain events, with such increase as set forth in the existing notes indenture.

No adjustments will be made in the conversion rate of the existing 2018 notes if the Applicable Price is greater than $120.00 or if the Applicable Price is less than $23.50 (in each case, subject to adjustment). Notwithstanding the foregoing, in no event will the conversion rate of the existing 2018 notes exceed 42.5531 shares of Common Stock per $1,000 original principal amount of existing 2018 notes (subject to adjustment).

None.
Issuer’s Conversion Option	None.

The Company may elect to automatically convert the new notes in whole or in part at any time on or prior to the Maturity Date if the daily Volume Weighted Average Price of the Common Stock equals or exceeds 150% of the conversion price then in effect for at least 20 trading days in any 30 consecutive trading day period ending within five trading days prior to the date of the Company’s conversion notice.

The Company may only exercise its optional conversion rights upon satisfaction of specified conditions, including that the Common Stock issuable upon conversion of the new notes be freely tradable and listed on the NASDAQ Global Market, its related exchanges or the New York Stock Exchange.

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Settlement

The Company may elect to settle:

• the entire conversion obligation in Common Stock, by delivering a number of shares of its Common Stock equal to (i) the aggregate original principal amount of existing 2018 notes to be converted divided by 1,000, multiplied by (ii) the conversion rate in effect on the relevant conversion date;

• the entire conversion obligation in cash, by delivering cash for each $1,000 original principal amount of existing 2018 notes to be converted in an amount equal to the sum of the Daily Conversion Values for each of the 20 Trading Days during the relevant Cash Settlement Averaging Period; or

• the conversion obligation in a combination of cash and Common Stock, by delivering cash and shares of its Common Stock having an aggregate value equal to the sum of the Daily Settlement Amounts for each of the 20 Trading Days during the related Cash Settlement Averaging period.

At any time on or prior to the 23rd Business immediately preceding Maturity Date, the Company may irrevocably elect to satisfy its conversion obligation with respect to all of the existing 2018 notes converted after such date by delivering cash up to the aggregate principal amount of Securities to be converted, and shares of Common Stock, cash or a combination thereof in respect of the remainder, if any, of the conversion obligation, or by delivering solely shares of Common Stock (other than solely cash in lieu of fractional shares) in respect of the conversion obligation.

Upon conversion, the Company shall deliver to each converting Holder a number of shares of Common Stock equal to (i) the aggregate principal amount of new notes to be converted, divided by $1,000 multiplied by (ii) the Conversion Rate in effect on the relevant Conversion Date.

Certain technical changes related to the foregoing have also been made to the conversion adjustment provisions of the new indenture.

If necessary to comply with the listing requirements of the NASDAQ Global Select Market, no more than 40,000,000 shares of Common Stock may be used to settle the Company’s conversion obligation for all notes issued under the New Indenture concurrently or in the future (the “Maximum Share Limitation”). Any principal that is not permitted to be converted as the result of the Maximum Share Limitation will be deemed satisfied in full upon conversion. In the event of a conversion that would cause in excess of 40,000,000 shares to be issued, the Company will promptly notify the converting Holder, and such Holder will be permitted to withdraw or modify its request to convert its new notes.

Qualification under Trust Indenture Act (“TIA”)	The existing notes indenture has been qualified under the TIA.	The indenture will be qualified under the TIA.
Tradability	The existing 2018 notes and underlying common stock are freely tradable.	Same.
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Amendment Without Consent of Holders

The Company, with the consent of the Trustee, may amend or supplement the existing notes indenture or the existing 2018 notes without notice to or the consent of any holder:

• to comply with certain provisions of the existing notes indenture relating to certain merger, consolidation, reclassification and disposition events;

• to secure the obligations of the Company;

• to evidence and provide for the appointment of a successor Trustee;

• to comply with the provisions of any clearing agency, clearing corporation or clearing system, or the requirements of the Trustee or the Registrar, relating to transfers and exchanges of the existing 2018 notes pursuant to the existing notes indenture;

• to add to the covenants of the Company described in the existing notes indenture for the benefit of Securityholders or to surrender any right or power conferred upon the Company; or

• to make provision with respect to adjustments to the Conversion Rate as required by the existing notes indenture or to increase the Conversion Rate in accordance with the existing notes indenture.

Same, except that the Company, with the consent of the Trustee, may also amend or supplement the Indenture or the new notes without notice to or the consent of any holder:

• to add or modify any other provision of the Indenture with respect to matters or questions arising hereunder which the Company may deem necessary or desirable and which does not materially and adversely affect the rights of any Holder.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relevant to the exchange of existing notes for new notes pursuant to the exchange offers, the ownership and disposition (including a conversion into common stock) of the new notes and the ownership and disposition of common stock received upon a conversion of new notes. It is not, however, a complete analysis of all of the potential tax considerations. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, nor do we intend to obtain, a ruling from the IRS with respect to any such consequences.

Except as otherwise specifically described below, this summary deals only with holders that exchange their existing notes for new notes pursuant to the exchange offers, and that hold existing notes, new notes and common stock, as the case may be, as “capital assets” (generally, property held for investment) and assumes that the new notes will be treated as debt for U.S. federal income tax purposes. This summary does not deal with all aspects of U.S. federal income taxation that might be relevant to particular holders in light of their personal investment circumstances or special status, nor does it address tax considerations applicable to investors that may be subject to special tax rules, such as certain financial institutions, tax-exempt organizations, S corporations, partnerships (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes), insurance companies, broker-dealers, dealers or traders in securities or currencies, certain former citizens or residents of the United States and taxpayers subject to the alternative minimum tax. It also does not deal with existing notes, new notes or common stock held as part of a hedge, straddle, “synthetic security” or conversion transaction or with other integrated investments, or situations in which the functional currency of a U.S. Holder, as defined below, is not the U.S. dollar. Moreover, it does not discuss the effect of any other U.S. federal tax laws (such as estate and gift tax laws) or any state, local or non-U.S. tax laws which may be applicable.

As used herein, a “U.S. Holder” means a beneficial owner of existing notes, new notes or common stock received upon conversion of a new note that is, for U.S. federal income tax purposes: (1) an individual citizen or resident of the United States, (2) a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if (a) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all of the trust’s substantial decisions, or (b) it has a valid election in effect to be treated as a U.S. person. A “Non-U.S. Holder” means a beneficial owner of existing notes, new notes or common stock that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. Holder.

If a partnership (including for this purpose any entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a holder of existing notes, new notes or common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships and investors in such partnerships should consult their own tax advisors.

The following discussion is for general information only and is not intended to be tax advice. Investors considering participating in the exchange offers should consult their own tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences which may arise under other U.S. federal tax laws or the laws of any state, local or non-U.S. taxing jurisdiction or under any applicable tax treaty.

Tax Consequences to U.S. Holders

Treatment of Exchange Offers

The exchange offers will constitute a significant modification of the existing notes (and therefore an exchange for U.S. federal income tax purposes) if, based on all facts and circumstances, the legal rights or obligations that are altered and the degree to which they are altered are economically significant. The applicable Treasury Regulations provide that a change in the yield generally will constitute a significant modification if the yield on the newly issued note varies from the yield on the existing note by more than the greater of 25 basis points or 5 percent of the annual yield on the existing notes. The change in yield in the case of the new notes and will exceed this threshold, and therefore the exchange offers for the new notes should be treated as an exchange for U.S. federal income tax purposes.

The U.S. federal income tax consequences of the exchange offers to U.S. Holders will depend in part on whether the existing notes and the new notes constitute securities for U.S. federal income tax purposes. The term “security” is not defined in the Code or in the Treasury Regulations, and has not been clearly defined by judicial decisions. An instrument is a security for these purposes if, based on all the facts and circumstances, the instrument constitutes a meaningful investment in the issuer of the instrument. Although a number of factors might affect the determination of whether a debt instrument is a “security,” one of the most important factors is the original term of the instrument, or the length of time between the issuance of the instrument and its maturity. In general, instruments with an original term of more than ten years are likely to be treated as “securities,” and instruments with an original term of less than five years may not be treated as “securities.” The IRS has publicly ruled that a debt instrument with a term of two years may be a “security” if received in a reorganization in exchange for an instrument having substantially the same maturity date and terms (other than interest rate) that itself constituted a “security” upon initial issuance.

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The existing 2015 notes were issued in 2009 with a term at issuance of approximately six years. The existing 2018 notes were issued in 2011 with a term at issuance of approximately seven years. The new notes have a term of approximately five years. In addition, the convertibility of a debt instrument into stock of the issuer may argue in favor of “security” treatment because of the holder’s possible equity participation in the issuer. Because the existing notes and new notes have a term of more than five years but less than ten years, it is unclear whether they will qualify as securities. However, because the new and existing notes are also convertible into common stock, registered with the SEC and have other indices of equity, the new notes and the existing notes more likely than not will be treated as securities, and we intend to take the position that the new notes and the existing notes are securities. However, due to the inherently factual nature of the determination, U.S. Holders are urged to consult their own tax advisors regarding the classification of the existing notes and the new notes as “securities” for U.S. federal income tax purposes and the application of the recapitalization rules described below.

U.S. Federal Income Tax Consequences if Exchange Offers Qualify as a Tax-Free Recapitalization

Assuming that the new notes and the existing notes are securities for U.S. federal income tax purposes, the exchange of existing notes and the applicable new notes generally would be a tax-free recapitalization, in which generally no gain or loss would be recognized by a U.S. Holder on the applicable exchange. A U.S. Holder would have an initial tax basis in the new notes equal to the holder’s adjusted tax basis in the existing 2015 notes and existing 2018 notes, respectively, exchanged therefor. The U.S. Holder’s holding period for the new notes would include the period during which the holder held the existing notes surrendered in the applicable exchange.

U.S. Federal Income Tax Consequences if Exchange Does Not Qualify as a Tax-Free Recapitalization

If the existing notes or the new notes do not constitute securities for U.S. federal income tax purposes, the exchange would not be a tax-free recapitalization, and a U.S. Holder generally would recognize gain or loss on the applicable exchange in an amount equal to the difference (if any) between the “issue price” of the new notes (as described under “— Treatment of Ownership and Disposition of the New Notes and Common Stock” below) and such U.S. Holder’s adjusted tax basis in the applicable existing notes.

U.S. Holders should consult their own tax advisors regarding whether the exchange offers would be subject to the wash sale rules of Section 1091 of the Code. If the exchange was treated as part of a wash sale, U.S. Holders would not be allowed to currently recognize any loss resulting from the applicable exchange. Instead, such loss would be deferred, and would be reflected as an increase in the basis of the new notes.

Subject to the application of the market discount rules discussed in the next paragraph, any gain or loss recognized if the exchange was a taxable transaction generally would be capital gain or loss, and would be long-term capital gain or loss if, at the time of the exchange offers, the applicable existing notes were held for more than one year. Long-term capital gains of noncorporate taxpayers currently are taxed at a maximum 15% rate for individuals whose taxable income is less than $400,000 ($450,000 for married couples filing jointly) and at 20% for those individuals whose taxable income is more than $400,000 ($450,000 for married couples filing jointly). Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. A U.S. Holder’s holding period for a new note would commence on the date immediately following the date of the exchange offers, and the U.S. Holder’s initial tax basis in the new note would be the issue price of the new note.

Subject to a de minimis exception, if a U.S. Holder acquired existing notes (other than at original issue) at a discount from the adjusted issue price of such existing notes (i.e., a “market discount”), any gain recognized by the holder on the exchange offers of the existing notes would be recharacterized as ordinary interest income to the extent of accrued market discount that had not previously been included as ordinary income.

Treatments of Payments of Cash Attributable to Accrued and Unpaid Interest on the existing notes

As described above under “Description of the Exchange Offers— Acceptance of Existing Notes; and Settlement Date; Delivery of Consideration,” accrued and unpaid interest on existing notes that are accepted for exchange will be paid in cash at the closing. Such amounts will be included in the gross income of a U.S. Holder to the extent that the U.S. Holder has not previously included the accrued interest in income, and will be taxable as ordinary income.

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Treatment of Ownership and Disposition of the New Notes and Common Stock

Interest Income

Payments of stated interest on the new notes will generally be includible in the gross income of a U.S. Holder and taxable as ordinary interest income at the time it is paid or at the time it accrues in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes.

Additional Interest

Our obligation to pay you additional interest in the event that we fail to comply with certain SEC registration obligations might implicate the provisions of Treasury Regulations relating to “contingent payment debt instruments.” As of the issue date, we believe and intend to take the position that the likelihood that we will make such payments is remote. Therefore, we intend to take the position that the new notes should not be treated as contingent payment debt instruments. Our determination is not binding on the IRS, and if the IRS were to challenge this determination, a U.S. Holder might be required to accrue additional income on the new notes, and to treat as ordinary income rather than capital gain any income realized on the taxable disposition of such new notes before the resolution of the contingency. U.S. holders are urged to consult their own tax advisors regarding the potential application to the new notes of the contingent payment debt Regulations and the consequences thereof.

Sale, Exchange or Other Disposition of New Notes

A U.S. Holder will generally recognize gain or loss upon the sale, exchange or other disposition of a new note (including a conversion entirely paid in cash) equal to the difference between the amount realized (less any accrued interest which will be taxable as such) upon the sale, exchange or other disposition and the holder’s tax basis in the new note. A U.S. Holder’s tax basis in a new note will generally be equal to the amount paid for the new note. Any gain or loss recognized on a taxable disposition of the new note will be capital gain or loss.

Conversion of New Notes into our Common Stock

A conversion or repurchase of a new note in exchange solely for cash will be treated as a taxable sale or exchange of the New Note, as described above under “—Sale, Exchange or other Disposition of New Notes.” A conversion of a new note in exchange solely for common stock will not be a taxable event, and the holder’s basis in the common stock received will be equal to the holder’s basis in the new note converted, reduced by any basis allocable to a fractional share.

Treatment of cash in lieu of a fractional share. If a U.S. Holder receives cash in lieu of a fractional share of common stock, such U.S. Holder would be treated as if the fractional share had been issued and then redeemed for cash. Accordingly, a U.S. Holder generally will recognize capital gain or loss with respect to the receipt of cash in lieu of a fractional share measured by the difference between the cash received for the fractional share and the portion of the U.S. Holder’s tax basis in the new notes that is allocated to the fractional share.

Treatment of amounts attributable to accrued interest. Any cash and the value of any common stock received attributable to accrued interest on the new notes not yet included in income would be taxed as ordinary interest income. The basis in any shares of common stock attributable to accrued interest would equal the fair market value of such shares when received. The holding period for any shares of common stock attributable to accrued interest would begin the day after the date of receipt. U.S. Holders should consult their tax advisors with respect to the U.S. federal income tax consequences resulting from the exchange of new notes into common stock.

Distributions

If, after a U.S. Holder acquires our common stock upon a conversion of a New Note, we make a distribution in respect of such common stock from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), the distribution will be treated as a dividend and will be includible in a U.S. Holder’s income when paid. If the distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of the U.S. Holder’s investment, up to the U.S. Holder’s tax basis in its common stock, and any remaining excess will be treated as capital gain from the sale or exchange of the common stock. If the U.S. Holder is a U.S. corporation, it may be able to claim a dividends received deduction on a portion of any distribution taxed as a dividend, provided that certain holding period requirements are satisfied. Subject to certain exceptions, “qualified” dividends received by non-corporate U.S. Holders currently are taxed at a maximum 15% rate for individuals whose taxable income is less than $400,000 ($450,000 for married couples filing jointly) and at 20% for those individuals whose taxable income is more than $400,000 ($450,000 for married couples filing jointly), provided that certain holding period requirements are met.

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Constructive Distributions

The terms of the new notes allow for changes in the conversion rate of the new notes under certain circumstances. A change in conversion rate that allows holders of new notes to receive more shares of common stock on conversion may increase such holders’ proportionate interests in our earnings and profits or assets. In that case, the holders of new notes may be treated as though they received a taxable distribution in the form of our common stock. A taxable constructive stock distribution would result, for example, if the conversion rate is adjusted to compensate holders of new notes for distributions of cash or property to our shareholders. If an event occurs that dilutes the interests of shareholders and the conversion rate of the new notes is not adjusted (or not adequately adjusted), this also could be treated as a taxable stock distribution to holders of the new notes. Not all changes in the conversion rate that result in holders of new notes receiving more common stock on conversion, however, increase such holders’ proportionate interests in us. For instance, a change in conversion rate could simply prevent the dilution of the holders’ interests upon a stock split or other change in capital structure. Changes of this type, if made pursuant to a bona fide reasonable adjustment formula, are not treated as constructive stock distributions. Any taxable constructive stock distribution resulting from a change to, or failure to change, the conversion rate that is treated as a distribution of common stock would be treated for U.S. federal income tax purposes in the same manner as a distribution on our common stock paid in cash or other property. It would result in a taxable dividend to the recipient to the extent of our current or accumulated earnings and profits (with the recipient’s tax basis in its new notes being increased by the amount of such dividend), with any excess treated as a tax-free return of the holder’s investment in its new note or as capital gain. U.S. Holders should consult their own tax advisors regarding whether any taxable constructive stock dividend would be eligible for the reduced tax rates on qualified dividends, because the requisite applicable holding period requirements might not be considered to be satisfied.

Sale, Exchange or Other Disposition of Common Stock

A U.S. Holder generally will recognize gain or loss on a sale, exchange or other disposition of common stock. The U.S. Holder’s gain or loss will equal the difference between the proceeds received by the holder and the holder’s tax basis in the stock. The proceeds received by the U.S. Holder will include the amount of any cash and the fair market value of any other property received for the stock. The gain or loss recognized by a U.S. Holder on a sale or exchange of common stock will be capital gain or loss, and will be long-term capital gain or loss if the holder’s holding period in the common stock is more than one year, or short-term capital gain or loss if the holder’s holding period in the common stock is one year or less, at the time of the transaction.

Medicare Surtax

Section 1411 to the Code and the proposed regulations interpreting the application of the section require certain individuals, estates and trusts to pay a 3.8% Medicare surtax on “net investment income”. This surtax applies for taxable years beginning after December 31, 2012. Net investment income can be broken into three distinct groups of income, as follows:

•	Gross dividends, interest, royalties, annuities, and rents, other than those derived in the ordinary course of a trade or business that is not either a passive activity or the trade or business of trading in financial instruments,
•	Other gross income derived from a passive activity or the business of trading in financial instruments, and
•	Net income attributable to the disposition of property other than property held in a trade or business that is not listed in bullet two.

The income may be reduced in each of the above cases by allowed deductions that are properly allocable to the gross income. The Medicare surtax applies to those who receive dividends or recognize capital gains in liquidity events. Holders should consult their own advisors regarding the effect, if any, of this legislation on their ownership and disposition of the new notes and the common stock into which the new notes may be converted.

Tax Consequences to Non-U.S. Holders

Treatment of Exchange Offers

Any gain realized by a Non-U.S. Holder on the exchange offers of existing notes for new notes generally will not be subject to U.S. federal income tax, except as set forth below under “— Treatment of Ownership and Disposition of the New Notes and Common Stock — Sale, Exchange, Redemption, Conversion or Other Disposition of Notes or Common Stock.”

As described above under accrued and unpaid interest on existing notes that are accepted for exchange will be paid in cash at the closing. Such interest paid on the existing notes to a Non-U.S. Holder will be treated in the same manner as interest paid on the new notes, as described below under “— Tax Consequences to Non-U.S. Holders — Treatment of Ownership and Disposition of the new notes and Common Stock — Taxation of Interest.”

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Treatment of Ownership and Disposition of the New Notes and Common Stock

Taxation of Interest

Payments of interest to nonresident persons or entities, including payments treated as ordinary interest income as described under “— Tax Consequences to U.S. Holders — Treatment of Ownership and Disposition of the New Notes and Common Stock — Sale, Exchange, Conversion, Redemption or Other Taxable Disposition of New Notes” above, generally are subject to U.S. federal income tax at a rate of 30% (or a reduced or zero rate under the terms of an applicable income tax treaty between the United States and the Non-U.S. Holder’s country of residence), collected by means of withholding by the payor.

Payments of interest on the new notes to most Non-U.S. Holders, however, should qualify as “portfolio interest,” and thus will be exempt from U.S. federal income tax, including withholding of such tax, if the Non-U.S. Holders certify their nonresident status as described below.

The portfolio interest exemption will not apply to payments of interest or attributable to OID to a Non-U.S. Holder if the Non-U.S. Holder:

•	owns, actually or constructively, shares of our stock representing at least 10% of the total combined voting power of all classes of our stock entitled to vote;
•	is a “controlled foreign corporation” that is related, directly or indirectly, to us through stock ownership; or
•	is engaged in the conduct of a trade or business in the United States to which such interest payments are effectively connected, and, generally, if an income tax treaty applies, such interest payments are attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder (see the discussion under “— Tax Consequences to Non-U.S. Holders — Treatment of Ownership and Disposition of the New Notes and Common Stock — Income or Gains Effectively Connected with a U.S. Trade or Business” below).

In general, a foreign corporation is a controlled foreign corporation if more than 50% of its stock is owned, actually or constructively, by one or more U.S. persons that each owns, actually or constructively, at least 10% of the corporation’s voting stock.

The portfolio interest exemption, reduction of the withholding rate pursuant to the terms of applicable income tax treaty and several of the special rules for Non-U.S. Holders described below apply only if the holder certifies its nonresident status. A Non-U.S. Holder can meet this certification requirement by providing a properly executed IRS Form W-8BEN or appropriate substitute form to us or our paying agent prior to the payment. If the Non-U.S. Holder holds the new notes through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to the agent. The Non-U.S. Holder’s agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries.

Sale, Exchange, Redemption, Conversion or Other Disposition of New Notes or Common Stock

Non-U.S. Holders generally will not be subject to U.S. federal income or withholding tax on any gain realized on the sale, exchange, redemption, conversion or other disposition of new notes or common stock (other than with respect to payments treated as ordinary interest income as described under “— Tax Consequences to U.S. Holders — Treatment of Ownership and Disposition of the New Notes and Common Stock— Sale, Exchange, Conversion, Redemption or Other Taxable Disposition of New Notes” above, which shall be taxed as described under “— Tax Consequences to Non-U.S. Holders — Treatment of Ownership and Disposition of the New Notes and Common Stock — Taxation of Interest”), unless:

•	the gain is effectively connected with the conduct by the Non-U.S. Holder of a U.S. trade or business (and, generally, if an income tax treaty applies, the gain is attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder), in which case the gain would be subject to tax as described below under “— Tax Consequences to Non-U.S. Holders — Treatment of Ownership and Disposition of the New Notes and Common Stock — Income or Gains Effectively Connected with a U.S. Trade or Business”;
•	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the year of disposition and certain other conditions apply, in which case, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by U.S. source capital losses, would be subject to a flat 30% tax, even though the individual is not considered a resident of the United States; or
•	the rules of the Foreign Investment in Real Property Tax Act (or FIRPTA) (described below) treat the gain as effectively connected with a U.S. trade or business.

The FIRPTA rules may apply to a sale, exchange, redemption or other disposition of new notes or common stock by a Non-U.S. Holder if we currently are, or were at any time within five years before the sale, exchange, redemption, conversion or other disposition (or, if shorter, the Non-U.S. Holder’s holding period for the new notes or common stock disposed of), a “U.S. real property holding corporation” (or USRPHC). In general, we would be a USRPHC if interests in U.S. real estate comprised at least 50% of our assets. We believe that we currently are a USRPHC for U.S. federal income tax purposes. However, so long as our common stock is “regularly traded on an established securities market,” a Non-U.S. Holder will not be subject to U.S. federal income tax on a net income basis with respect to any gain realized on shares of our common stock or our common stock solely because of our status as a USRPHC, if such Non-U.S. Holder did not hold directly or indirectly either (i) an amount of shares of our common stock that had a fair market value greater than the fair market value on the date acquired by the present holder of 5% of our common stock or (ii) more than 5% of our common stock (including by virtue of ownership of shares of our common stock) at any time during the shorter of the five year period preceding the date of the disposition or the holder’s holding period.

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If our common stock is not considered to be “regularly traded on an established securities market,” or if at any time during the shorter of the five-year period preceding the date of the disposition, the Non-U.S. Holder held directly or indirectly either (i) an amount of shares of our common stock that had a fair market value greater than the fair market value on the date acquired by the present holder of 5% of our common stock or (ii) more than 5% of our common stock (including by virtue of ownership of shares of our common stock) at any time during the shorter of the five-year period preceding the date of the disposition or the holder’s holding period, any gain recognized by a Non-U.S. Holder on the sale or other disposition of our common stock would be treated as effectively connected with a U.S. trade or business and would be subject to U.S. federal income tax at regular graduated U.S. federal income tax rates and in much the same manner as applicable to U.S. persons. If our common stock was not considered to be “regularly traded on an established securities market,” a Non-U.S. Holder could also be subject to certain withholding taxes imposed on the gross proceeds realized with respect to the sale or other disposition of shares of our common stock or our common stock. Non-U.S. Holders described in this paragraph are urged to consult their own tax advisors in determining the U.S. tax consequences of their investment in shares of our common stock or our common stock.

Dividends

Dividends paid to a Non-U.S. Holder on common stock received on conversion of a New Note, including any taxable constructive stock dividends resulting from certain adjustments (or failures to make adjustments) to the number of shares of common stock to be issued on conversion (as described under “— Tax Consequences to U.S. Holders — Treatment of Ownership and Disposition of new notes and Common Stock — Constructive Distributions” above) generally will be subject to U.S. withholding tax at a 30% rate. Withholding tax applicable to any taxable constructive stock dividends received by a Non-U.S. Holder may be withheld from interest on the New Notes, distributions on the common stock, shares of common stock or proceeds subsequently paid or credited to the Non-U.S. Holder. The withholding tax on dividends (including any taxable constructive stock dividends), however, may be reduced under the terms of an applicable income tax treaty between the United States and the Non-U.S. Holder’s country of residence. A Non-U.S. Holder should demonstrate its eligibility for a reduced rate of withholding under an applicable income tax treaty by timely delivering a properly executed IRS Form W-8BEN or appropriate substitute form. A Non-U.S. Holder that is eligible for a reduced rate of withholding under the terms of an applicable income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Dividends on the common stock that are effectively connected with a Non-U.S. Holder’s conduct of a U.S. trade or business are discussed below under “— Tax Consequences to Non-U.S. Holders — Treatment of Ownership and Disposition of the New Notes and Common Stock — Income or Gains Effectively Connected with a U.S. Trade or Business.”

Income or Gains Effectively Connected with a U.S. Trade or Business

The preceding discussion of the U.S. federal income and withholding tax considerations of the purchase, ownership or disposition of new notes or common stock by a Non-U.S. Holder assumes that the holder is not engaged in a U.S. trade or business. If any interest or OID on the new notes, dividends on common stock, or gain from the sale, exchange, redemption, conversion or other disposition of the new notes or common stock is effectively connected with a U.S. trade or business conducted by the Non-U.S. Holder, then the income or gain will be subject to U.S. federal income tax on a net income basis at the regular graduated rates and in the same manner applicable to U.S. holders. If the Non-U.S. Holder is eligible for the benefits of a tax treaty between the United States and the holder’s country of residence, any “effectively connected” income or gain generally will be subject to U.S. federal income tax only if it is also attributable to a permanent establishment or fixed base maintained by the holder in the United States. Payments of interest or dividends that are effectively connected with a U.S. trade or business (and, if a tax treaty applies, attributable to a permanent establishment or fixed base), and therefore included in the gross income of a Non-U.S. Holder, will not be subject to 30% withholding, provided that the holder claims exemption from withholding by timely filing a properly executed IRS Form W-8ECI or appropriate substitute form. If the Non-U.S. Holder is a corporation (or an entity treated as a corporation for U.S. federal income tax purposes), that portion of its earnings and profits that is effectively connected with its U.S. trade or business generally also would be subject to a “branch profits tax.” The branch profits tax rate is generally 30%, although an applicable income tax treaty might provide for a lower rate.

Additional Withholding Tax

Beginning after December 31, 2012, withholding taxes may be imposed on certain types of payments made to “foreign financial institutions” (as specifically defined in the Code) and certain other non-United States entities (including financial intermediaries). A 30% withholding tax is imposed on “withholdable payments” to a foreign financial institution or to a foreign non-financial entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. For these purposes, a “withholdable payment” includes any United States source payments of interest, dividends, rents, compensation and other fixed or determinable annual or periodical gains, profits and income. If the payee is a foreign financial institution, it must enter into an agreement with the United States Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. Non-U.S. Holders of the new notes and the existing notes should consult their tax advisors regarding this legislation and the potential implications of this legislation on their particular circumstances.

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Backup Withholding and Information Reporting

The Code and the Treasury regulations require those who make specified payments to report the payments to the IRS. Among the specified payments are interest (including payments attributable to OID), dividends, and proceeds paid by brokers to their customers. This reporting regime is reinforced by “backup withholding” rules, which require the payor to withhold from payments subject to information reporting if the recipient has failed to provide a taxpayer identification number to the payor, furnished an incorrect identification number, or repeatedly failed to report interest or dividends on tax returns. The backup withholding rate is currently 28%.

Payments of interest (including payments attributable to OID) or dividends to U.S. Holders of new notes or common stock generally will be subject to information reporting, and will be subject to backup withholding, unless the holder (1) is an exempt payee, or (2) provides the payor with a correct taxpayer identification number and complies with applicable certification requirements. Payments made to U.S. Holders by a broker upon a sale of new notes or common stock will generally be subject to information reporting and backup withholding. If the sale is made through a foreign office of a foreign broker, however, the sale will generally not be subject to either information reporting or backup withholding. This exception may not apply if the foreign broker is owned or controlled by U.S. persons, or is engaged in a U.S. trade or business.

We must report annually to the IRS the dividends and/or interest (including payments attributable to OID) paid to each Non-U.S. Holder and the tax withheld, if any, with respect to such interest, OID and/or dividends, including any tax withheld pursuant to the rules described under ‘‘— Tax Consequences to Non-U.S. Holders — Treatment of Ownership and Disposition of the New Notes and Common Stock — Taxation of Interest” and “— Tax Consequences to Non-U.S. Holders — Treatment of Ownership and Disposition of the New Notes and Common Stock — Dividends” above. Copies of these reports may be made available to tax authorities in the country where the Non-U.S. Holder resides. Payments to Non-U.S. Holders of dividends on our common stock or interest on the new notes may be subject to backup withholding unless the non-U.S. holder certifies its non-U.S. status on a properly executed IRS Form W-8BEN or appropriate substitute form. Payments made to Non-U.S. Holders by a broker upon a sale of the new notes or our common stock will not be subject to information reporting or backup withholding as long as the Non-U.S. Holder certifies its non-U.S. status or otherwise establishes an exemption.

Any amounts withheld from a payment to a U.S. holder or Non-U.S. Holder of new notes or common stock under the backup withholding rules can be credited against any U.S. federal income tax liability of the holder, provided the required information is timely furnished to the IRS.

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BENEFIT PLAN CONSIDERATIONS

The following is a summary of certain considerations associated with the exchange of the existing notes and the acquisition, holding and disposition of new notes by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA” and such plans, and entities deemed to hold the assets of such plans, “ERISA Plans”), and plans, accounts and other arrangements subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Code” and such plans, accounts and other arrangements, and entities deemed to hold the assets of such plans, together with ERISA Plans, “Plans” and each a “Plan”), or provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantially similar to such provisions of ERISA or the Code (collectively, “Similar Laws” such plans, accounts and other arrangements, together with ERISA Plans and Plans, “Benefit Plans” and each a “Benefit Plan” ).

The following summary is based on the provisions of ERISA and the Code and related guidance in effect as of the date of this prospectus. This summary is general in nature and is not intended as a complete summary of these organizations. Future legislation, court decisions, administrative regulations or other guidance may change the requirements summarized in this section. Any of these changes could be made retroactively and could apply to transactions entered into before the change is enacted. In addition, Benefit Plans that are not subject to ERISA or the Code might be subject to comparable requirements under applicable Similar Laws. We are not making any representation that the exchange of the existing notes and the acquisition, holding and disposition of the new notes by or on the behalf of a Benefit Plan meets the applicable fiduciary requirements for investment by such Benefit Plans generally or any particular Benefit Plan or that such an investment is appropriate for Benefit Plans generally under applicable law or any particular Benefit Plan. We are not providing investment advice to any Plan, through this prospectus or otherwise, in connection with the exchange offering.

ERISA Fiduciary Responsibilities

ERISA imposes requirements on ERISA Plans and fiduciaries of ERISA Plans. Under ERISA, fiduciaries are identified by function rather than title, and generally include persons who exercise discretionary authority or control over the management of an ERISA Plan or the management and disposition of its assets, who render investment advice with respect to an ERISA Plan for compensation or who have discretionary authority or responsibility in the administration of an ERISA Plan. Before investing any ERISA Plan assets in any new notes offered in connection with this prospectus, you should determine whether the investment:

(1) is permitted under the plan document, trust agreement and other instruments governing the ERISA Plan; and

(2) is appropriate for the ERISA Plan in view of the requirement that ERISA Plan assets be invested prudently and for the exclusive purpose of providing benefits to participants and their beneficiaries, the ERISA Plan’s overall investment policy and the composition and diversification of its portfolio, taking into account the limited liquidity of the notes.

You should consider all factors and circumstances of a particular investment in the new notes, including, for example, the risk factors discussed in “Risk Factors” and the fact that in the future there may not be a market in which you will be able to sell or otherwise dispose of your interest in the new notes.

Prohibited Transactions

ERISA and the Code prohibit a wide range of transactions between Plans, and persons who have specified relationships to such Plans (called “parties in interest” under ERISA and “disqualified persons” under the Code). Such transactions prohibited by ERISA and the Code are called “prohibited transactions.” A party in interest or disqualified person that enters into a non-exempt prohibited transaction with a Plan may be subject to excise taxes and other penalties and liabilities under ERISA and/or the Code. As a result, if you are a Plan or are acting on behalf of a Plan, you should consider whether any exchange of existing notes and acquisition, holding or disposition of new notes might be a non-exempt prohibited transaction under ERISA and/or the Code.

Prohibited transactions may arise, for example, if the new notes are acquired by a Plan with respect to which we, the information agent, the exchange agent and/or any of our or their respective affiliates, are parties in interest or disqualified persons. Exemptions from the prohibited transaction provisions of ERISA and the Code may be available to exempt the exchange of the existing notes and the acquisition, holding and disposition of new notes, depending in part on the type of plan fiduciary making the decision to exchange the existing notes and acquire the new notes and the circumstances under which such decision is made, and provided all of the conditions of the exemption are satisfied. These exemptions include, but are not limited to:

(1) Prohibited transaction class exemption (“PTCE”) 75-1 (relating to specified transactions involving employee benefit plans and broker dealers, reporting dealers, and banks);

(2) PTCE 84-14 (relating to specified transactions directed by independent qualified professional asset managers);

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(3) PTCE 90-1 (relating to specified transactions by bank collective investment funds);

(4) PTCE 91-38 (relating to specified transactions by bank collective investment funds);

(5) PTCE 95-60 (relating to specified transactions involving insurance company general accounts); and

(6) PTCE 96-23 (relating to specified transactions directed by in-house asset managers).

Certain of these exemptions do not, however, provide relief from the provisions of ERISA and the Code that prohibit self-dealing and conflicts of interest by Plan fiduciaries. In addition, there is no assurance that any of these class exemptions or any other exemption will be available with respect to any particular transaction involving the new notes.

Because of the foregoing, the notes should not be purchased or held by any person investing assets of any Plan unless such purchase and holding will either not constitute a prohibited transaction under ERISA and the Code or Similar Laws or will be covered by an applicable statutory or administrative exemption.

Representations and Warranties

In view of the foregoing, if you acquire or accept a new note (or any interest therein) offered in connection with this prospectus, you will be deemed to have represented and warranted that either:

(1) you have not used the assets, directly or indirectly, of any Plan or any trust established with respect to a Plan to acquire such note; or

(2) your acquisition and holding of such note (A) is exempt from the prohibited transaction restrictions of ERISA and the Code under one or more prohibited transaction class exemptions or does not constitute a prohibited transaction under ERISA and the Code, (B) meets the applicable fiduciary requirements of ERISA and (C) does not violate any applicable Similar Law.

Any subsequent purchaser of such new notes will be required to make the same representations in order to purchase the new notes.

LEGAL MATTERS

Kilpatrick Townsend & Stockton LLP, Atlanta, Georgia will pass upon certain legal matters relating to the exchange offers.

EXPERTS

The consolidated balance sheets of the Company as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive income (loss), changes in shareholders’ equity and cash flows, for each of the years in the three-year period ended December 31, 2012, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2012, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The information referred to in documents incorporated by reference into this prospectus concerning estimates of the proven and probable coal reserves for us, dated July 22, 2004, (ii) for our wholly owned subsidiary Triad Mining, Inc. (including any subsidiaries thereof), dated April 29, 2005 and April 11, 2006, and (iii) for our wholly owned subsidiary International Resource Partners LP (including any subsidiaries thereof), dated February 17, 2011 and revised February 13, 2012, was prepared by Cardno MM&A (Marshall Miller & Associates, Inc. dba Cardno MM&A) and has been incorporated by reference herein upon the authority of this firm as an expert.

The letter of transmittal accompanying this prospectus and all correspondence in connection with the exchange offers should be sent or delivered by holders of existing 2015 notes or existing 2018 notes, or a beneficial owner’s broker, dealer, commercial bank, trust company or other nominee, to the exchange agent at its address or facsimile number set forth below.

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Exchange Agent:

Questions concerning tender procedures and requests for additional copies of this prospectus or the accompanying letter of transmittal or any of the other accompanying documents may be directed to the information agent at the address and telephone number set forth below.

The Information Agent:

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The laws of the Commonwealth of Virginia pursuant to which we are incorporated permit us to indemnify our officers and directors against certain liabilities with the approval of our shareholders. Our Amended and Restated Articles of Incorporation provide for the indemnification of each director and officer (including former directors and officers and each person who may have served at our request as a director or officer of any other legal entity and, in all such cases, his or her heirs, executors and administrators) against liabilities (including expenses) reasonably incurred by him or her in connection with any actual or threatened action, suit or proceeding to which he or she may be made a party by reason of his or her being or having been a director or officer of the Company, except in relation to any action, suit or proceeding in which he or she has been adjudged liable because of willful misconduct or a knowing violation of criminal law.

We have entered into an indemnification agreement with each of our directors and executive officers which requires us, among other things, to indemnify him or her against certain liabilities which may arise by reason of his or her status or service as a director or executive officer (other than liabilities arising from willful misconduct or a knowing violation of criminal law).

We have purchased directors’ and officers’ liability insurance policies. Within the limits of their coverage, the policies insure (1) the directors and officers of the Company and our subsidiaries against certain losses resulting from claims against them in their capacities as directors and officers to the extent that such losses are not indemnified by us and (2) us to the extent that we indemnify such directors and officers for losses as permitted under the laws of Virginia.

ITEM 21.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

Exhibit Number	Description
3.1	Amended and Restated Articles of Incorporation, incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1, filed August 13, 2004
3.2	Amended and Restated Bylaws of the Company, incorporated herein by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed August 9, 2007
4.1	See Exhibits 3.1 and 3.2 for the Amended and Restated Articles of Incorporation of the Company, as amended, and the Amended and Restated Bylaws of the Company
4.2	Specimen common stock certificate, incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 filed August 13, 2004.
4.3	Rights Agreement between the Registrant and SunTrust Bank as Rights Agent, dated as of May 25, 2004, incorporated herein by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 filed August 13, 2004
4.4	Form of rights certificate, incorporated herein by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form 8-A filed January 24, 2005
4.5	Amendment No. 1 to Rights Agreement between the Registrant and Computershare Trust Company, N.A., successor to SunTrust Bank, as Rights Agent, dated as of November 3, 2006, incorporated herein by reference to Exhibit 4.2 to the Registrant’s Quarterly Report on Form 10-Q filed November 9, 2006
4.6	Amendment No. 2 to Rights Agreement between the Registrant and Computershare Trust Company, N.A., successor to SunTrust Bank, as Rights Agent, dated as of August 2, 2007, incorporated herein by reference to Exhibit 4.2 to the Registrant’s Quarterly Report on Form 10-Q filed August 9, 2007
4.7	Amendment No. 3 to Rights Agreement between Registrant and Computershare Trust Company, N.A., successor to SunTrust Bank, as Rights Agent, dated as of November 3, 2009, incorporated herein by reference to Exhibit 4.1 to the Registrant’s Amendment No. 1 to Form 8-A filed November 3, 2009
4.8	Indenture related to the 4.50% Convertible Senior Notes due 2015, dated as of November 20, 2009, between the Registrant and U.S. Bank National Association, as trustee (including the form of 4.50% Convertible Senior Notes due 2015), incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed November 25, 2009
4.9	Indenture relating to the 3.125% Convertible Senior Notes due 2018, dated as of March 29, 2011, between the Registrant and U.S. Bank National Association, as trustee (including the form of 3.125% Convertible Senior Notes due 2018), incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated March 29, 2011

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4.10	Indenture relating to the 7.785% Senior Notes due 2019, dated as of March 29, 2011, between James River Escrow Inc. and U.S. Bank National Association, as trustee (including the form of 7.785% Senior Notes due 2019), incorporated herein by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed March 29, 2011
4.11	Indenture relating to the 10.00% Convertible Senior Notes due 2018, dated May 22, 2013, by and between the Company, the subsidiary guarantors named therein, and U.S. Bank National Association, as trustee (including the form of 10.00% new note due 2018), incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 29, 2013
5.1	Legal Opinion and Consent of Kilpatrick, Townsend & Stockton, LLP dated June 17, 2013
5.2	Legal Opinion and Consent of Jackson Kelly PLLC, dated June 14, 2013
5.3	Legal Opinion and Consent of Wyatt, Tarrant & Combs, LLP, dated June 14, 2013
8	Tax Opinion of Kilpatrick, Townsend & Stockton LLP, dated June 17, 2013
12	Statement re: computation of ratio of earnings to fixed charges
21	List of Subsidiaries
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm
23.2	Consent of Kilpatrick Townsend & Stockton LLP (included in Exhibit 5.1 above)
23.3	Consent of Jackson Kelly PLLC (included in Exhibit 5.2 above)
23.4	Consent of Wyatt, Tarrant & Combs (included in Exhibit 5.3 above)
23.5	Consent of Cardno MM&A (Marshall Miller & Associates, Inc. dba Cardno MM&A)
24	Power of Attorney (see signature page)
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Associate for the Indenture for the 2019 Notes, incorporated by reference herein to Exhibit 25.1 to the Company’s Registration Statement on Form S-4, filed November 26, 2013
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Associate for the Indenture for the New Notes
99.1	Form of Letter of Transmittal

ITEM 22.	UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

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(i)	If the registrant is relying on Rule 430B (§ 230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§ 230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C (§ 230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the Articles of Incorporation or Bylaws or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, James River Coal Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on June 17, 2013.

JAMES RIVER COAL COMPANY

By:	/s/ Peter T. Socha
Peter T. Socha, Chairman, President and Chief Executive Officer

Know all men by these presents, that each person whose signature appears below constitutes and appoints Peter T. Socha and Samuel M. Hopkins, II, or either of them, as attorneys-in-fact, with power of substitution, for him in any and all capacities, to sign any amendments to this registration statement on Form S-4, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 17, 2013.

Signature	Title
/s/ Peter T. Socha Peter T. Socha	Chairman, President and Chief Executive Officer (principal executive officer)
/s/ Samuel M. Hopkins II Samuel M. Hopkins II	Vice President and Chief Accounting Officer (principal financial and accounting officer)
/s/ Alan F. Crown Alan F. Crown	Director
/s/ Ronald J. FlorJancic Ronald J. FlorJancic	Director
/s/ Joseph H. Vipperman Joseph H. Vipperman	Director

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on June 17, 2013.

BDCC HOLDING COMPANY, INC.

By:	/s/ Peter T. Socha
Name: Peter T. Socha Title: Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints Peter T. Socha and Samuel M. Hopkins, II, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-4 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 17, 2013.

Signature	Title

/s/ Peter T. Socha	Director and Chief Executive Officer (principal executive officer)
Peter T. Socha

/s/ Samuel M. Hopkins, II	Vice President (principal financial officer and principal accounting officer)
Samuel M. Hopkins, II

/s/ Joseph G. Evans	Director
Joseph G. Evans

/s/ Coy K. Lane	Director
Coy K. Lane

II-6

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on June 17, 2013.

BELL COUNTY COAL CORPORATION

By:	/s/ Peter T. Socha
Name: Peter T. Socha Title: Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints Peter T. Socha and Samuel M. Hopkins, II, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-4 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 17, 2013.

Signature	Title

/s/ Peter T. Socha	Director and Chief Executive Officer (principal executive officer)
Peter T. Socha

/s/ Samuel M. Hopkins, II	Vice President (principal financial officer and principal accounting officer)
Samuel M. Hopkins, II

/s/ B. J. Reynolds	Director
B. J. Reynolds

/s/ Coy K. Lane	Director
Coy K. Lane

II-7

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on June 17, 2013.

BLEDSOE COAL CORPORATION

By:	/s/ Peter T. Socha
Name: Peter T. Socha Title: Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints Peter T. Socha and Samuel M. Hopkins, II, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-4 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 17, 2013.

Signature	Title

/s/ Peter T. Socha	Director and Chief Executive Officer (principal executive officer)
Peter T. Socha

/s/ Samuel M. Hopkins, II	Vice President (principal financial officer and principal accounting officer)
Samuel M. Hopkins, II

/s/ Tim Frasure	Director
Tim Frasure

/s/ Coy K. Lane	Director
Coy K. Lane

II-8

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on June 17, 2013.

BLEDSOE COAL LEASING COMPANY

By:	/s/ Peter T. Socha
Name: Peter T. Socha Title: Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints Peter T. Socha and Samuel M. Hopkins, II, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-4 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 17, 2013.

Signature	Title

/s/ Peter T. Socha	Director and Chief Executive Officer (principal executive officer)
Peter T. Socha

/s/ Samuel M. Hopkins, II	Vice President (principal financial officer and principal accounting officer)
Samuel M. Hopkins, II

/s/ Tim Frasure	Director
Tim Frasure

/s/ Coy K. Lane	Director
Coy K. Lane

II-9

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on June 17, 2013.

BLUE DIAMOND COAL COMPANY

By:	/s/ Peter T. Socha
Name: Peter T. Socha Title: Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints Peter T. Socha and Samuel M. Hopkins, II, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-4 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 17, 2013.

Signature	Title

/s/ Peter T. Socha	Director and Chief Executive Officer (principal executive officer)
Peter T. Socha

/s/ Samuel M. Hopkins, II	Vice President (principal financial officer and principal accounting officer)
Samuel M. Hopkins, II

/s/ Joseph G. Evans	Director
Joseph G. Evans

/s/ Coy K. Lane	Director
Coy K. Lane

II-10

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on June 17, 2013.

BUCK BRANCH RESOURCES LLC

By:	/s/ Brian Patton
Name: Brian Patton Title: President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints Peter T. Socha and Samuel M. Hopkins, II, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-4 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 17, 2013.

Signature	Title

/s/ Brian Patton	President (principal executive officer)
Brian Patton

/s/ Samuel M. Hopkins, II	Vice President (principal financial officer and principal accounting officer)
Samuel M. Hopkins, II

IRP Kentucky, LLC	Member

By:

/s/ Samuel M. Hopkins, II
Samuel M. Hopkins, II
Vice President

II-11

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on June 17, 2013.

CHAFIN BRANCH COAL COMPANY, LLC

By:	/s/ Randall K. Taylor
Name: Randall K. Taylor Title: President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints Peter T. Socha and Samuel M. Hopkins, II, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-4 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 17, 2013.

Signature	Title

/s/ Randall K. Taylor	President (principal executive officer)
Randall K. Taylor

/s/ Samuel M. Hopkins, II	Vice President (principal financial officer and principal accounting officer)
Samuel M. Hopkins, II

International Resources, LLC	Member

By:

/s/ Samuel M. Hopkins, II
Samuel M. Hopkins, II
Vice President

II-12

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on June 17, 2013.

EOLIA RESOURCES, INC.

By:	/s/ Peter T. Socha
Name: Peter T. Socha Title: Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints Peter T. Socha and Samuel M. Hopkins, II, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-4 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 17, 2013.

Signature	Title

/s/ Peter T. Socha	Director and Chief Executive Officer (principal executive officer)
Peter T. Socha

/s/ Samuel M. Hopkins, II	Vice President (principal financial officer and principal accounting officer)
Samuel M. Hopkins, II

/s/ Joseph G. Evans	Director
Joseph G. Evans

/s/ Coy K. Lane	Director
Coy K. Lane

II-13

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on June 17, 2013.

HAMPDEN COAL COMPANY, LLC

By:	/s/ Randall K. Taylor
Name: Randall K. Taylor Title: President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints Peter T. Socha and Samuel M. Hopkins, II, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-4 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 17, 2013.

Signature	Title

/s/ Randall K. Taylor	President (principal executive officer)
Randall K. Taylor

/s/ Samuel M. Hopkins, II	Vice President (principal financial officer and principal accounting officer)
Samuel M. Hopkins, II

International Resources, LLC	Member

By:

/s/ Samuel M. Hopkins, II
Samuel M. Hopkins, II
Vice President

II-14

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on June 17, 2013.

INTERNATIONAL RESOURCES, LLC

By:	/s/ Gary G. White
Name: Gary G. White Title: President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints Peter T. Socha and Samuel M. Hopkins, II, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-4 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 17, 2013.

Signature	Title

/s/ Gary G. White	President (principal executive officer)
Gary G. White

/s/ Samuel M. Hopkins, II	Vice President (principal financial officer and principal accounting officer)
Samuel M. Hopkins, II

International Resources Holdings II LLC	Member

By:

/s/ Samuel M. Hopkins, II
Samuel M. Hopkins, II
Vice President

II-15

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on June 17, 2013.

INTERNATIONAL RESOURCES HOLDINGS I LLC

By:	/s/ Peter T. Socha
Name: Peter T. Socha Title: Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints Peter T. Socha and Samuel M. Hopkins, II, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-4 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 17, 2013.

Signature	Title

/s/ Peter T. Socha	Chief Executive Officer (principal executive officer)
Peter T. Socha

/s/ Samuel M. Hopkins, II	Vice President (principal financial officer and principal accounting officer)
Samuel M. Hopkins, II

International Resource Partners LP	Member

By: IRP GP Holdco LLC, its general partner

By:

/s/ Samuel M. Hopkins, II
Samuel M. Hopkins, II
Vice President

IRP WV Corp.	Member

By:

/s/ Samuel M. Hopkins, II
Samuel M. Hopkins, II
Vice President

II-16

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on June 17, 2013.

INTERNATIONAL RESOURCES HOLDINGS II LLC

By:	/s/ Peter T. Socha
Name: Peter T. Socha Title: Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints Peter T. Socha and Samuel M. Hopkins, II, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-4 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 17, 2013.

Signature	Title

/s/ Peter T. Socha	Chief Executive Officer (principal executive officer)
Peter T. Socha

/s/ Samuel M. Hopkins, II	Vice President (principal financial officer and principal accounting officer)
Samuel M. Hopkins, II

International Resources Holdings I LLC	Member

By:

/s/ Samuel M. Hopkins, II
Samuel M. Hopkins, II
Vice President

II-17

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on June 17, 2013.

INTERNATIONAL RESOURCES PARTNERS LP

By:	/s/ Peter T. Socha
Name: Peter T. Socha Title: Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints Peter T. Socha and Samuel M. Hopkins, II, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-4 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 17, 2013.

Signature	Title

/s/ Peter T. Socha	Chief Executive Officer (principal executive officer)
Peter T. Socha

/s/ Samuel M. Hopkins, II	Vice President (principal financial officer and principal accounting officer)
Samuel M. Hopkins, II

IRP GP Holdco Inc.	General Partner

By:

/s/ Samuel M. Hopkins, II
Samuel M. Hopkins, II
Vice President

II-18

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on June 17, 2013.

IRP GP HOLDCO LLC

By:	/s/ Peter T. Socha
Name: Peter T. Socha Title: Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints Peter T. Socha and Samuel M. Hopkins, II, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-4 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 17, 2013.

Signature	Title

/s/ Peter T. Socha	Chief Executive Officer (principal executive officer)
Peter T. Socha

/s/ Samuel M. Hopkins, II	Vice President (principal financial officer and principal accounting officer)
Samuel M. Hopkins, II

IRP LP Holdco Inc.	Member

By:

/s/ Samuel M. Hopkins, II
Samuel M. Hopkins, II
Vice President

II-19

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on June 17, 2013.

IRP KENTUCKY LLC

By:	/s/ Brian Patton
Name: Brian Patton Title: President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints Peter T. Socha and Samuel M. Hopkins, II, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-4 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 17, 2013.

Signature	Title

/s/ Brian Patton	President (principal executive officer)
Brian Patton

/s/ Samuel M. Hopkins, II	Vice President (principal financial officer and principal accounting officer)
Samuel M. Hopkins, II

International Resources, LLC	Member

By:

/s/ Samuel M. Hopkins, II
Samuel M. Hopkins, II
Vice President

II-20

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on June 17, 2013.

IRP LP HOLDCO INC.

By:	/s/ Peter T. Socha
Name: Peter T. Socha Title: Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints Peter T. Socha and Samuel M. Hopkins, II, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-4 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 17, 2013.

Signature	Title

/s/ Peter T. Socha	Director and Chief Executive Officer (principal executive officer)
Peter T. Socha

/s/ Samuel M. Hopkins, II	Vice President (principal financial officer and principal accounting officer)
Samuel M. Hopkins, II

II-21

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on June 17, 2013.

IRP WV CORP.

By:	/s/ Peter T. Socha
Name: Peter T. Socha Title: Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints Peter T. Socha and Samuel M. Hopkins, II, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-4 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 17, 2013.

Signature	Title

/s/ Peter T. Socha	Director and Chief Executive Officer (principal executive officer)
Peter T. Socha

/s/ Samuel M. Hopkins, II	Vice President (principal financial officer and principal accounting officer)
Samuel M. Hopkins, II

/s/ Coy K. Lane	Director
Coy K. Lane

/s/ Gary G. White	Director
Gary G. White

II-22

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on June 17, 2013.

JAMES RIVER COAL SALES, INC.

By:	/s/ Peter T. Socha
Name: Peter T. Socha Title: Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints Peter T. Socha and Samuel M. Hopkins, II, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-4 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 17, 2013.

Signature	Title

/s/ Peter T. Socha	Director and Chief Executive Officer (principal executive officer)
Peter T. Socha

/s/ Samuel M. Hopkins, II	Vice President (principal financial officer and principal accounting officer)
Samuel M. Hopkins, II

/s/ Michael E. Weber	Director
Michael E. Weber

II-23

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on June 17, 2013.

JAMES RIVER COAL SERVICE COMPANY

By:	/s/ Peter T. Socha
Name: Peter T. Socha Title: Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints Peter T. Socha and Samuel M. Hopkins, II, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-4 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 17, 2013.

Signature	Title

/s/ Peter T. Socha	Director and Chief Executive Officer (principal executive officer)
Peter T. Socha

/s/ Samuel M. Hopkins, II	Vice President (principal financial officer and principal accounting officer)
Samuel M. Hopkins, II

/s/ Coy K. Lane	Director
Coy K. Lane

/s/ Brian Patton	Director
Brian Patton

II-24

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on June 17, 2013.

JAMES RIVER ESCROW INC.

By:	/s/ Peter T. Socha
Name: Peter T. Socha Title: Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints Peter T. Socha and Samuel M. Hopkins, II, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-4 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 17, 2013.

Signature	Title

/s/ Peter T. Socha	Director and Chief Executive Officer (principal executive officer)
Peter T. Socha

/s/ Samuel M. Hopkins, II	Vice President (principal financial officer and principal accounting officer)
Samuel M. Hopkins, II

II-25

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on June 17, 2013.

JELLICO MINING, LLC

By:	/s/ Peter T. Socha
Name: Peter T. Socha Title: Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints Peter T. Socha and Samuel M. Hopkins, II, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-4 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 17, 2013.

Signature	Title

/s/ Peter T. Socha	President and Chief Executive Officer (principal executive officer)
Peter T. Socha

/s/ Samuel M. Hopkins, II	Vice President (principal financial officer and principal accounting officer)
Samuel M. Hopkins, II

Bell County Coal Corporation	Member

By:

/s/ Samuel M. Hopkins, II
Samuel M. Hopkins, II
Vice President

II-26

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on June 17, 2013.

JOHNS CREEK COAL COMPANY

By:	/s/ Peter T. Socha
Name: Peter T. Socha Title: Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints Peter T. Socha and Samuel M. Hopkins, II, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-4 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 17, 2013.

Signature	Title

/s/ Peter T. Socha	Director and Chief Executive Officer (principal executive officer)
Peter T. Socha

/s/ Samuel M. Hopkins, II	Vice President (principal financial officer and principal accounting officer)
Samuel M. Hopkins, II

/s/ Randall K. Taylor	Director
Randall K. Taylor

/s/ Coy K. Lane	Director
Coy K. Lane

II-27

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on June 17, 2013.

JOHNS CREEK ELKHORN COAL CORPORATION

By:	/s/ Peter T. Socha
Name: Peter T. Socha Title: Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints Peter T. Socha and Samuel M. Hopkins, II, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-4 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 17, 2013.

Signature	Title

/s/ Peter T. Socha	Director and Chief Executive Officer (principal executive officer)
Peter T. Socha

/s/ Samuel M. Hopkins, II	Vice President (principal financial officer and principal accounting officer)
Samuel M. Hopkins, II

/s/ Randall K. Taylor	Director
Randall K. Taylor

/s/ Coy K. Lane	Director
Coy K. Lane

II-28

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on June 17, 2013.

JOHNS CREEK PROCESSING COMPANY

By:	/s/ Peter T. Socha
Name: Peter T. Socha Title: Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints Peter T. Socha and Samuel M. Hopkins, II, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-4 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 17, 2013.

Signature	Title

/s/ Peter T. Socha	Director and Chief Executive Officer (principal executive officer)
Peter T. Socha

/s/ Samuel M. Hopkins, II	Vice President (principal financial officer and principal accounting officer)
Samuel M. Hopkins, II

/s/ Randall K. Taylor	Director
Randall K. Taylor

/s/ Coy K. Lane	Director
Coy K. Lane

II-29

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on June 17, 2013.

LAUREL MOUNTAIN RESOURCES LLC

By:	/s/ Brian Patton
Name: Brian Patton Title: President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints Peter T. Socha and Samuel M. Hopkins, II, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-4 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 17, 2013.

Signature	Title

/s/ Brian Patton	President (principal executive officer)
Brian Patton

/s/ Samuel M. Hopkins, II	Vice President (principal financial officer and principal accounting officer)
Samuel M. Hopkins, II

IRP Kentucky, LLC	Member

By:

/s/ Samuel M. Hopkins, II
Samuel M. Hopkins, II
Vice President

II-30

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on June 17, 2013.

LEECO, INC.

By:	/s/ Peter T. Socha
Name: Peter T. Socha Title: Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints Peter T. Socha and Samuel M. Hopkins, II, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-4 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 17, 2013.

Signature	Title

/s/ Peter T. Socha	Director and Chief Executive Officer (principal executive officer)
Peter T. Socha

/s/ Samuel M. Hopkins, II	Vice President (principal financial officer and principal accounting officer)
Samuel M. Hopkins, II

/s/ Joseph G. Evans	Director
Joseph G. Evans

/s/ Coy K. Lane	Director
Coy K. Lane

II-31

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on June 17, 2013.

LOGAN & KANAWHA COAL COMPANY, LLC

By:	/s/ Joseph A. Czul
Name: Joseph A. Czul Title: President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints Peter T. Socha and Samuel M. Hopkins, II, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-4 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 17, 2013.

Signature	Title

/s/ Joseph A. Czul	President (principal executive officer)
Joseph A. Czul

/s/ Samuel M. Hopkins, II	Vice President (principal financial officer and principal accounting officer)
Samuel M. Hopkins, II

International Resources, LLC	Member

By:

/s/ Samuel M. Hopkins, II
Samuel M. Hopkins, II
Vice President

II-32

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on June 17, 2013.

MCCOY ELKHORN COAL CORPORATION

By:	/s/ Peter T. Socha
Name: Peter T. Socha Title: Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints Peter T. Socha and Samuel M. Hopkins, II, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-4 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 17, 2013.

Signature	Title

/s/ Peter T. Socha	Director and Chief Executive Officer (principal executive officer)
Peter T. Socha

/s/ Samuel M. Hopkins, II	Vice President (principal financial officer and principal accounting officer)
Samuel M. Hopkins, II

/s/ Randall K. Taylor	Director
Randall K. Taylor

/s/ Coy K. Lane	Director
Coy K. Lane

II-33

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on June 17, 2013.

ROCKHOUSE CREEK DEVELOPMENT, LLC

By:	/s/ Randall K. Taylor
Name: Randall K. Taylor Title: President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints Peter T. Socha and Samuel M. Hopkins, II, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-4 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 17, 2013.

Signature	Title

/s/ Randall K. Taylor	President (principal executive officer)
Randall K. Taylor

/s/ Samuel M. Hopkins, II	Vice President (principal financial officer and principal accounting officer)
Samuel M. Hopkins, II

International Resources, LLC	Member

By:

/s/ Samuel M. Hopkins, II
Samuel M. Hopkins, II
Vice President

II-34

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on June 17, 2013.

SNAP CREEK MINING, LLC

By:	/s/ Randall K. Taylor
Name: Randall K. Taylor Title: President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints Peter T. Socha and Samuel M. Hopkins, II, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-4 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 17, 2013.

Signature	Title

/s/ Randall K. Taylor	President (principal executive officer)
Randall K. Taylor

/s/ Samuel M. Hopkins, II	Vice President (principal financial officer and principal accounting officer)
Samuel M. Hopkins, II

International Resources, LLC	Member

By:

/s/ Samuel M. Hopkins, II
Samuel M. Hopkins, II
Vice President

II-35

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on June 17, 2013.

SHAMROCK COAL COMPANY, INCORPORATED

By:	/s/ Peter T. Socha
Name: Peter T. Socha Title: Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints Peter T. Socha and Samuel M. Hopkins, II, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-4 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 17, 2013.

Signature	Title

/s/ Peter T. Socha	Director and Chief Executive Officer (principal executive officer)
Peter T. Socha

/s/ Samuel M. Hopkins, II	Vice President (principal financial officer and principal accounting officer)
Samuel M. Hopkins, II

/s/ Tim Frasure	Director
Tim Frasure

/s/ Coy K. Lane	Director
Coy K. Lane

II-36

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on June 17, 2013.

TRIAD MINING INC.

By:	/s/ Peter T. Socha
Name: Peter T. Socha Title: Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints Peter T. Socha and Samuel M. Hopkins, II, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-4 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 17, 2013.

Signature	Title

/s/ Peter T. Socha	Director and Chief Executive Officer (principal executive officer)
Peter T. Socha

/s/ Samuel M. Hopkins, II	Vice President (principal financial officer and principal accounting officer)
Samuel M. Hopkins, II

/s/ Donald W. Arrowsmith	Director
Donald W. Arrowsmith

/s/ Coy K. Lane	Director
Coy K. Lane

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 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of Virginia, on June 17, 2013.

TRIAD UNDERGROUND MINING, LLC

By:	/s/ Peter T. Socha
Name: Peter T. Socha Title: Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appears below constitutes and appoints Peter T. Socha and Samuel M. Hopkins, II, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-4 (including post effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 17, 2013.

Signature	Title

/s/ Peter T. Socha	Manager and Chief Executive Officer (principal executive officer)
Peter T. Socha

/s/ Samuel M. Hopkins, II	Vice President (principal financial officer and principal accounting officer)
Samuel M. Hopkins, II

/s/ Donald W. Arrowsmith	Director
Donald W. Arrowsmith

/s/ Coy K. Lane	Director
Coy K. Lane

II-38

EXHIBIT INDEX

(a) Exhibits

Number	Description
3.1	Amended and Restated Articles of Incorporation, incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1, filed August 13, 2004
3.2	Amended and Restated Bylaws of the Company, incorporated herein by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed August 9, 2007
4.1	See Exhibits 3.1 and 3.2 for the Amended and Restated Articles of Incorporation of the Company, as amended, and the Amended and Restated Bylaws of the Company
4.2	Specimen common stock certificate, incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 filed August 13, 2004.
4.3	Rights Agreement between the Registrant and SunTrust Bank as Rights Agent, dated as of May 25, 2004, incorporated herein by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 filed August 13, 2004
4.4	Form of rights certificate, incorporated herein by reference to Exhibit 4.3 to the Registrant’s Registration Statement on Form 8-A filed January 24, 2005
4.5	Amendment No. 1 to Rights Agreement between the Registrant and Computershare Trust Company, N.A., successor to SunTrust Bank, as Rights Agent, dated as of November 3, 2006, incorporated herein by reference to Exhibit 4.2 to the Registrant’s Quarterly Report on Form 10-Q filed November 9, 2006
4.6	Amendment No. 2 to Rights Agreement between the Registrant and Computershare Trust Company, N.A., successor to SunTrust Bank, as Rights Agent, dated as of August 2, 2007, incorporated herein by reference to Exhibit 4.2 to the Registrant’s Quarterly Report on Form 10-Q filed August 9, 2007
4.7	Amendment No. 3 to Rights Agreement between Registrant and Computershare Trust Company, N.A., successor to SunTrust Bank, as Rights Agent, dated as of November 3, 2009, incorporated herein by reference to Exhibit 4.1 to the Registrant’s Amendment No. 1 to Form 8-A filed November 3, 2009
4.8	Indenture related to the 4.50% Convertible Senior Notes due 2015, dated as of November 20, 2009, between the Registrant and U.S. Bank National Association, as trustee (including the form of 4.50% Convertible Senior Notes due 2015), incorporated herein by reference to Exhibit 4.1 to the Registrant’s Form 8-K filed November 25, 2009
4.9	Indenture relating to the 3.125% Convertible Senior Notes due 2018, dated as of March 29, 2011, between the Registrant and U.S. Bank National Association, as trustee (including the form of 3.125% Convertible Senior Notes due 2018), incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated March 29, 2011
4.10	Indenture relating to the 7.785% Senior Notes due 2019, dated as of March 29, 2011, between James River Escrow Inc. and U.S. Bank National Association, as trustee (including the form of 7.785% Senior Notes due 2019), incorporated herein by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed March 29, 2011
4.11	Indenture relating to the 10.00% Convertible Senior Notes due 2018, dated May 22, 2013, by and between the Company, the subsidiary guarantors named therein, and U.S. Bank National Association, as trustee (including the form of 10.00% new note due 2018), incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 29, 2013
5.1	Legal Opinion and Consent of Kilpatrick, Townsend & Stockton, LLP dated June 17, 2013
5.2	Legal Opinion and Consent of Jackson Kelly PLLC, dated June 14, 2013
5.3	Legal Opinion and Consent of Wyatt, Tarrant & Combs, LLP, dated June 14, 2013
8	Tax Opinion of Kilpatrick, Townsend & Stockton LLP, dated June 17, 2013
12	Statement re: computation of ratio of earnings to fixed charges
21	List of Subsidiaries
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm
23.2	Consent of Kilpatrick Townsend & Stockton LLP (included in Exhibit 5.1 above)
23.3	Consent of Jackson Kelly PLLC (included in Exhibit 5.2 above)
23.4	Consent of Wyatt, Tarrant & Combs (included in Exhibit 5.3 above)
23.5	Consent of Cardno MM&A (Marshall Miller & Associates, Inc. dba Cardno MM&A)
24	Power of Attorney (see signature page)
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Associate for the Indenture for the 2019 Notes, incorporated by reference herein to Exhibit 25.1 to the Company’s Registration Statement on Form S-4, filed November 26, 2013
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Associate for the Indenture for the New Notes
99.1	Form of Letter of Transmittal

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